UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PROXY MATERIALS, DATED OCTOBER 12, 2022

DATE AND TIME To Be Held On December 16, 2022, at 9:00 am MT	LOCATION 4582 South Ulster Street, Suite 1450, Denver, CO 80237

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Apartment Investment and Management Company (“Aimco” or the “Company”) to be held on December 16, 2022, at 9:00 am Mountain Standard Time at Aimco’s corporate headquarters, 4582 South Ulster Street, Suite 1450, Denver, CO 80237, for the following purposes:

1.	To elect three directors, for a term of two years each, to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP, to serve as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022;

3.	To conduct an advisory vote on executive compensation; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Only stockholders of record at the close of business on October 26, 2022, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof.

Our 2022 proxy statement (the “Proxy Statement”) contains important information and you should read it carefully. Your vote is particularly important at the Annual Meeting. Land & Buildings Capital Growth Fund, LP (“Land & Buildings”) notified Aimco that it intends to nominate a slate of two nominees to stand for election as directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. You may receive a proxy statement, BLUE proxy card and other solicitation materials from Land & Buildings. The Company is not responsible for the accuracy of any information provided by, or relating to, Land & Buildings or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Land & Buildings or any other statements that Land & Buildings may otherwise make. Land & Buildings chooses which of our stockholders will receive Land & Building’s proxy solicitation materials.

After careful consideration, our Board of Directors does NOT endorse any of Land & Buildings’ nominees and unanimously recommends that you vote “FOR” the election of each of the 3 nominees proposed by the Board of Directors on your universal WHITE proxy card. The Board of Directors strongly urges you NOT to sign or return any BLUE proxy card sent to you by Land & Buildings. If you have previously submitted a BLUE proxy card sent to you by Land & Buildings, you can revoke that proxy and vote for our Board of Directors’ nominees and on the other matters to be voted on at the Annual Meeting by signing, dating and mailing the enclosed universal WHITE proxy card in the envelope provided. Only your latest dated proxy will be counted. Even if you would like to elect some or all of Land & Buildings’ nominees, we strongly recommend you use the Company’s WHITE proxy card to do so.

2022 PROXY STATEMENT

We strongly encourage you to read the accompanying Proxy Statement carefully and to use the enclosed universal WHITE proxy card to vote for the Board of Directors’ nominees, and in accordance with the Board of Directors’ recommendations on the other proposals, as soon as possible. You may vote your shares by signing and dating the enclosed universal WHITE proxy card and returning it in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting in person. For your convenience, you may also vote your shares via the Internet or by a toll-free telephone number by following the instructions on the enclosed universal WHITE proxy card. Please see the notice that follows for more information.

If your shares are held in street name through a broker, bank, trustee or other nominee, you are considered the beneficial owner of those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares. Without your voting instructions, because of the contested nature of the proposals, to the extent your broker, bank, trustee or other nominee provides you with Land & Buildings’ proxy materials, your broker, bank, trustee or other nominee may not vote your shares with respect to the election of directors (Proposal 1) or on any of the other proposals on the agenda for the Annual Meeting. Even if your broker, bank, trustee or other nominee does not provide you with Land & Buildings’ proxy materials, without your voting instructions, your broker, bank, trustee or other nominee may only vote your shares on proposals considered to be routine matters. The only routine matter being considered at the Annual Meeting is Proposal 2 (relating to the ratification of the independent registered public accounting firm). Proposals 1 and 3 and any other business that may properly come before the meeting or any adjournment thereof (other than Proposal 2) are considered non-routine matters. For non-routine matters, if you own your shares in street name, your shares will not be voted without your specific voting instructions. We encourage you to instruct your broker, bank, trustee or other nominee to vote your shares by following the instructions on the enclosed universal WHITE proxy card.

YOUR VOTE IS EXTREMELY IMPORTANT THIS YEAR IN LIGHT OF THE PROXY CONTEST BEING CONDUCTED BY LAND & BUILDINGS.

Holders of shares as of the close of business on October 26, 2022, the record date for voting at the Annual Meeting, are urged to submit a universal WHITE proxy card, even if your shares were sold after such date.

Thank you for your continued support. If you have any questions, please contact MacKenzie Partners, Inc. (“MacKenzie Partners”) our proxy solicitor assisting us in connection with the Annual Meeting. Stockholders, bankers and brokers may call toll-free at 800-322-2885, collect at 212-929-5500 or via email at proxy@mackenziepartners.com.

By order of the Board of Directors

Jennifer Johnson Secretary

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held on December 16, 2022.

We will send this notice (“Notice of 2022 Annual Meeting of Stockholders”), the accompanying proxy statement, the form of WHITE proxy card and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”), beginning on or about October 27, 2022 to stockholders of record as of October 26, 2022, the record date for voting at the Annual Meeting. This notice and proxy statement and our 2021 Annual Report are also available free of charge at www.viewourmaterial.com/aiv.

You may also obtain these materials at the Securities and Exchange Commission website at www.sec.gov or by contacting the Office of the Corporate Secretary, 4582 South Ulster Street, Suite 1450 Denver, Colorado 80237.

Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into and does not form a part of this proxy statement.

AIMCO

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our stockholder letter, Notice of 2022 Annual Meeting of Stockholders of Aimco and this proxy statement contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to, the statements in this document regarding future financing plans, including the Company’s expected leverage and capital structure; business strategies, prospects, and projected operating and financial results (including earnings and stockholder value), including facts related thereto, such as expected costs; future Company potential; future share repurchases; expected investment opportunities; and our 2022 pipeline investments and projects. We caution investors not to place undue reliance on any such forward-looking statements. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” “forecast(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are not guarantees of future performance, condition or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, among others, that may affect actual results or outcomes including, but not limited to: (i) the risk that the 2022 preliminary plans and goals may not be completed in a timely manner or at all, (ii) the inability to recognize the anticipated benefits of the pipeline investments and projects, (iii) whether NAV targets will be achieved; and (iv) changes in general economic conditions, including as a result of the COVID-19 pandemic. Although we believe that the assumptions underlying the forward-looking statements, which are based on management’s expectations and estimates, are reasonable, we can give no assurance that our expectations will be attained. Readers should carefully review the Company’s financial statements and the notes thereto, as well as the sections entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Item 1A of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, and the other documents the Company files from time to time with the SEC. These filings identify and address important risks uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These forward-looking statements reflect management’s judgment as of this date, and the Company assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

2022 PROXY STATEMENT

Explanatory Note

Apartment Investment and Management Company (“Aimco” or the “Company”), a Maryland corporation, is a self-administered and self-managed real estate investment trust, or REIT. On December 15, 2020, Aimco completed the separation of its business into two, separate and distinct, publicly traded companies, Aimco and Apartment Income REIT Corp. (“AIR”) (the “2020 Spin-Off”). Aimco OP L.P. (“Aimco Operating Partnership”) is the operating partnership in Aimco’s structure. Except as the context otherwise requires, “Company,” “we,” “our,” and “us” refer to Aimco, Aimco Operating Partnership, and their consolidated subsidiaries, collectively.

Aimco, through a wholly-owned subsidiary, is the general partner and directly is the special limited partner of Aimco Operating Partnership. As of June 30, 2022, Aimco owned 92.6% of the legal interest in the common partnership units of Aimco Operating

Partnership and 95% of the economic interest in Aimco Operating Partnership. The remaining 7.4% legal interest is owned by limited partners. As the sole general partner of Aimco Operating Partnership, Aimco has exclusive control of Aimco Operating Partnership’s day-to-day management.

Aimco Operating Partnership holds all of Aimco’s assets and manages the daily operations of Aimco’s business. Pursuant to the Aimco Operating Partnership agreement, Aimco is required to contribute to Aimco Operating Partnership all proceeds from the offerings of its securities. In exchange for the contribution of such proceeds, Aimco receives additional interests in Aimco Operating Partnership with similar terms (e.g., if Aimco contributes proceeds of a stock offering, Aimco receives partnership units with terms substantially similar to the stock issued by Aimco).

AIMCO

2022 PROXY STATEMENT

AIMCO

A MESSAGE FROM OUR CHAIRMAN OF THE BOARD AND OUR CHIEF EXECUTIVE OFFICER

DEAR FELLOW STOCKHOLDERS,

It gives us great pleasure to report to you on our accomplishments of the past year in execution of our clearly defined growth strategy, and to reiterate that Aimco’s Board of Directors is committed to maximizing and unlocking value for all stockholders.

Since Aimco’s spin-off of Apartment Income REIT Corp. (“AIR”) in December 2020, your new post-spin majority-independent and reconstituted Board of Directors (the “New Aimco Board”) has overseen a comprehensive transformation of Aimco’s legacy business, taking decisive actions to optimize performance, beginning with:

•

The appointment of the New Aimco Board with six of eight independent directors appointed in the past 21 months, adding a fresh perspective with relevant skills in the areas of real estate finance, capital markets, development and transactions, business operations, and board leadership; and

•

The appointment of a new executive management team, comprising seasoned real estate executives, also offering relevant experience and fresh perspectives in addition to a deep understanding of Aimco’s business operations, geographic markets, existing assets, corporate structure, and workforce.

Following the appointment of the New Aimco Board and installation of a new executive management team, the Company developed and communicated a new strategy for growth, focused on value add, opportunistic, and alternative investments, targeting the U.S. multifamily sector, as detailed in our October 2021 strategic overview and investor presentation.

Since that time, the Aimco strategy, team, and process has delivered the following results:

•	Created $100 million of value from the monetization of successfully executed development and redevelopment projects.

•

Secured significant, high-quality, future development opportunities, more than tripling Aimco’s controlled pipeline to a total potential of more than 15 million square feet, located in high-growth markets.

•	Retired or refinanced more than $1 billion of near-term liabilities, eliminating substantially all of our floating rate exposure.

•

Entered into a strategic capital partnership with Alaska Permanent Fund Corporation providing core equity capital for up to $1 billion of Aimco-led multifamily development projects and creating the opportunity to earn third-party management fees and incentive income.

•

Unlocked $265 million of asset value by selling three stabilized multifamily assets at prices above the values in our internal Net Asset Value estimate and by selling a partial interest in our passive minority investment in the life science developer, IQHQ, generating a greater than 50% internal rate of return.

In addition, Aimco has:

•

Built and maintained a highly qualified and dedicated team of real estate investment professionals, achieving an all-time Company record employee engagement score of 4.52, out of 5, based on independent third-party surveys.

•

Eliminated various legacy entanglements with AIR through the early repayment of the $534 million purchase money note, the reduction of leasehold liabilities from $475.1 million down to $6.1 million, and the amendment of key provisions of the master leasing agreement with AIR.

•

Acquired approximately 742,164 of our shares in the first half of 2022 at a weighted average price of $5.93 per share and increased the Company’s share repurchase authorization from 10 million to 15 million shares.

2022 PROXY STATEMENT	i

•

Held more than 80 individual meetings with more than 35 current and prospective stockholders in the past 13 months, including stockholders representing more than 80% in the aggregate of Aimco’s outstanding shares of common stock.

As a result of these decisive actions, the Company has delivered total stockholder returns of 44.8% as of the close of trading on September 30, 2022, significantly outperforming its identified developer peer group, the FTSE NAREIT Equity Apartments Index, the MSCI US REIT Index, the S&P 500, and the Russell 2000 over the 21-month period since the New Aimco Board and executive management team have been in place. During that period the Company has also established plans, assets, and a team to deliver continued value creation for Aimco stockholders over the years to come.

We consider ourselves fortunate to serve with a remarkable group of skilled, diverse, and dedicated colleagues on the New Aimco Board who have deep experience and a diversity of viewpoints. The New Aimco Board prioritizes transparency to stockholders, engagement with management, independent voices, and a collaborative approach.

Notwithstanding Aimco’s superior results and the appointment of the New Aimco Board, we were recently contacted by Jonathan Litt of Land & Buildings, who subsequently informed us of Land & Buildings’ intent to nominate alternative candidates to stand for election at the upcoming Annual Meeting. Since Land & Buildings’ outreach in early August of this year, the Aimco management team and the New Aimco Board have actively engaged with Land & Buildings, as we do with all Aimco stockholders, to seek to understand its views and opinions. Following several discussions with Land & Buildings, evaluation of its perspectives and review of its candidates, we strongly believe that Aimco’s three director nominees are best positioned to continue overseeing the Company’s growth and success. While we are open to continued dialogue with Land & Buildings, we believe that the alternative candidates are unlikely to bring any expertise or perspectives that are not already well represented in the Aimco boardroom and could disrupt the considerable momentum that the Company has built over the past 21 months.

The New Aimco Board and management team remains unwavering in their commitment to enhance value for all stockholders and act in your best interests at all times. We are confident that our nominees are the better choice to build on the success that Aimco has delivered. We strongly recommend that stockholders vote FOR the Company’s three director nominees on the universal WHITE proxy card. We invite you to review their experience and qualifications starting on page 22 of the proxy statement.

On behalf of the entire New Aimco Board, we appreciate your investment and support.

Robert A. Miller Chairman of the Board	Wes Powell Chief Executive Officer

ii	AIMCO

  PROXY SUMMARY

This summary is intended as an overview of the information found elsewhere in this proxy statement. Because this is only a summary, you should read the entire proxy statement before voting.

Annual Meeting of Stockholders

DATE AND TIME: December 16, 2022 9:00 am Mountain Standard Time	LOCATION: 4582 South Ulster Street Suite 1450 Denver, CO 80237	RECORD DATE: October 26, 2022

Meeting Agenda Voting Matters

This year, there are three company-sponsored proposals on the agenda for which your votes are being solicited.

Election of a director nominee pursuant to Proposal 1 will require a plurality of the votes cast with respect to that director nominee’s election, meaning that the three director nominees with the highest number of votes cast for their election will be elected to the Board of Directors (with abstentions and broker non-votes not counted as votes cast). If you mark a vote with respect to less than three (3) nominees in Proposal 1, your shares will only be voted FOR those nominees you have so marked. If you vote FOR more than three (3) nominees, all of your votes on Proposal 1 will be invalid and will not be counted.

Your vote will be especially important at this year’s Annual Meeting, in light of the proxy contest being conducted by Land & Buildings.

	Proposals	Board Voting Recommendations	Page

1.	Election of each director nominee.	FOR EACH OF THE BOARD OF DIRECTORS NOMINEES LISTED ON THE ENCLOSED UNIVERSAL WHITE PROXY CARD	18

2.	Ratification of the appointment of Ernst & Young as Aimco’s independent registered public accounting firm for 2022	FOR	48

3.	Non-binding advisory stockholder vote to approve the compensation paid to our named executive officers	FOR	56

You may receive solicitation materials from Land & Buildings, including proxy statements and BLUE proxy cards, seeking your proxy to vote for Land & Buildings’ two nominees. The Company is not responsible for the accuracy of any information provided by, or relating to, Land & Buildings or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Land & Buildings or any other statements that Land & Buildings may otherwise make. Land & Buildings chooses which of the Company’s stockholders will receive Land & Buildings proxy solicitation materials. The Board of Directors does NOT endorse the Land & Buildings nominees and urges you NOT to sign or return or vote any proxy card sent to you by Land & Buildings. If you have already voted using a BLUE proxy card sent to you by Land & Buildings, you can revoke

2022 PROXY STATEMENT	1

it by signing, dating and mailing the enclosed universal WHITE proxy card in the envelope provided. Even if you would like to elect some or all of Land & Buildings’ nominees, we strongly recommend you use the Company’s WHITE proxy card to do so. Only your latest dated proxy will be counted and any proxy may be revoked at any time prior to its exercise at the Annual Meeting. Voting to “WITHHOLD” with respect to any Land & Buildings nominee on a BLUE proxy card sent to you by Land & Buildings is NOT the same as voting for the Board of Directors’ nominees because a vote to “WITHHOLD” with respect to any Land & Buildings nominee on its BLUE proxy card will revoke any proxy you previously submitted. For example, this means that if you have submitted a proxy voting FOR the nominees recommended by the Board but later submit a proxy withholding your votes from the Land & Building nominees, your prior vote in favor of the nominees recommended by the Board will not be counted. For more information and up-to-date postings, please go to www.aimco.com under “Investors.” If you have any questions or need assistance in voting your shares, please call MacKenzie Partners, the firm assisting us in the solicitation. Stockholders, bankers and brokers may call toll free at 800-322-2885, collect at 212-929-5500 or via email at proxy@mackenziepartners.com.

2	AIMCO

  QUESTIONS AND ANSWERS ABOUT   THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

These proxy materials are being furnished to you in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting to be held on December 16, 2022 at 9:00 a.m. Mountain Standard Time at Aimco’s corporate headquarters, 4582 South Ulster Street, Suite 1450, Denver, CO 80237. The proxy materials include our Notice of 2022 Annual Meeting of Stockholders of Aimco Corporation, proxy statement and universal WHITE proxy card. Universal WHITE proxy cards are being solicited on behalf of our Board of Directors. The proxy materials include detailed information about the matters that will be discussed and voted on at the Annual Meeting and furnish you with the information you need in order to vote, whether or not you attend the Annual Meeting in person.

A copy of the 2021 Annual Report for the fiscal year ended December 31, 2021, accompanies these proxy materials. The Company’s Annual Report is not proxy soliciting material.

Can I access the proxy materials on the Internet?

Yes. The Company’s proxy statement and the 2021 Annual Report are available free of charge at www.viewourmaterial.com/aiv. You may also obtain these materials at the SEC website at www.sec.gov.

Has Aimco been notified that a stockholder intends to propose alternative director nominees at the Annual Meeting?

Yes. Land & Buildings has notified Aimco that Land & Buildings intends to nominate a slate of two nominees for election to the Board of Directors at the Annual Meeting in opposition to the nominees recommended by the Board of Directors. The Aimco Board of Directors does NOT endorse any Land & Buildings nominees and unanimously recommends that you vote “FOR” the election of each of the nominees proposed by the Board of Directors. The Board of Directors urges you NOT to sign or return or vote any BLUE proxy card sent to you by Land & Buildings. If you have already voted using a BLUE proxy card sent to you by Land & Buildings, you can revoke it by signing, dating and mailing the enclosed universal WHITE proxy card.

What does it mean if I receive more than one proxy card?

Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instructions forms for each of those accounts. If you receive more than one universal WHITE proxy card, your shares are registered in more than one name or are registered in different accounts. Please sign, date and return or otherwise submit your proxy with respect to each universal WHITE proxy card to ensure that all of your shares are voted.

Additionally, please note that Land & Buildings has stated its intention to nominate two for election as directors at the Annual Meeting. If Land & Buildings proceeds with its nominations, you may receive proxy solicitation materials from Land & Buildings, including an opposition proxy statement and a BLUE proxy card. The Board of Directors unanimously recommends that you disregard and do NOT return any BLUE proxy card you receive from Land & Buildings.

2022 PROXY STATEMENT	3

Voting to “WITHHOLD” with respect to any Land & Buildings nominee on a BLUE proxy card sent to you by Land & Buildings is NOT the same as voting for the Board of Directors’ nominees because a vote to “WITHHOLD” with respect to any Land & Buildings nominee on its BLUE proxy card will revoke any proxy you previously submitted. For example, this means that if you have submitted a proxy voting FOR the nominees recommended by the Board but later submit a proxy withholding your votes from the Land & Building nominees, your prior vote in favor of the nominees recommended by the Board will not be counted.

If you have already voted using Land & Buildings’ BLUE proxy card, you have every right to change your vote and revoke your prior proxy by signing and dating the enclosed universal WHITE proxy card and returning it in the postage-paid envelope provided, by voting via the Internet, or by telephone by following the instructions provided on the enclosed universal WHITE proxy card. Only the latest dated proxy you submit will be counted. If you have any question or need assistance voting, please call MacKenzie Partners, Aimco’s proxy solicitor. Stockholders, bankers and brokers may call toll-free at 800-322-2885, collect at 212-929-5500 or via email at proxy@mackenziepartners.com.

What is the difference between holding shares as a beneficial owner in street name and as a stockholder of record?

Without your voting instructions, because of the contested nature of the proposals, to the extent your broker, bank, trustee or other nominee provides you with Land & Buildings proxy materials, your broker, bank, trustee or other nominee may not vote your shares with respect to the election of directors (Proposal 1) or on any of the other proposals on the agenda for the Annual Meeting. Even if your broker, bank, trustee or other nominee does not provide you with Land & Buildings proxy materials, without your voting instructions, your broker, bank, trustee or other nominee may only vote your shares on proposals considered to be routine matters. The only routine matter being considered at the Annual Meeting is Proposal 2 (relating to the ratification of the independent registered public accounting firm). Proposals 1 and 3 and any other business that may properly come before the meeting or any adjournment thereof (other than Proposal 2) are considered non-routine matters. For non-routine matters, if you hold your shares in street name, your shares will not be voted without your specific voting instructions. We encourage you to instruct your broker, bank, trustee or other nominee to vote your shares by filling out and returning the enclosed universal WHITE proxy card.

How do I vote?

Aimco encourages stockholders to fill out and return the enclosed universal WHITE proxy card or vote by proxy via telephone or the Internet as instructed on your universal WHITE proxy card in advance of the Annual Meeting, even if you plan to attend the Annual Meeting.

What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares?

Without your voting instructions, your broker, bank, trustee or other nominee may not vote your shares with respect to the election of directors (Proposal 1) or on any of the other proposals on the agenda for the Annual Meeting. Even if your broker, bank, trustee or other nominee does not provide you with Land & Buildings’ proxy materials, without your voting instructions, your broker, bank, trustee or other nominee may only vote your shares on proposals considered to be routine matters. The only routine matter being considered at the Annual Meeting is Proposal 2 (relating to the ratification of the independent registered public accounting firm). Proposals 1 and 3 and any other business that may properly come before the meeting or any adjournment thereof (other than Proposal 2) are considered non-routine matters. For non-routine matters, if you hold your shares in street name, your shares will not be voted without your specific voting instructions. We encourage you to instruct your broker, bank, trustee or other nominee to vote your shares by following the instructions on the enclosed universal WHITE proxy card.

4	AIMCO

Can I change my vote?

Submitting another properly completed proxy card with a later date will have the effect of revoking any prior proxy that you have submitted, and changing your vote.

If you have previously signed a BLUE proxy card sent to you by Land & Buildings, you may change your vote and revoke your prior proxy by signing and dating the enclosed universal WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone following the instructions on the enclosed universal WHITE proxy card. Submitting a BLUE proxy card—even if you vote to “WITHHOLD” with respect to the Land & Buildings nominees—will revoke any votes you previously made via our universal WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board of Directors, you should disregard and NOT return any BLUE proxy card that you may receive from Land & Buildings, even as a protest vote against Land & Buildings.

Is the Company using a universal proxy card in connection with voting at the Annual Meeting?

Yes. The SEC has adopted new rules requiring the use of a universal proxy card in contested director elections that took effect on August 31, 2022 (the “New Rules”). As the Annual Meeting will be held on December 16, 2022, the New Rules are applicable to the 2022 Annual Meeting. Nominees from both the Company and Land & Buildings will be included in the universal proxy card, however, your Board of Directors unanimously recommends using the WHITE universal proxy card and vote “FOR ALL” of the nominees proposed by the Board of Directors.

What is an under vote and over vote and how does it impact the universal proxy card?

Under votes means instances in which a stockholder returns a universal proxy card in a director election contest but does not exercise a vote with respect to all three seats up for election at the 2022 Annual Meeting. Over votes means instances in which a stockholder returns a universal proxy card in a director election but marks votes “FOR” more than the three of seats up for election at the 2022 Annual Meeting.

What happens if I return a WHITE universal proxy card but give voting instructions for more than 3 candidates?

An “overvote” occurs when a stockholder submits more votes “FOR” director nominees than there are Board of Director seats up for election.

To the extent an overvote (e.g., voting “FOR” with respect to more than 3 nominees on Proposal 1) occurs on a record holder’s WHITE universal proxy card, all of such record holder’s votes on Item 1 regarding nominees will be invalid and will not be counted.

What happens if I return a WHITE universal proxy card but give voting instructions for less than 3 candidates?

An undervote occurs when a stockholder submits less votes “FOR” director nominees than there are Board of Director seats up for election (and has not indicated a vote “WITHHOLD” for the remaining directors).

To the extent an undervote (e.g., voting “FOR” with respect to fewer than 3 nominees on Proposal 1) occurs on a record holder’s WHITE universal proxy card, your shares will only be voted FOR those nominees you have so marked and any remaining votes on Proposal 1 shall not be voted and will have the same effect as a vote to “WITHHOLD” for the other nominees.

If I want to vote for one or more of Land & Buildings’ nominees can I use the WHITE universal proxy card?

Yes, if you would like to elect some or all of Land & Buildings’ nominees, we strongly recommend you use the Company’s WHITE proxy card to do so.

2022 PROXY STATEMENT	5

What happens if Land & Buildings withdraws or abandons its solicitation or fails to comply with the new rules and I already granted proxy authority in favor of Land & Buildings?

Stockholders are encouraged to submit their votes on the WHITE universal proxy card. If Land & Buildings withdraws or abandons its solicitation or fails to comply with the universal proxy rules after a stockholder has already granted proxy authority, stockholders can still sign and date a later submitted WHITE universal proxy card.

If Land & Buildings withdraws or abandons its solicitation or fails to comply with the universal proxy rules any votes cast in favor of Land & Buildings nominees will be disregarded and not be counted, whether such vote is provided on the Company’s WHITE universal proxy card or the Land & Buildings proxy card.

What vote is necessary to approve each matter to be voted on at the Annual Meeting?

Proposal	Voting Options	Vote Required for Approval	Abstentions	Broker Non-Votes	Broker Discretionary Vote Permitted	Board’s Voting Recommendation

1. Election of Directors	“FOR” up to three Nominees in total or “WITHHOLD”	Affirmative vote of the holders of a plurality of the votes cast.	NOT COUNTED	NOT COUNTED	NO	FOR the election of each of the Board of Director’s director nominees

2. Ratify the appointment of Ernst & Young LLP as Aimco’s independent registered public accounting firm for 2022	“FOR” or “AGAINST” or “ABSTAIN” from voting	Affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposal.	COUNTED as votes Against	NOT COUNTED	YES*	FOR

3. Approve, in a non-binding advisory vote, on executive compensation	“FOR” or “AGAINST” or “ABSTAIN” from voting	Affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposal.	COUNTED as votes Against	NOT COUNTED	NO	FOR

4. Approve such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.	“FOR” or “AGAINST” or “ABSTAIN” from voting	Affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposal.	COUNTED as votes Against	NOT COUNTED	NO	FOR

*

If you do not provide your broker with voting instructions regarding Proposal 2, they will have discretionary authority to vote your shares on Proposal 2 only to the extent that they have not provided you with Land & Buildings proxy materials.

6	AIMCO

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

4582 SOUTH ULSTER STREET, SUITE 1450 DENVER, COLORADO 80237

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 16, 2022

We will send this notice, the accompanying Proxy Statement, the form of WHITE proxy card and the 2021 Annual Report, beginning on or about October 27, 2022 to stockholders of record as of October 26, 2022, the record date for voting at the Annual Meeting. This notice and proxy statement and our 2021 Annual Report are also available free of charge at www.viewourmaterial.com/aiv.

The Board of Directors (the “Board”) of Apartment Investment and Management Company (“Aimco” or the “Company”) is sending these proxy materials to stockholders of record as of the close of business on the record date, October 26, 2022 (the “Record Date”) and has made them available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail. We are furnishing this Proxy Statement in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting, and at any and all adjournments or postponements thereof. The Annual Meeting will be held on December 16, 2022, at 9:00 a.m. Mountain Standard Time at Aimco’s corporate headquarters, 4582 South Ulster Street, Suite 1450, Denver, CO 80237.

Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the Internet. The Notice of 2022 Annual Meeting of Stockholders, the accompanying proxy statement, the form of WHITE proxy card and our 2021 Annual Report are available free of charge at www.viewourmaterial.com/aiv. All stockholders will have the ability to access the proxy materials over the Internet and request a printed copy of the proxy materials by mail.

This solicitation is made on behalf of the Board. Costs of the solicitation will be borne by Aimco. Further solicitation of proxies may be made by telephone,

fax, other means of electronic communication, or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company has retained the services of MacKenzie Partners for an estimated fee of $375,000, plus out-of-pocket expenses, to assist in the solicitation of proxies from brokerage houses, banks, and other custodians or nominees holding stock in their names for others. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders.

Holders of record of the Class A Common Stock of the Company (“Common Stock”) as of the Record Date, are entitled to receive notice of, and to vote at, the Annual Meeting. Each share of Common Stock entitles the holder to one vote. At the close of business on October 6, 2022, there were 152,064,521 shares of Common Stock issued and outstanding. The Company expects to provide updated figures as of October 26, 2022, once available.

Whether you are a “stockholder of record” or hold your shares through a broker or nominee (i.e., in “street name”) you may direct your vote without attending the Annual Meeting in person.

If you are a stockholder of record, you may vote via the Internet by following the instructions at www,cesvote.com. If you request printed copies of the proxy materials by mail, you may also vote by signing your proxy card and returning it by mail or by submitting your vote by telephone. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

2022 PROXY STATEMENT	7

If you are the beneficial owner of shares held in street name, you may be eligible to vote your shares electronically over the Internet by following the instructions on the enclosed voting instruction card. If you request printed copies of the proxy materials by mail, you may also vote by signing the voting instruction card provided by your bank or broker and returning it by mail. If you provide specific voting instructions by mail or the Internet, your shares will be voted by your broker or nominee as you have directed.

The persons named as proxy holders are officers of Aimco. All proxies properly submitted in time to be counted at the Annual Meeting will be voted in accordance with the instructions contained therein. If you submit your proxy on the WHITE card without voting instructions, your shares will be voted in accordance with the recommendations of the Board. Proxies may be revoked at any time before voting by filing a notice of revocation with the Corporate Secretary of the Company, by filing a later dated proxy with the Corporate Secretary of the Company, or by voting in person at the Annual Meeting.

You are entitled to attend the Annual Meeting only if you were an Aimco stockholder or joint holder as of the Record Date or if you hold a valid proxy for the Annual Meeting. If you are not a stockholder of record but hold shares in street name, you should provide proof of beneficial ownership as of the

Record Date, such as your most recent account statement prior to October 26, 2022, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. If you are a beneficial owner of shares and do not provide your broker, as stockholder of record, with voting instructions, your broker has authority under applicable stock market rules to vote those shares for or against “routine” matters at its discretion. At the Annual Meeting, the following matters are not considered routine: the election of directors and the advisory vote on executive compensation. Where a matter is not considered routine, shares held by your broker will not be voted (a “broker non-vote”) absent specific instructions from you, which means your shares may go unvoted on those matters and not affect the outcome if you do not specify a vote. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum.

The principal executive offices of the Company are located at 4582 South Ulster Street, Suite 1450, Denver, Colorado 80237.

8	AIMCO

BUSINESS HIGHLIGHTS

Significant accomplishments since the separation from AIR Communities and announcement of new strategic focus in December 2020

Secured significant future development opportunities in key target markets of South Florida, Washington, D.C. and Denver Metro Regions, more than tripling Aimco's controlled pipeline to 15 million square feet

Created $100 million of value from the monetization of successfully executed development and redevelopment projects totaling 865 residential units

Refinanced or retired more than $1 billion of near-term liabilities and eliminated substantially all floating rate exposure. Today, Aimco's debt is primarily fixed-rate with an average term to maturity of 8.4 years

Sourced third party capital and entered into strategic partnership with Alaska Permanent Fund Corporation to provide equity capital for up to $1B of Aimco-led multifamily development projects

Repurchased approximately 742,000 shares in the first half of 2022 and increased the Company’s share repurchase authorization from 10 million to 15 million shares

Sold three stabilized multifamily assets and a partial interest in life science developer IQHQ, unlocking $265M of asset value which exceeded the values used in Aimco's internal NAV estimate

Execution of Defined Strategy Delivering Results

Aimco’s total return strategy includes value add, opportunistic, and alternative investments that offer the prospect of outsized returns on a risk adjusted basis, while maintaining an allocation to stabilized properties.

Total stockholder returns of 45% since the separation from AIR Communities in December 2020 through September 30, 2022, outperforming peers[2] and the Russell 2000

[1]	Spin date as of December 15, 2020

[2]	Includes AHH, CLPR, CSR, FOR, FPH, HHC, IRT, JBGS, JOE, STRS, TRC, VRE, and WRE (per AIV 2021 10-K); represents simple average

2022 PROXY STATEMENT	9

EXECUTIVE COMPENSATION HIGHLIGHTS COMPENSATION THAT INCENTIVIZES RELATIVE OUTPERFORMANCE OVER THE LONG TERM

“Say on Pay” approved EVERY YEAR since first introduced in 2011	99% voted FOR “SAY ON PAY” in 2021

CEO Pay Components

TARGET TOTAL COMPENSATION

at 80% of peer group median

ANNUAL CASH BONUS

100% based on corporate goals

ANNUAL LONG-TERM

INCENTIVE (LTI) EQUITY

AWARDS

100% at risk, based entirely on

relative TSR over forward looking

3-Year period

Annual Cash Bonus Program Outcome

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE (“ESG”) HIGHLIGHTS GOVERNANCE

Strong Governance

STOCKHOLDER OUTREACH

We have engaged with stockholders holding at least 2/3 of our outstanding shares each of the past 5 years. In 2021-2022, we have engaged with stockholders representing more than 80% of our outstanding shares, and we have always made our Board members available for engagement discussions.

OUR RESPONSES TO STOCKHOLDER INPUT Year Added

  Enhanced Financial Disclosure 2022

  Reporting to Task Force on Climate- Related Financial Disclosures (TCFD) 2022

  Refreshed ESG Policies and New Human Rights Policy 2022

  Enhanced Environmental Disclosure 2021

  Disclosure of Human Capital Diversity 2021

  Board Refreshment 2020 & 2021

  Separation of Chairman & CEO 2020

  Disclosure regarding Board Oversight of Political & Lobbying Expenditures 2020

  Disclosure regarding Performance of “In Progress” LTI Awards 2020

  ESG Disclosure 2018

  Matrix of Director Qualifications & Expertise 2017

  More Detailed Management Succession Disclosure 2017

  More Graphics in Disclosure 2017

  Proxy Access 2016

  LTI Program Overhaul 2015

  Double Trigger Change in Control Provisions 2015

  Claw Back Policy 2015

  Commitment to not Provide Future Excise Tax Gross-Ups 2015

NEW AIMCO BOARD & COMPOSITION

40% diverse by gender and race/ethnicity	6.6 year average director tenure compared to S&P 500 average director tenure of 7.8 years[3]	Plan in place to declassify Board of Directors by 2024

PROXY ACCESS SINCE 2016, OUR BYLAWS PERMIT:	A stockholder (or group of up to 20 stockholders) owning 3% or more of our outstanding common stock continuously for at least 3 years to nominate and include in our proxy materials director candidates constituting up to the greater of 2 individuals or 20% of the Board, if the nominee(s) satisfy the requirements specified in our bylaws

[3]	According to SpencerStuart 2022 S&P 500 New Director Snapshot

2022 PROXY STATEMENT	11

     ENVIRONMENTAL, SOCIAL, AND GOVERNANCE (“ESG”) HIGHLIGHTS

     SOCIAL

Commitment to Our Human Capital

Aimco continuously invests in our teammates and company culture to ensure employee satisfaction, health, and wellbeing.

WORKPLACE FLEXIBILITY

Aimco has had a longstanding policy of offering flexibility to our teammates in attending to personal and family matters during the workweek

PARENTAL LEAVE BENEFIT

16 WEEKS of paid parental leave for mothers and fathers

HEALTHY WORK ENVIRONMENTS

Ergonomic office furniture, including adjustable height desks

Incorporation of biophilic design: spatial design promoting natural light, indoor plants that absorb indoor toxins and naturally stabilize humidity levels

Access to free healthy snacks and drinks

HIGHLY ENGAGED TEAM

Record 4.52 (out of 5 stars) team engagement for 2022 92% employee response rate

Recognized in 2022 with Healthiest Employers Awards in South Florida and Denver, ranking #1 in its category for South Florida and a top scorer in Denver’s medium sized employer category.

The Healthiest Employers Awards honor companies with policies and initiatives promoting the health and well-being of their employees. Healthiest Employers takes a holistic view of worksite health, evaluating the extent of leadership team buy-in, including how well they understand the needs of the employee population and how they proactively support wellbeing.

12	AIMCO

     ENVIRONMENTAL, SOCIAL, AND GOVERNANCE (“ESG”) HIGHLIGHTS

     SOCIAL / ENVIRONMENTAL

Commitment to Community

Teammates turn their passion for community service into action through Aimco Cares, which gives teammates 15 paid hours each year to apply to volunteer activities of their choosing.

Our Aimco Cares program was recognized in 2022 with a community service award by Multifamily Executive.

In 2022, Aimco formed a partnership with Camillus House, pledging $1M over four years to the expansion of Camillus House’s workforce development programs. This includes the funding of scholarships to remove barriers to employment for those seeking to obtain and maintain jobs. The Aimco team will also volunteer at biannual organized events. Aimco sees this partnership as an important extension of the investments Aimco has made in the Miami market.

Commitment to Conservation & Sustainability

CLIMATE RISK Reporting to Task Force on Climate-Related Financial Disclosures in 2022.

LED LIGHTING

RESIDENT AND OFFICE RECYCLING

KEYLESS ENTRY	SMART THERMOSTATS	WATER SENSORS

Parc Mosaic in Boulder, CO

LEED Gold Certified

Oak Shore in Corte Madera, CA

Currently building to LEED Gold

standards

Upton Place in Washington, D.C.

Currently building to LEED Silver

standards, Fitwel Wellness; includes

a 267kW Solar Power Farm

Redevelopment of the Hamilton in Miami, FL

Retained the building’s original footprint, significantly reducing construction waste. Installed weatherproofed glass throughout the building and modernized fixtures, plumbing lines, HVAC systems, lighting, and elevators. Proactively wired the existing below-grade garage for EV charging stations. Re-established native landscaping. Rebuilding the sea wall bordering the property to provide protection for coastal communities in the event of flooding, storm surges, and long-term sea-level rise, and adding lime rock boulders to the outside of the sea wall to create a habitat for marine life.

2022 PROXY STATEMENT	13

     BACKGROUND OF SOLICITATION

In the fall of 2020, Aimco’s board of directors at such time (the “Pre-Spin Board”) decided to pursue the spin-off of what would become Apartment Income REIT Corp. (“the “2020 Spin-Off” and “AIR”, respectively) as a result of a comprehensive review by the Pre-Spin Board and pre-spin management (“Pre-Spin Management”), working closely with multiple outside financial, legal, and tax advisors, on a broad range of alternatives and transactions after the Pre-Spin Board determined that pursuing the 2020 Spin-Off represented the best opportunity to enhance value for all stockholders in the near-term while preserving optionality for further value creation moving forward.

Following the public announcement of the planned 2020 Spin-Off, Jonathan Litt and Corey Lorinsky, representatives of Land & Buildings, contacted and spoke with Pre-Spin Management regarding the planned 2020 Spin-Off. During the fall of 2020, Land & Buildings solicited consents from Aimco’s stockholders seeking to call a special meeting to approve a non-binding advisory resolution related to the 2020 Spin-Off. Aimco’s Pre-Spin Board set a record date for the Land & Buildings 2020 solicitation of November 4, 2020. On November 11, 2020, Land & Buildings informed the Pre-Spin Board and Pre-Spin Management that it had obtained written requests representing approximately 43.3% of Aimco’s outstanding common stock, which satisfied the prerequisite level required under Aimco’s Bylaws at such time. On November 19, 2020, Aimco’s Pre-Spin Management informed Land & Buildings that, under Aimco’s Bylaws, Land & Buildings was required to pay certain costs of preparing and mailing a notice of the special meeting before Aimco was required to call the special meeting, and that the special meeting was unlikely to occur prior to completion of the 2020 Spin-Off. Land & Buildings did not complete the steps required to call a special meeting.

The following facts are important when discussing the 2020 Spin-Off:

•	The 2020 Spin-Off was completed on December 15, 2020, resulting in approximately 90% of the Company’s pre-2020 Spin-Off gross asset value (“GAV”) being separated into the new entity known as AIR

•	The 2020 Spin-Off was designed, implemented and executed by the Pre-Spin Board and Pre-Spin Management team of Aimco

•

The Pre-Spin Board and almost all of the Pre-Spin Management of Aimco became the post-spin board of directors and management of AIR and resigned from their positions at Aimco, other than three continuing Aimco directors (two of whom ceased to serve as directors of AIR after one year)

•

In conjunction with the 2020 Spin-Off, a new post-spin majority-independent and reconstituted board of directors (the “New Aimco Board”) and new executive management team were put in place by, among other things:

•

The appointment of six new Aimco directors to replace resigning members of the Pre-Spin Board after a thorough search process assisted by Ferguson Partners, a leading executive and board search firm with deep expertise in the real estate industry. Over 80 candidates were identified and 21 interviews were conducted by Aimco, resulting in six of Aimco’s eight independent directors having been added within the past two years, five of whom were first introduced to the Pre-Spin Board and Pre-Spin Management through the search process, while Jay Leupp was previously known due to his equity research covering the REIT industry

14	AIMCO

as the lead REIT equity research analyst at Royal Bank of Canada and at Robertson Stevens & Co, while retaining three directors with complementary skillsets and important historical knowledge of Aimco’s business operations

•	The appointment of a new chief executive officer, chief financial officer, and general counsel to replace resigning members of Pre-Spin Management

•	The separation of Aimco’s board chair and chief executive officer positions and the appointment of a new chairman of the board

The 2020 Spin-Off was completed on December 15, 2020. In connection with the 2020 Spin-Off, a decision was made by the Pre-Spin Board to classify the Board to ensure a period of continuity for the New Aimco Board, and to allow adequate time for their revised business strategy to be established. The Pre-Spin Board self-classified the board of directors of Aimco and provided that such classification would expire at Aimco’s 2024 annual meeting of stockholders.

During the 21 month period the New Aimco Board and executive management team have been in place, Aimco has delivered total stockholder returns of approximately 44.8% as of the close of trading on September 30, 2022, significantly outperforming its identified developer peer group, the FTSE NAREIT Equity Apartments Index, the MSCI US REIT Index, the S&P 500 and the Russell 2000.

From the 2020 Spin-Off until August 3, 2022, there were no discussions between Aimco and Land & Buildings, and no representatives of Land & Buildings attempted to contact Aimco or the Board. Following the 2020 Spin-Off, Aimco did not have knowledge of Land & Buildings’ ownership interest until Aimco was notified of Land & Buildings position in August 2022. On August 3, 2022, Jonathan Litt of Land & Buildings left a voicemail message for Aimco’s CEO, Wes Powell, requesting a time to speak. Mr. Powell returned Mr. Litt’s call the same day. In that call, Mr. Litt indicated that Land & Buildings is a stockholder of Aimco and, among other matters, asked about Aimco’s recent public announcements. Mr. Litt also asked for a follow-up discussion with Aimco management after Aimco’s upcoming earnings release, and a video conference was scheduled for August 5, 2022.

On August 5, 2022, Wes Powell, Lynn Stanfield, CFO, Jennifer Johnson, general counsel, and Matt Foster, head of investor relations, met by video conference with Jonathan Litt and Corey Lorinsky of Land & Buildings. As part of concluding the discussion, the representatives from Land & Buildings indicated that they needed to reflect, and that if Land & Buildings decided to “do something” they would prefer to engage on a friendly basis and would provide Aimco with their thoughts on how Aimco could increase its trading price relative to NAV.

During the course of August 2022, representatives from Aimco management contacted Land & Buildings to schedule a follow-up meeting in the ordinary course of investor outreach, and a video conference was scheduled for September 6, 2022.

On September 6, 2022, Wes Powell, Lynn Stanfield, Jennifer Johnson, and Matt Foster met with Jonathan Litt and Corey Lorinsky of Land & Buildings by video conference. Among other matters, the representatives from Land & Buildings asked various questions about Aimco’s business and offered certain generalized thoughts on how Aimco could improve its trading price (which were already in process).

On September 9, 2022, Land & Buildings Capital Growth Fund, LP (“L&B Capital”) submitted a notice to Aimco that it intends to nominate three individuals (namely, Michelle Applebaum, James P. Sullivan, and Babak Zenouzi) for election at Aimco’s 2022 annual meeting of stockholders, in which L&B Capital reserved the right to withdraw certain or all of its nominees and purported to reserve a right to nominate additional nominees.

2022 PROXY STATEMENT	15

On September 12, 2022, Land & Buildings sent a letter to the New Aimco Board, in which, among other matters, Land & Buildings criticized various actions taken by the Pre-Spin Board and Pre-Spin Management including the 2020 Spin-Off.

On September 14, 2022, Aimco invited representatives from Land & Buildings to meet with certain members of the New Aimco Board, and a meeting was scheduled for September 20, 2022.

On September 20, 2022, Aimco independent directors Patricia Gibson and Jay Leupp, along with Wes Powell, Jennifer Johnson, and Matt Foster representing Aimco management, met with Jonathan Litt and Corey Lorinsky of Land & Buildings by video conference. Among other matters, the representatives from Land & Buildings repeated certain demands and criticisms of the Pre-Spin Management and Pre-Spin Board contained in the September 12, 2022 letter to the Board.

On September 28, 2022, Wes Powell contacted Land & Buildings to inform them that Aimco would be filing its preliminary proxy statement and shortly thereafter filed a preliminary proxy statement.·

On September 30, 2022, Land & Buildings submitted a notice to Aimco that it was withdrawing its nomination of Mr. Zenouzi, and that its nomination of Ms. Applebaum and Mr. Sullivan, who we refer to as the “Land & Buildings nominees”) for election at Aimco’s annual meeting of stockholders remained in effect.

On September 30, 2022, Land & Buildings filed a preliminary proxy statement.

On October 12, 2022, Aimco filed this definitive proxy statement.

16	AIMCO

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Pursuant to Aimco’s Articles of Restatement and Articles Supplementary (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”) the Board is currently classified into three classes, denominated as Class I, Class II, and Class III. Classes II and III serve until the 2022 and 2023 annual meetings of Aimco’s stockholders, respectively, at which annual meetings each Class will be elected to a term expiring at the 2024 annual meeting of Aimco’s stockholders, at which time the term for Class I, which was reelected at the 2021 annual meeting of Aimco’s stockholders, also expires. Aimco’s Bylaws currently authorize a Board consisting of not fewer than three directors; the Board currently consists of 10 directors.

In connection with the 2020 Spin-Off, a decision was made by the Pre-Spin Board to classify the Board to ensure a period of continuity for the newly formed Board and new business strategy to be established. The Board was 70% refreshed at the time of and immediately following the 2020 Spin-Off.

From and including the 2024 annual meeting, the Board will no longer be classified, and each director will be elected annually for a term of one year expiring at the next succeeding annual meeting.

The Class I and Class III directors are:

Director Name	Class	Term Expires

Terry Considine	III	2023

Robert A. Miller	III	2023

Wes Powell	III	2023

Deborah Smith	III	2023

Quincy L. Allen	I	2024

Patricia L. Gibson	I	2024

Kirk A. Sykes	I	2024

The Class II nominees recommended for election to the Board selected by the Nominating, Environmental, Social, and Governance Committee of the Board and nominated by the Board to be voted upon at the Annual Meeting are:

Director Nominee	Class	Term Expires

Jay Paul Leupp	II	2024

Michael A. Stein	II	2024

R. Dary Stone	II	2024

Messrs. Leupp and Stone were elected to the Board in December 2020 after having been identified and recommended to the Nominating, Environmental, Social, and Governance Committee by a third-party search firm. Mr. Stein was first elected to the Board in October 2004. None of the Class II nominees or continuing directors (other than Messrs. Considine and Powell) are employed by, or affiliated with, Aimco, other than by

2022 PROXY STATEMENT	19

virtue of serving as directors of Aimco. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of Messrs. Leupp, Stein, and Stone to hold office as Class II directors for a term of two years until their successors are duly elected and qualified at the 2024 Annual Meeting of Stockholders. All nominees have advised the Board that they are able and willing to serve as directors.

If any nominee becomes unavailable for any reason (which is not anticipated), the shares represented by the proxies may be voted for such other person or persons as may be determined by the holders of the proxies (unless a proxy contains instructions to the contrary). In no event will the proxy be voted for more than three nominees.

In addition, Appendix B sets forth information relating to our directors, nominees for directors and certain of our officers and employees who may be considered “participants” in our solicitation of proxies under the applicable SEC rules by reason of their position as directors or officers of the Company, as nominees for directors or because they may be soliciting proxies on our behalf.

Aimco’s Bylaws generally provide that the election of a director nominee will be by a majority of the votes cast and voting affirmatively or negatively with respect to the nominee at a meeting for the election of directors at which a quorum is present. However, the election of a director nominee will be by a plurality of the votes cast in a contested election, where the number of nominees for director exceeds the number of directors to be elected 10 days in advance of the date that the Company files its definitive proxy statement (regardless of whether or not such definitive proxy statement is thereafter revised or supplemented) with the SEC for the meeting at which directors are to be elected. Our Corporate Secretary has determined that the election at the Annual Meeting is a contested election because nomination of Land & Buildings’ nominees means that the number of nominees exceeds the number of directors to be elected. Accordingly, the provisions of the Bylaws relating to majority voting for directors will not be applicable to the Annual Meeting and pursuant to the Bylaws, plurality voting will apply at the Annual Meeting. Accordingly, unless the Land & Buildings nominees are not actually nominated by Land & Buildings at the 2023 Annual Meeting, the three (3) director nominees receiving the highest number of shares voted “FOR” the nominee’s election will be elected to the Board of Directors. Shares that are not voted in the election of directors, including abstentions and broker non-votes, have no direct effect in the election of directors. Those shares, however, are taken into account in determining whether a sufficient number of shares are present to establish a quorum.

Pursuant to our Bylaws, written notice by stockholders of qualifying nominations for election to our Board of Directors must have been received by our Corporate Secretary by September 10, 2022. We did not receive any such nominations other than the nominations from Land & Building, and no other nominations for election to our Board may be made by stockholders at the Annual Meeting.

In an uncontested election at the meeting of stockholders, any nominee to serve as a director of the Company will be elected if the director receives a vote of the majority of votes cast, which means that the number of shares voted “for” a director exceeds the number of votes “against” that director. If a nominee who currently is serving as a director receives a greater number of “against” votes for his or her election than votes “for” such election (a “Majority Against Vote”) in an uncontested election, Maryland law provides that the director would continue to serve on the Board as a “holdover director.” However, under Aimco’s Bylaws, any nominee for election as a director in an uncontested election who receives a Majority Against Vote is obligated to tender his or her resignation to the Board for consideration following certification of the vote. The Nominating, Environmental, Social, and Governance Committee will consider any resignation and recommend to the Board whether to accept it. The Board is required to take action with respect to the Nominating, Environmental, Social, and Governance Committee’s recommendation.

20	AIMCO

For purposes of the election of directors, abstentions or broker non-votes as to the election of directors will not be counted as votes cast and will have no effect on the result of the vote. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the election of the three nominees named above as directors.

Under applicable SEC rules and regulations, members of the Board of Directors, the Board of Directors’ nominees, and certain officers and certain other employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. Certain required information regarding these “participants” is set forth in Appendix B to this proxy statement.

The Board of Directors unanimously recommends using the enclosed universal WHITE proxy card to vote “FOR” each of the Board of Directors’ three (3) nominees for director. Land & Buildings has provided the Company with notice that it intends to nominate three nominees for election as directors at the Annual Meeting. As a result, the election of directors is considered a contested election, meaning the three (3) nominees receiving the largest pluralities of the votes cast will be elected.

The Board of Directors unanimously recommends that you disregard any proxy card that may be sent to you by Land & Buildings. Voting to “WITHHOLD” with respect to Land & Buildings’ nominees on its proxy card is not the same as voting “FOR” our Board of Directors’ nominees, because a vote to “WITHHOLD” with respect to Land & Buildings’ nominees on its proxy card will revoke any previous proxy submitted by you. For example, this means that if you have submitted a proxy voting “FOR” the nominees recommended by the Board but later submit a proxy withholding your votes from the Land & Building nominees, your prior vote in favor of the nominees recommended by the Board will not be counted. If you mark a vote with respect to less than three (3) nominees in Proposal 1, your shares will only be voted FOR those nominees you have so marked. If you vote FOR more than three (3) nominees, all of your votes on Proposal 1 will be invalid and will not be counted. If you have already voted using a BLUE proxy card sent to you by Land & Buildings, you can revoke it by signing, dating and returning the enclosed universal WHITE proxy card. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Although the Company is required to include all nominees for election on its universal proxy card, for additional information regarding Land & Buildings nominees and any other related information please refer to Land & Building’s proxy statement. Even if you would like to elect some or all of Land & Buildings’ nominees, we strongly recommend you use the Company’s WHITE proxy card to do so. Stockholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the universal WHITE proxy card) when filed by the applicable party with the SEC in connection with the 2022 Annual Meeting at the SEC’s website (http://www.sec.gov).

2022 PROXY STATEMENT	21

     BOARD OF DIRECTORS

The New Aimco Board is composed of ten highly qualified directors who bring strong skills, industry experience and track records of driving value. Six of eight independent directors have joined the Board within the past two years, demonstrating a commitment to refreshment and providing fresh perspectives through their varied backgrounds.

The directors of the Company, their ages, dates they were first elected a director, and their positions on the Board are set forth below.

Name	Age	First Elected	Position

Wes Powell	43	December 2020	Director (Class III), President and Chief Executive Officer

Quincy L. Allen	52	December 2020	Director (Class I)

Terry Considine	75	July 1994	Director (Class III)

Patricia L. Gibson	60	December 2020	Director (Class I), Chairman of the Aimco-AIR Transactions Committee

Jay Paul Leupp	59	December 2020	Director (Class II), Chairman of the Audit Committee

Robert A. Miller	76	April 2007	Chairman of the Board of Directors (Class III)

Deborah Smith	49	January 2021	Director (Class III)

Michael A. Stein	73	October 2004	Director (Class II), Chairman of the Investment Committee

R. Dary Stone	69	December 2020	Director (Class II), Chairman of the Nominating, Environmental, Social, and Governance Committee

Kirk A. Sykes	64	December 2020	Director (Class I), Chairman of the Compensation and Human Resources Committee

22	AIMCO

The following is a biographical summary of the current directors of the Company.

WES POWELL President and Chief Executive Officer, Aimco Age: 43 Director since 2020

Experience

•  President and Chief Executive Officer, (2020 – present) Executive Vice President, Redevelopment and Acquisitions (2018 – 2020), Senior Vice President, Redevelopment with responsibility for the eastern region (2013 to 2018), held various positions, including Asset Manager, Director, and Vice President of Redevelopment, (2004 – 2013), Aimco

•  Staff Architect, Ai Architecture (now Perkins & Will)

Qualifications

•  Real Estate, Property / Asset Management and Operations, Capital Markets, Development and Construction, Investment and Finance gained through his experience overseeing Aimco’s redevelopment and development activities nationally, leading acquisitions in the eastern U.S., and prior responsibilities as an Asset Manager for the company

•  Mr. Powell also brings expertise in Business Operations, Financial Expertise and Literacy, Talent Development and Management

Education

•  B.EnvD, University of Colorado School of Architecture and Urban Planning

•  MBA, Northwestern’s Kellogg School of Management

Organizations • Urban Land Institute, Member • National Multi Housing Council, Member Committees • None

2022 PROXY STATEMENT	23

QUINCY L. ALLEN Co-Founder and Managing Partner, Arc Capital Partners Age: 52 Independent Director since 2020

Experience

•  Co-Founder and Managing Partner, Arc Capital Partners, a Los Angeles real estate investment firm that specializes in urban mixed-use properties (2013 to present)

•  Managing Director and investment committee member of the Canyon-Johnson Urban Funds (partnership between Canyon Partners and Earvin “Magic” Johnson), Canyon Partners (2003 – 2013)

•  Executive focused on workouts and portfolio management, Lazard Frères (2000 – 2002)

•  Vice President, Archstone Communities. a leading national multifamily REIT focused on apartments in urban locations (1997-2000)

•  Began real estate investment career at Security Capital Group focused on the multifamily and industrial (Prologis) platforms (1996 – 1997)

Qualifications

•  Real Estate, Development, Investment, Finance and Business Operations gained through his experience at Arc Capital, where Mr. Allen is responsible for overall firm strategy, investments, asset management, financing and dispositions, and during his time at Canyon Partners, Lazard and Archstone Communities

•  Mr. Allen also brings Financial Expertise and Literacy and Talent Development and Management experience

Education

•  BS, Finance, Summa Cum Laude, Wayne State University

•  MBA, Harvard Business School

Other Boards / Organizations

•  Mike Ilitch School of Business at Wayne State University, Board member

•  Wayne State University Foundation, Investment Committee Member

•  Think Together, Board member

•  Urban Land Institute, Pension Real Estate Association, Member

•  National Multi Housing Council, Member

Committees

•  Audit

•  Compensation and Human Resources

•  Nominating, Environmental, Social, and Governance

•  Investment

24	AIMCO

TERRY CONSIDINE Chief Executive Officer, AIR Age: 75 Director since 1994

Experience

•  Chief Executive Officer, AIR (2020 – present)

•  Chief Executive Officer and Chairman of Board, Aimco (July 1994 – December 2020 Spin-Off); Mr. Considine, an Aimco director, has specific responsibilities during 2021 and 2022 to support the establishment and growth of the Aimco business, reporting directly to the Board

•  In 1975, founded and subsequently managed the predecessor companies that became Aimco at its initial public offering in 1994

Qualifications

•  Business Operations, Capital Markets, Property Management and Operations, Real Estate – Mr. Considine has been an active real estate investor for 50 years, serving five REITs as CEO including as founder of Aimco

•  Investment and Finance - more than 50 years of experience investing in real estate, television broadcasting, convenience stores, environmental services, and venture capital

•  Mr. Considine also brings expertise in Corporate Governance, Financial Expertise and Literacy, Talent Development and Management

Education

•  BA, Harvard University

•  JD, Harvard University

Other Boards / Organizations • Colorado State Senate (1987 – 1992) Committees • Investment

2022 PROXY STATEMENT	25

PATRICIA L. GIBSON Founding Principal and CEO, Banner Oak Capital Partners Age: 60 Independent Director since 2020

Experience

•  Founding Principal and CEO, Banner Oak Capital Partners, a fully integrated, independent investment management platform and Registered Investment Advisor with $5 billion in assets under management (2016 – present)

•  President, Hunt Realty Investments, where she led the commercial real estate investment management activities for the Hunt family of companies (2010 – 2016); Senior Vice President (1997 – 2010)

•  Senior positions, Goldman Sachs’ real estate subsidiary, (1994 – 1997)

•  Began real estate investment career at The Travelers Realty Investment Company on the debt and equity side of the business (1985 – 1994)

Qualifications

•  Real Estate, Investment and Finance, Capital Markets, Asset Management and Financial Expertise and Literacy gained through her experience at Banner Oak, where Ms. Gibson oversees all investment activity and is responsible for establishing and implementing the firm’s strategic direction, as well as her time at Hunt Realty Investment where she was responsible for the growth of an extensive and diverse portfolio of direct-owned strategic assets totaling over $3 billion, including a strategic venture with a major pension fund dedicated to investments in real estate operating platforms, and her time at Goldman Sachs overseeing portfolio management and the capital market efforts for over $4 billion in commercial real estate assets

•  Ms. Gibson also brings expertise in Business Operations and Talent Development and Management

Education

•  BS, Finance, Fairfield University

•  MBA, University of Connecticut

•  Chartered Financial Analyst

Other Boards / Organizations

•  RLJ Lodging Trust (since 2017)

•  Pacolet Milliken Enterprises, a private investment company focused on energy and real estate

•  Urban Land Institute, Member

•  Industrial and Office Parks Red Council, formerly Vice Chair

•  Executive Council of the University of Texas Real Estate Finance Council, Member

•  National Association of Real Estate Investment Managers, Member & previous Chairman

Committees

•  Aimco-AIR Transactions Committee, Chair

•  Audit

•  Compensation and Human Resources

•  Nominating, Environmental, Social, Governance

•  Investment

26	AIMCO

JAY PAUL LEUPP Co-Founder, Managing Partner, and Senior Portfolio Manager, Terra Firma Asset Management Age: 59 Independent Director since 2020

Experience

•  Co-Founder, Managing Partner, and Senior Portfolio Manager, Real Estate Securities, Terra Firma Asset Management (2020 – present)

•  Managing Director and Portfolio Manager/Analyst, Global Real Estate Securities, Lazard Asset Management (2011 – 2020).

•  Founder, President and Chief Executive Officer, also served as the Senior Portfolio Manager for real estate securities mutual funds, Grubb & Ellis Alesco Global Advisors (2007 – 2011 when sold to Lazard)

•  Managing Director, Real Estate Equity Research, RBC Capital Markets, an investment banking group of the Royal Bank of Canada (2002 – 2006)

•  Managing Director, Real Estate Equity Research, Robertson Stephens & Co. Inc., an investment banking firm (1994 – 2002).

•  Vice President, Staubach Company (1991 – 1994)

•  Development Manager, Trammell Crow Residential, one of the nation’s largest developers of multifamily housing (1989 – 1991)

•  Senior Accountant (CPA), KPMG Peat Marwick 1985-1987.

Qualifications

•  Capital Markets, Investment and Finance, Real Estate, and Development gained through his over 28 years of experience as a Portfolio Manager and Managing Director focused on investments in real estate securities and leasing, acquisition and financing of commercial real estate; Mr. Leupp also brings Corporate Governance experience gained through his public and private board service

•  Mr. Leupp brings additional expertise in Accounting and Auditing for Large Business Organizations, Business Operations, Financial Expertise and Literacy, Property / Asset Management and Operations, and Talent Development and Management. Mr. Leupp is a Certified Public Accountant (Inactive Status).

Education

•  BS, Business Administration, Santa Clara University

•  MBA, Harvard Business School

Other Boards / Organizations

•  Health Care Realty (since 2020)

•  Marathon Digital Holdings (since 2021)

•  G.W. Williams Company (private)

•  The Policy Board of the Fisher Center for Real Estate at the University of California, Berkeley, Member

•  Santa Clara University’s Trustee Finance Committee, Member

•  AICPA, Member

Committees

•  Audit, Chair

•  Compensation and Human Resources

•  Nominating, Environmental, Social, and Governance

•  Investment

•  Aimco-AIR Transactions

2022 PROXY STATEMENT	27

ROBERT A. MILLER Chairman of the Board Age: 76 Independent Director since 2007

Experience

•  President of RAMCO Advisors LLC, an investment advisory and business consulting firm (2012 – present)

•  Executive Vice President and Chief Operating Officer, International, Marriott Vacations Worldwide Corporation (2011 – 2012)

•  President, Marriott Leisure (1997 – 2011)

•  President (1988 – 1997), Executive Vice President & General Manager (1984 to 1988), Marriott Vacation Club International

•  Co-Founder, President and Chief Operating Officer, American Resorts, Inc. (1978 – 1984 when sold to Marriott)

•  Served for five years as an accountant, Arthur Young & Company

Qualifications

•  Business Operations, Property / Asset Management and Operations, Marketing and Branding, Sales, Development, Finance and Investment, and Accounting and Auditing for Large Business Organizations through his 44 years as a successful real estate entrepreneur, corporate executive and consultant

•  Mr. Miller also provides expertise related to Financial Expertise and Literacy and Talent Development and Management

Education

•  BSBA, University of Florida

Other Boards / Organizations

•  AIR (2020 – 2021)

•  Welk Hospitality Group (2016 – 2021)

•  American Resort Development Association, Director and past Chairman

•  Urban Land Institute, Member

Committees

•  Audit

•  Compensation and Human Resources

•  Nominating, Environmental, Social, and Governance

•  Investment

28	AIMCO

DEBORAH SMITH Co-Founder and Principal, The CenterCap Group Age: 49 Independent Director since 2021

Experience

•  Co-Founder and CEO, The CenterCap Group, a boutique investment bank providing strategic M&A advisory, capital-raising and consulting related services to private and public sector companies and fund managers across the real assets industry (2009 – present); also serves as Chief Executive Officer of the firm’s two wholly owned subsidiaries, CC Securities (since 2011) and CenterCap Advisors (since 2019)

•  Co-Head of Mergers and Acquisitions and Senior Managing Director, CB Richard Ellis Investors, where she also served on the Global Leadership Team, which oversaw execution of strategies and best practices (2007 – 2009)

•  Served as an investment banker with Lehman Brothers, Wachovia Securities, and Morgan Stanley

•  Ms. Smith is a frequent speaker at industry conferences and author of numerous industry articles for real estate focused publications.

Qualifications

•  Investment and Finance, Capital Markets, Corporate Transactions, Business Strategy & Operations, Real Estate, and Marketing gained through her experience as a Co-Founder and CEO at The CenterCap Group where Ms. Smith heads the firm’s Strategic Capital, Mergers & Acquisitions and Execution efforts, as well as her role as an investment banker at various firms; Ms. Smith has been involved in more than $100 billion of mergers, acquisitions and restructuring transactions and over $500 million of private capital raising assignments to support GP and LP positions for middle-market restructuring, acquisition and development projects across the retail, multifamily, office, hotel and industrial sectors

•  Ms. Smith also brings expertise in Financial Expertise and Literacy, Legal, and Talent Development and Management

Education

•  Bachelor of Economics, with honors, University of Sydney

•  Bachelor of Law, with honors, University of Sydney

Other Boards • None Committees • Audit • Compensation and Human Resources • Nominating, Environmental, Social, and Governance • Investment • Aimco-AIR Transactions

2022 PROXY STATEMENT	29

MICHAEL A. STEIN Age: 73 Independent Director since 2004

Experience

•  Chief Financial Officer, ICOS Corporation, a biotechnology company (2001 – 2007 when acquired by Eli Lilly)

•  Chief Financial Officer, Nordstrom, Inc. (1998 – 2000)

•  Chief Financial Officer (1993 -1998); joined in 1989, Marriott International, Inc.

•  Partner (1981 – 1989), joined in 1971, Arthur Andersen

Qualifications

•  Real Estate Investment and Finance, Financial Reporting, Accounting and Auditing for Large and Complex Business Organizations, Capital Markets, and Business Operations, gained through his experience as a director and a current or former audit committee chairman/committee member of five publicly-traded companies, the former CFO of three publicly-traded companies, and having served in various management, auditing and consulting capacities, including Partner, with Arthur Andersen.

•  Mr. Stein also provides expertise in Corporate Governance, Property / Asset Management and Operations, Information Technology, and Talent Development and Management

•  Mr. Stein is a Certified Public Accountant

Education

•  BS, with honors, University of Maryland

Other Boards / Organizations

•  InvenTrust Properties Corp. (since 2016)

•  AIR (2020 – 2021)

•  Nautilus, Inc.
(2007 – 2011)

•  Getty Images, Inc. (2002 – 2008)

•  Providence Health & Services (2008 – 2016)

•  The Fred Hutchinson Cancer Research Center (2001 – 2007)

Committees

•  Audit

•  Compensation and Human Resources

•  Nominating, Environmental, Social, and Governance

•  Investment, Chair

30	AIMCO

R. DARY STONE President and CEO, R. D. Stone Interests Age: 69 Independent Director since 2020

Experience

•  President and Chief Executive Officer, R. D. Stone Interests (1990 – present)

•  Served as President of multiple real estate development companies, including President and COO, Cousins Properties, an NYSE listed REIT (1988 – 2011)

Qualifications

•  Investment and Finance, Real Estate, Development, Property / Asset Management and Operations, Capital Markets gained through his over 30-year career investing and developing a variety of projects and joint ventures including the operation and management of one of the country’s largest master planned developments and other large commercial real estate projects and success in getting zoning changes that allowed for multifamily and other non-office uses where prior zoning was commercial

•  Mr. Stone also brings expertise in Business Operations, Corporate Governance, Financial Expertise and Literacy, and Talent Development and Management

Education

•  Tulane University and Baylor University

•  JD, Baylor University Law School

Other Boards / Organizations

•  Cousins Properties (2011 – 2016 and currently since 2018)

•  Tolleson Wealth
Management, a privately held wealth management firm, and Tolleson Private Bank (since 2003; Audit Chairman)

•  Former Regent, Baylor University; Chairman (2009 - 2011)

•  Hunt Companies, Inc (2015 – 2016)

•  Parkway, Inc (2016 – 2017)

•  Lone Star Bank (former)

•  Former Chairman, Banking Commission of Texas (previously known as the Texas State Finance Commission)

Committees

•  Audit

•  Compensation and Human Resources

•  Nominating, Environmental, Social, and Governance, Chair

•  Investment

2022 PROXY STATEMENT	31

KIRK A. SYKES Co-Managing Partner, Accordia Partners Age: 64 Independent Director since 2020

Experience

•  Co-Managing Partner, Accordia Partners, LLC, a real estate development company (2014 – present)

•  President, Primary Corporation, a real estate company that owns commercial real estate (1993 – present)

•  President and Managing Director, Urban Strategy America Fund, LLP, a New Boston real estate investment fund (2005 – 2014)

Qualifications

•  Real Estate, Investment and Finance, Development, Capital Markets, Marketing and Branding, Property / Asset Management and Operations, Financial Expertise and Literacy, gained through his experience at real estate development and commercial real estate companies, as well as his time at a real estate focused investment fund, and perspective gained during his tenure as Chairman of the Federal Reserve Bank of Boston and other roles including service on Fleet Bank and BankBoston’s Community Bank Advisory Boards

•  Mr. Sykes also brings expertise in Corporate Governance and Talent and Development

Education

•  B. Arch., Cornell University

•  Graduate, The Harvard Business School Owner and President Management Program

Other Boards / Organizations

•  Ares Commercial Real Estate Corporation (2017-2019)

•  Natixis Loomis Sayles Funds, Board of Trustees. Trustee, Audit & Governance Committee Member (2019 – Present)

•  Federal Reserve Bank of Boston External Diversity Advisory Board, Member (2010 – Present)

•  Real Estate Executive Council Emeritus Board, (Former-Chairman)

•  NAIOP Massachusetts Board Management Committee, Member

•  The Federal Reserve Bank of Boston, Former Member (2008 – 2014) and Chairman (2012 – 2014)

Committees

•  Audit

•  Compensation and Human Resources, Chair

•  Nominating, Environmental, Social, and Governance

•  Investment

32	AIMCO

SUMMARY OF DIRECTOR QUALIFICATIONS AND EXPERTISE

Below is a summary of the qualifications and expertise of the directors, including expertise relevant to Aimco’s business.

Summary of Director Qualifications and Expertise	Mr. Powell	Mr. Allen	Mr. Considine	Ms. Gibson	Mr. Leupp	Mr. Miller	Ms. Smith	Mr. Stein	Mr. Stone	Mr. Sykes

Accounting and Auditing for Large Business Organizations					●	●		●

Business Operations	●	●	●	●	●	●	●	●	●	●

Capital Markets	●		●	●	●		●	●	●	●

Corporate Governance			●		●			●	●	●

Development	●	●	●		●	●			●	●

Executive	●	●	●	●	●	●	●	●	●	●

Financial Expertise and Literacy	●	●	●	●	●	●	●	●	●	●

Information Technology								●

Investment and Finance	●	●	●	●	●	●	●	●	●	●

Legal			●				●

Marketing and Branding						●	●			●

Property / Asset Management and Operations	●		●	●	●	●		●	●	●

Real Estate	●	●	●	●	●	●	●	●	●	●

Talent Development and Management	●	●	●	●	●	●	●	●	●	●

BOARD SELECTION AND ELECTION

BOARD COMPOSITION, BOARD REFRESHMENT, AND DIRECTOR TENURE

Aimco is focused on having a well-constructed and high performing board. To that end, the Nominating, Environmental, Social, and Governance Committee selects nominees for director based on, among other things, breadth and depth of experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of Aimco’s business environment, diversity of perspective and background, and willingness to devote adequate time and effort to Board responsibilities. In considering nominees for director, the Nominating, Environmental, Social, and Governance Committee seeks to have a diverse range of experience and expertise relevant to Aimco’s business. The Nominating, Environmental, Social, and Governance Committee places a premium on directors who work well in the collegial and collaborative nature of the Board (which is also consistent with the Aimco culture) and also requires directors who think and act independently and can clearly and effectively communicate their convictions. The Nominating, Environmental, Social, and Governance Committee assesses the appropriate balance of criteria required of directors and makes recommendations to the Board.

The Nominating, Environmental, Social, and Governance Committee has specifically considered the feedback of some stockholders as well as the discussions of some commentators that suggest lengthy board tenure should be balanced with new perspectives. Specific to Aimco, the Nominating, Environmental, Social, and Governance Committee has structured the Board such that there are directors of varying tenures, with new directors and perspectives joining the Board every few years while retaining the institutional memory of longer-tenured directors. Longer-tenured directors, balanced with less-tenured directors, enhance the Board’s oversight capabilities. Aimco’s directors work effectively together, coordinate closely with senior management, comprehend Aimco’s challenges and opportunities, and frame Aimco’s business strategy.

2022 PROXY STATEMENT	33

When formulating its Board membership recommendations, the Nominating, Environmental, Social, and Governance Committee also considers advice and recommendations from others, including stockholders, as it deems appropriate. Such recommendations are evaluated based on the same criteria noted above.

The Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. Based on recommendations from the Nominating, Environmental, Social, and Governance Committee, the Board determined to nominate Messrs. Leupp, Stein, and Stone for re-election as Class II directors to serve a two-year term expiring at the 2024 annual meeting.

MAJORITY VOTING FOR THE ELECTION OF DIRECTORS

In an uncontested election at the meeting of stockholders, any nominee to serve as a director of the Company will be elected if the director receives a majority of votes cast, which means that the number of shares voted “for” a director exceeds the number of shares voted “against” that director. With respect to a contested election, a plurality of all the votes cast at the meeting of stockholders will be sufficient to elect a director, meaning that the three director nominees with the highest number of votes cast for their election will be elected to the Board of Directors (with abstentions and broker non-votes not counted as votes cast). The following is not considered votes cast “for” or “against” a director nominee: (a) a share otherwise present at the meeting but for which there is an abstention and (b) a share otherwise present at the meeting as to with a stockholder gives no direction. If a nominee who currently is serving as a director receives a Majority Against Vote in an uncontested election, Maryland law provides that the director would continue to serve on the Board as a “holdover director.” However, under Aimco’s Bylaws, any nominee for election as a director in an uncontested election who receives a Majority Against Vote is obligated to tender his or her resignation to the Board for consideration following certification of the vote. The Nominating, Environmental, Social, and Governance Committee will consider any resignation and recommend to the Board whether to accept it. The Board is required to take action with respect to the Nominating, Environmental, Social, and Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Additional details are set out in Article II, Section 2.03 (Election and Tenure of Directors; Resignations) of Aimco’s Bylaws.

PROXY ACCESS

In 2016, the Board amended the Company’s bylaws to provide a proxy access right to stockholders in which a stockholder or a group of up to 20 stockholders, owning at least 3% of our shares for at least three years, may submit nominees for up to 20% of the Board, or two nominees, whichever is greater, for inclusion in our proxy materials, subject to complying with the requirements contained in our bylaws.

THE ORGANIZATION OF THE BOARD

BOARD LEADERSHIP STRUCTURE

In connection with the 2020 Spin-Off, the Board concluded that separating the Chairman and CEO role would be most effective for the Company’s leadership and governance. Mr. Miller serves as Chairman of the Board, which includes: presiding over executive sessions of the Independent Directors, which are held regularly and not less than four times per year; with the CEO, setting meeting agendas and schedules; calling meetings of the Independent Directors; and being available for direct communication with stockholders.

34	AIMCO

The New Aimco Board has a majority of independent directors. Eight out of the ten directors are independent. Each of Audit, Compensation and Human Resources, Nominating, Environmental, Social, and Governance, and Aimco-AIR Transactions Committees are composed solely of independent directors.

SEPARATE SESSIONS OF INDEPENDENT DIRECTORS

Aimco’s Corporate Governance Guidelines (described below) provide that the non-management directors shall meet in executive session without management on a regularly scheduled basis, but no less than four times per year. The non-management directors, which group currently is made up of the eight Independent Directors, met in executive session without management five times during the year ended December  31, 2021.

MEETINGS AND COMMITTEES

The Board held four meetings during the year ended December 31, 2021. During 2021, there were the following five committees: Audit; Compensation and Human Resources; Nominating, Environmental, Social, and Governance; Investment; and Aimco-AIR Transactions. During 2021, no director attended fewer than 75% of the aggregate total number of meetings of the Board and each committee on which such director served.

The Corporate Governance Guidelines, as described below, provide that the Company generally expects that the Chairman of the Board will attend all annual and special meetings of the stockholders. Other members of the Board are not required to attend such meetings. Eight of Aimco’s directors attended the Company’s 2021 Annual Meeting of Stockholders, including the Chairman of the Board and the Company anticipates that the full Board will attend the Annual Meeting this year.

Below is a table illustrating the current standing committee memberships and chairmen. Additional detail on each committee follows the table.

Director	Audit Committee	Compensation and Human Resources Committee	Nominating, Environmental, Social, and Governance Committee	Investment Committee	Aimco-AIR Transactions Committee

Quincy L. Allen	●	●	●	●	—

Terry Considine	—	—	—	●	—

Patricia L. Gibson	●	●	●	●	†

Jay Paul Leupp	†	●	●	●	●

Robert A. Miller*	●	●	●	●	—

Wes Powell	—	—	—	—	—

Deborah Smith	●	●	●	●	●

Michael A. Stein	●	●	●	†	—

R. Dary Stone	●	●	†	●	—

Kirk A. Sykes	●	†	●	●	—

●	indicates a member of the committee

†	indicates the committee chairman

*	indicates the Chairman of the Board

2022 PROXY STATEMENT	35

AUDIT COMMITTEE

The Audit Committee currently consists of the eight Independent Directors. Mr. Leupp serves as the chairman of the Audit Committee. The Audit Committee has a written charter that is reviewed annually and was last amended in April 2022. In addition to the work of the Audit Committee, the chairman has regular and recurring conversations with Ms. Stanfield, Aimco’s Chief Financial Officer (“CFO”), Ms. Johnson, Aimco’s Chief Administrative Officer (“CAO”), the head of Aimco’s internal audit function, and representatives of Ernst & Young LLP. The Audit Committee’s charter is posted on Aimco’s website (www.aimco.com) and is also available in print to stockholders, upon written request to Aimco’s Corporate Secretary.

The Audit Committee’s responsibilities are set forth in the following chart.

Audit Committee Responsibilities	Accomplished In 2021

Oversees Aimco’s accounting and financial reporting processes and audits of Aimco’s financial statements.	✓

Directly responsible for the appointment, compensation, and oversight of the independent auditors and the lead engagement partner and makes its appointment based on a variety of factors.	✓

Reviews the scope, and overall plans for and results of the annual audit and internal audit activities.	✓

Oversees management’s negotiation with Ernst & Young LLP concerning fees, and exercises final approval over all Ernst & Young LLP fees.	✓

Consults with management and Ernst & Young LLP with respect to Aimco’s processes for risk assessment and enterprise risk management. Areas involving risk that are reported on by management and considered by the Audit Committee, the other Board committees, or the Board, include: operations, liquidity, leverage, finance, financial statements, the financial reporting process, accounting, legal matters, regulatory compliance, information technology and data protection, sustainability, climate risk, ESG, compensation, succession planning, and human resources and human capital.

✓

Consults with management and Ernst & Young LLP regarding, and provides oversight for, Aimco’s financial reporting process, internal control over financial reporting, and the Company’s internal audit function.

✓

Reviews and approves the Company’s policy about the hiring of former employees of independent auditors.	✓

Reviews and approves the Company’s policy for the pre-approval of audit and permitted non-audit services by the independent auditor, and reviews and approves any such services provided pursuant to such policy.

✓

Receives reports pursuant to Aimco’s policy for the submission and confidential treatment of communications from teammates and others concerning accounting, internal control and auditing matters.	✓

Reviews and discusses with management and Ernst & Young LLP quarterly earnings releases prior to their issuance and quarterly reports on Form 10-Q and annual reports on Form 10-K prior to their filing.

✓

Reviews the responsibilities and performance of the Company’s internal audit function, approves the hiring, promotion, demotion or termination of the lead internal auditor, and oversees the lead internal auditor’s periodic performance review and changes to his or her compensation.

✓

Reviews with management the scope and effectiveness of the Company’s disclosure controls and procedures, including for purposes of evaluating the accuracy and fair presentation of the Company’s financial statements in connection with the certifications made by the CEO and CFO.

✓

Meets regularly with members of Aimco management and with Ernst & Young LLP, including periodic meetings in executive session.	✓

Performs an annual review of the Company’s independent auditor, including an assessment of the firm’s experience, expertise, communication, cost, value, and efficiency, and including external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on Ernst & Young LLP and its peer firms.

✓

Performs an annual review of the lead engagement partner of the Company’s independent auditor and the potential successors for that role.	✓

Periodically evaluates independent audit service providers.	✓

Reviews and discusses periodic reports from management pertaining to information technology security and controls.	*

*	This responsibility was performed by the Board in 2021 prior to being added to the Audit Committee’s responsibilities in 2022.

36	AIMCO

The Audit Committee held eight meetings during the year ended December 31, 2021. As set forth in the Audit Committee’s charter, no director may serve as a member of the Audit Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. No member of the Audit Committee serves on the audit committee of more than two other public companies.

AUDIT COMMITTEE FINANCIAL EXPERT

The Board has designated Mr. Leupp as an “audit committee financial expert.” In addition, all of the members of the Audit Committee qualify as audit committee financial experts. Each member of the Audit Committee is independent, as that term is defined by Section 303A of the listing standards of the New York Stock Exchange relating to audit committees.

COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee currently consists of the eight Independent Directors. Mr. Sykes serves as the chairman of the Compensation and Human Resources Committee. The chairman meets regularly with Ms. Johnson, Aimco’s CAO. The Chairman also has regular conversations with the Compensation and Human Resources Committee’s independent compensation consultant, Willis Towers Watson, and outside counsel with expertise in executive compensation and compensation governance related matters. The Compensation and Human Resources Committee has a written charter that is reviewed annually and was last amended in April 2022. The Compensation and Human Resources Committee’s charter is posted on Aimco’s website (www.aimco.com) and is also available in print to stockholders, upon written request to Aimco’s Corporate Secretary.

2022 PROXY STATEMENT	37

The Compensation and Human Resources Committee’s responsibilities are set forth in the following charts.

Compensation and Human Resources Committee Responsibilities	Accomplished In 2021

Responsible for succession planning in all leadership positions, both in the short term and the long term, with particular focus on CEO and key person succession.	✓

Oversees the Company’s management of the talent pipeline process.	✓

Oversees the goals and objectives of the Company’s executive compensation plans.	✓

Annually evaluates the performance of the CEO.	✓

Determines the CEO’s compensation.	✓

Negotiates and provides for the documentation of any employment agreement (or amendment thereto) with the CEO, as applicable.	✓

Reviews and approves the decisions made by the CEO as to the compensation of the other executive officers.	✓

Approves and grants equity compensation.	✓

Reviews and discusses the Compensation Discussion & Analysis with management.	✓

Oversees the Company’s submission to a stockholder vote of matters relating to compensation, including advisory votes on executive compensation and the frequency of such votes, incentive and other compensation plans, and amendments to such plans.

✓

Considers the results of stockholder advisory votes on executive compensation and takes such results into consideration in connection with the review and approval of executive officer compensation.	✓

Reviews stockholder proposals and advisory stockholder votes relating to executive compensation matters and recommends to the Board the Company’s response to such proposals and votes.	✓

Reviews compensation arrangements to evaluate whether incentive and other forms of pay encourage unnecessary or excessive risk taking.	✓

Reviews and approves the terms of any compensation “claw back” or similar policy or agreement between the Company and the Company’s executive officers.	✓

Reviews periodically the goals and objectives of the Company’s executive compensation plans and recommends that the Board amend these goals and objectives if appropriate.	✓

In coordination with the Nominating, Environmental. Social, and Governance Committee, oversees the Company’s policies and strategies related to human capital.	✓

Oversees the Company’s culture, with a particular focus on collegiality, collaboration, and team-building.	✓

38	AIMCO

One of the most important responsibilities of the Compensation and Human Resources Committee is to ensure a succession plan is in place for key members of the Company’s executive management team, including the CEO. Based on the work of the Compensation and Human Resources Committee, the Board has a succession plan for the CEO position, is prepared to act in the event of a CEO vacancy in the short term, and has identified candidates for succession over the long term. The Board will select the successor taking into consideration the needs of the organization, the business environment, and each candidate’s skills, experience, expertise, leadership, and fit. The Company maintains a robust succession planning process, as highlighted in the following chart.

Management Succession

The Company maintains an executive talent pipeline for every executive officer position, including the CEO position, and every other senior officer position within the organization.

The executive talent pipeline includes “interim,” “ready now,” and “under development” candidates for each position. The Company has an intentional focus on those formally under development for executive roles. Management is also focused on attracting, developing, and retaining strong talent across the organization.

The executive talent pipeline is formally updated annually and is the main topic of at least one of the Compensation and Human Resources Committee’s meetings each year. The Compensation and Human Resources Committee also reviews the pipeline in connection with year-end performance and compensation reviews for every executive officer position. The pipeline is discussed regularly at the management level, as well.

Talent development and succession planning is a coordinated effort among the CEO, the Compensation and Human Resources Committee, and the CAO, as well as each succession candidate.

The Board is provided exposure to succession candidates for executive officer positions.

All executive succession candidates have development plans.

The Company maintains a forward-looking approach to succession. Positions are filled considering the business strategy and needs at the time of a vacancy and the candidate’s skills, experience, expertise, leadership and fit.

The Company has a proven track record on the development of talented leaders and succession, most recently with the CEO transition in December 2020.

The Compensation and Human Resources Committee held six meetings during the year ended December 31, 2021.

NOMINATING, ENVIRONMENTAL, SOCIAL, AND GOVERNANCE COMMITTEE

The Nominating, Environmental, Social, and Governance Committee currently consists of the eight Independent Directors. Mr. Stone serves as the chairman of the Nominating, Environmental, Social, and Governance Committee. The Nominating, Environmental, Social, and Governance Committee has a written charter that is reviewed annually and was last amended in October 2021. The Committee’s charter is posted on Aimco’s website (www.aimco.com) and is also available in print to stockholders, upon written request to Aimco’s Corporate Secretary.

2022 PROXY STATEMENT	39

The Nominating, Environmental, Social, and Governance Committee’s responsibilities are set forth in the following chart.

Nominating, Environmental, Social, and Governance Committee Responsibilities	Accomplished In 2021

Focuses on Board candidates and nominees, and specifically:

• Plans for Board refreshment and succession planning for directors;

• Identifies and recommends to the Board individuals qualified to serve on the Board;

• Identifies, recruits, and, if appropriate, interviews candidates to fill positions on the Board, including persons suggested by stockholders or others; and

• Reviews each Board member’s suitability for continued service as a director when his or her term expires and when he or she has a change in professional status and recommends whether or not the director should be re-nominated.

✓

Focuses on Board composition and procedures as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise, and diversity of perspective and background required for the Board as a whole.

✓

Develops and recommends to the Board a set of corporate governance principles applicable to Aimco and its management.	✓

Maintains a related party transaction policy and oversees any potential related party transactions.	✓

Oversees a systematic and detailed annual evaluation of the Board, committees, and individual directors in an effort to continuously improve the function of the Board.	✓

Considers corporate governance matters that may arise and develops appropriate recommendations, including providing the forum for the Board to consider important matters of public policy and vet stockholder input on a variety of matters.

✓

Reviews corporate governance trends, best practices, and regulations applicable to the corporate governance of the Company and develops appropriate recommendations for the Board.	✓

Oversees the Company’s policies and strategies related to environmental, social, and corporate responsibility matters, including climate-related risks and opportunities and human rights, in coordination with the other standing committees of the Board.

✓

Evaluates relevant, current, and emerging environmental, social, and corporate responsibility risks, opportunities, and trends that may materially impact or be of significance to the business, operations, or performance of the Company, reviews and assesses with management third-party rating reports and scores of the Company on environmental, social, and corporate responsibility matters, reviews with management the Company’s communications strategy on such matters, and develops appropriate recommendations for the Board.

✓

Receives updates from the Company’s management regarding material environmental, social, and corporate responsibility activities, practices, policies, and procedures.	✓

Oversees the Company’s disclosure on environmental, social, and governance matters.	✓

Reviews annually the Company’s public policy advocacy efforts and political and charitable contributions.	✓

The Nominating, Environmental, Social, and Governance Committee held four meetings during the year ended December 31, 2021.

INVESTMENT COMMITTEE

The Investment Committee currently consists of the Independent Directors and non-management directors. Mr. Stein serves as the chairman of the Investment Committee. The Investment Committee’s purpose is to provide oversight and guidance to the Company’s management regarding investment decisions. The Investment Committee held four meetings during the year ended December 31, 2021. Since the 2020 Spin-Off, Mr. Considine, AIR’s Chief Executive Officer, has recused himself from the Investment Committee’s consideration of any matters involving AIR.

40	AIMCO

AIMCO-AIR TRANSACTIONS COMMITTEE

The Aimco-AIR Transactions Committee, established to ensure transactions between Aimco and AIR are on an arms-length basis and on commercially reasonable terms, currently consists of Mr. Leupp and Mses. Gibson and Smith. Ms. Gibson serves as the chairman of the Aimco-AIR Transactions Committee. The Aimco-AIR Transactions Committee meets regularly with members of Aimco’s senior leadership. The Aimco-AIR Transactions Committee has a written charter that will be reviewed annually.

The Aimco-AIR Transactions Committee charter is posted on Aimco’s website (www.aimco.com) and is also available in print to stockholders upon written request to Aimco’s Corporate Secretary.

The Aimco-AIR Transactions Committee’s responsibilities are set forth in the following chart.

Aimco-AIR Transactions Committee	Accomplished Since Formation in October 2021

Oversees all prospective contracts or transactions to be entered into by and between Aimco and AIR (each an “Aimco-AIR Transaction”) to ensure that all Aimco-AIR Transactions are on an arms-length basis and on commercially reasonable terms, and provide recommendations to the Board regarding the same.

✓

Reviews any proposed material modifications, extensions, and terminations (other than by the terms of an agreement) to any contract entered into between Aimco and AIR in connection with the 2020 Spin-Off of Aimco and AIR or since such time, and provides recommendations to the Board regarding the same.

✓

Considers and makes periodic recommendations to the Board with regard to the relationship between Aimco and AIR.	✓

Receives a regular report of all material activities between Aimco and AIR, including those pursuant to agreements approved and entered into at the time of the 2020 Spin-Off transaction.	✓

Exercises such additional powers and duties as may be reasonable, necessary, or desirable, in the Aimco-AIR Transactions Committee’s discretion, to fulfill its duties under its charter.	✓

Performs such other functions as assigned by law, Aimco’s charter or bylaws or the Board.	✓

The Aimco-AIR Transactions Committee was formed in October 2021, and meets as often as is necessary to carry out its duties and responsibilities. The Committee has held four meetings since the Committee’s formation in October 2021.

The following table sets forth the number of meetings held by the Board and each committee during the year ended December 31, 2021.

	Board	Non-Management Directors	Audit Committee	Compensation and Human Resources Committee	Nominating and Corporate Governance Committee	Investment Committee	Aimco-AIR Transactions Committee

Number of Meetings	4	5	8	6	4	4	0*

*

The Committee has held four meetings (all in 2022) since the Committee’s formation in October 2021. There were no material transactions between Aimco and AIR prior to the Committee being formed other than as required under the agreements entered into in the 2020 Spin-Off.

2022 PROXY STATEMENT	41

THE GOVERNANCE OF OUR BOARD

This chart provides a summary overview of Aimco’s governance practices, each of which is described in more detail in the information that follows.

What Aimco Does

Supermajority Independent Board. Eight of the ten directors, or 80% of the directors, are independent.

Independent Standing Committees. Only independent directors serve on the Audit, Compensation and Human Resources, Nominating, Environmental, Social, and Governance, and Aimco-AIR Transactions Committees.

Independent Chairman of the Board. The Company’s Chairman of the Board is an independent director.

Separation of Chairman and CEO. The Company has separated the roles of Chairman of the Board and CEO.

Board Refreshment. The Nominating, Environmental, Social, and Governance Committee has structured the Board such that there are directors of varying tenures and perspectives, with new directors joining the Board every few years, while retaining the institutional memory of longer-tenured directors. In connection with the 2020 Spin-Off, six directors left the Board and the Company added seven new directors.

Regular Access to and Involvement with Management. In addition to regular access to management during Board and committee meetings, the independent directors have ongoing, direct access to members of management and to the Aimco business. This includes the Audit Committee chairman’s active and regular engagement with accounting staff and the Aimco auditors, the Compensation and Human Resources Committee chairman’s continuing involvement with compensation and personnel matters, the Nominating, Environmental, Social, and Governance Committee chairman’s participation in director recruitment and other governance matters, and Mr. Miller’s frequent involvement with Mr. Powell with respect to strategy, agenda setting, board materials, and policy matters.

Engaged Board. In addition to regular access to management, the independent directors meet at least quarterly and receive written updates from the CEO regularly.

Stockholder Engagement. Under the direction of the Board and including participation by Board members when requested by stockholders, Aimco systematically and at least annually canvasses its largest stockholders, those holding approximately two-thirds of outstanding Aimco shares, concerning compensation, governance, and other ESG matters.

Director Stock Ownership. By the completion of five years of service from the time of the 2020 Spin-Off or from joining the Board, an independent director is expected to own equity having a value of at least five times the annual cash retainer for independent directors.

Risk Assessment. The Board conducts an annual risk assessment. Areas involving risk that are reported on by management and considered by the Board, include: operations, liquidity, leverage, finance, financial statements, the financial reporting process, accounting, legal matters, regulatory compliance, information technology and data protection, sustainability, environmental, social, and governance (“ESG”), compensation, and human resources and human capital. The Compensation and Human Resources Committee is responsible for succession planning in all leadership positions, both in the short term and the long term, with particular focus on CEO succession in the short term and the long term.

Majority Voting with a Resignation Policy. In an uncontested election, Aimco requires its directors to be elected by a majority of the votes cast. Directors failing to get a majority of the votes cast in an uncontested election are expected to tender their resignation.

Proxy Access. A stockholder or a group of up to 20 stockholders, owning at least 3% of our shares for three years, may submit nominees for up to 20% of the Board, or two nominees, whichever is greater, for inclusion in our proxy materials, subject to complying with the requirements contained in our bylaws.

What Aimco Does Not Do

Unapproved Related Party Transactions. The Nominating, Environmental, Social, and Governance Committee oversees a related party transactions policy requiring review and approval of such transactions to help ensure that Aimco’s decisions are based on considerations only in the best interests of Aimco and its stockholders.

Pledging or hedging shares held to satisfy stock ownership requirements. The Company’s insider trading policy places restrictions on the Company’s directors, executive officers, and all other employees entering into hedging transactions with respect to the Company’s securities (such as, but not limited to, zero-cost collars, equity swaps, and forward sale contracts) and from holding the Company’s securities in margin accounts or otherwise pledging such securities as collateral for loans. Pledging or hedging transactions are permitted only in very limited circumstances, and only with respect to shares held in excess of stock ownership requirements. Hedging transactions may not be entered into with regard to Aimco securities that are subject to a risk of forfeiture (e.g., restricted stock awards) and Aimco directors, executive officers, other officers, and certain other employees must receive preclearance from Aimco’s legal department before engaging in any hedging transactions. No directors or executive officers have in place any hedging or pledging transactions.

Interlocking Directorships. No member of Aimco management serves on a board or a compensation committee of a company at which an Aimco director is also an employee.

Director Overboarding. Aimco’s corporate governance guidelines and committee charters limit the number of other boards and the number of other audit committees on which an Aimco director may serve. Typically, an Aimco director is limited to service on four or fewer boards (including the Company’s) and is limited to service on three or fewer audit committees, including the Company’s.

Retirement Age or Term Limits. Rather than impose arbitrary limits on service, the Company regularly (and at least annually) reviews each director’s continued role on the Board and considers the need for periodic board refreshment.

42	AIMCO

CODE OF ETHICS

The Board has adopted a code of ethics entitled “Code of Business Conduct and Ethics” that applies to the members of the Board, all of Aimco’s executive officers and all teammates of Aimco or its subsidiaries, including Aimco’s principal executive officer, principal financial officer, and principal accounting officer. The Code of Business Conduct and Ethics is posted on Aimco’s website (www.aimco.com) and is also available in print to stockholders, upon written request to Aimco’s Corporate Secretary. If, in the future, Aimco amends, modifies, or waives a provision in the Code of Business Conduct and Ethics, rather than filing a Current Report on Form 8-K, Aimco intends to satisfy any applicable disclosure requirement under Item 5.05 of Form 8-K by posting such information on Aimco’s website (www.aimco.com), as necessary.

CORPORATE GOVERNANCE GUIDELINES AND DIRECTOR STOCK OWNERSHIP

The Board has adopted and approved Corporate Governance Guidelines. These guidelines, which were last updated in April 2022, are available on Aimco’s website (www.aimco.com) and are also available in print to stockholders, upon written request to Aimco’s Corporate Secretary. In general, the Corporate Governance Guidelines address director qualification standards, director responsibilities, the role of the Chairman of the Board or Lead Independent Director, as applicable, director access to management and independent advisors, director compensation, director orientation and continuing education, the role of the Board in planning management succession, equity ownership guidelines and retention requirements, and an annual performance evaluation of the Board.

With respect to equity ownership guidelines for the Independent Directors, the Corporate Governance Guidelines provide that by the completion of five years of service from the date of the 2020 Spin-Off or from joining the Board, whichever is later, an Independent Director is expected to own shares or OP units (as defined below) having a value of at least five times the annual cash retainer for independent directors. Due to the 2020 Spin-Off and recent board refreshment, the Independent Directors are not yet required to have holdings in this amount. All of the Independent Directors have holdings in excess of this amount as of the date of this filing.

CORPORATE RESPONSIBILITY

At Aimco, corporate responsibility is an important part of our business. As with all other aspects of our business, our corporate responsibility program focuses on continuous improvement, to the benefit of our stockholders, our residents, our teammates, our communities, and the environment. We actively discuss these matters with our stockholders and solicit their feedback on our program.

The graphics at the beginning of this proxy statement describe some of the highlights of our corporate responsibility program. For more information on Aimco’s corporate responsibility program, please refer to Aimco’s most recent Corporate Responsibility Report, which is available on Aimco’s website (www.aimco.com).

INDEPENDENCE OF DIRECTORS

The Board has determined that to be considered independent, a director may not have a direct or indirect material relationship with Aimco or its subsidiaries (directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). A material relationship is one that impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of Aimco and its stockholders. In determining whether a material relationship exists, the Board considers all relevant facts and circumstances, including whether the director or a family member is a current or former employee of the Company, family member relationships, compensation, business relationships and payments, and charitable contributions between Aimco and an entity with which a director is affiliated (as an executive

2022 PROXY STATEMENT	43

officer, partner or substantial stockholder). The Board consults with the Company’s counsel to ensure that such determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including but not limited to those categorical standards set forth in Section 303A.02 of the listing standards of the New York Stock Exchange.

Consistent with these considerations, the Board has affirmatively determined that all of the director nominees and continuing directors (other than Messrs. Considine and Powell) (collectively, the “Independent Directors”) are independent directors.

COMMUNICATING WITH THE BOARD OF DIRECTORS

Any interested parties desiring to communicate with the Board, Aimco’s Chairman of the Board, any of the other Independent Directors, any committee chairman, or any committee member may directly contact such persons by directing such communications in care of Aimco’s Corporate Secretary. All communications received as set forth in the preceding sentence will be opened by the office of Aimco’s General Counsel for the sole purpose of determining whether the contents represent a message to Aimco’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

To contact Aimco’s Corporate Secretary, correspondence should be addressed as follows:

Corporate Secretary

Office of the General Counsel

Apartment Investment and Management Company

4582 South Ulster Street, Suite 1450

Denver, Colorado 80237

DIRECTOR COMPENSATION

In formulating its recommendation for director compensation, the Nominating, Environmental, Social, and Governance Committee reviews director compensation for independent directors of companies in the real estate industry and companies of comparable market capitalization, revenue, and assets and considers compensation trends for other NYSE-listed companies. The Nominating, Environmental, Social, and Governance Committee also considers the size of the Board as compared to other boards, the participation of each independent director on committees, and the resulting workload on the directors. In addition, the Nominating, Environmental, Social, and Governance Committee considers the overall cost of the Board to the Company and the cost per director.

2021 COMPENSATION

In connection with the 2020 Spin-Off, the Independent Directors each received an initial fee of 34,000 shares of Common Stock, which shares were awarded on December 31, 2020, for Messrs. Allen, Leupp, Stone and Sykes and Ms. Gibson, and on January 27, 2021, for Messrs. Miller and Stein and Ms. Smith.

For 2021, compensation for the Independent Directors included a fixed annual cash retainer of $75,000 and an award of 16,234 shares of fully vested Common Stock. No meeting fees were paid to independent directors for attending meetings of the Board and the committees on which they serve.

44	AIMCO

As contemplated by the 2020 Spin-Off and by Aimco and AIR, Mr. Considine has specific responsibilities to Aimco as a non-executive consultant during 2021 and 2022 to support the establishment and growth of the Aimco business, reporting directly to the Board. These responsibilities include short and long-term strategic direction and advice, transition and executive support to Aimco officers, and advice and consultation with respect to Aimco’s strategic growth and acquisition activities. The Independent Directors set Mr. Considine’s 2021 target total compensation (including base compensation, STI, and LTI) for these responsibilities at $1.8 million.

For the year ended December 31, 2021, Aimco paid the directors serving on the Board during that year as follows:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Quincy L. Allen	75,000	75,001	—	—	—	—	150,001

Terry Considine(3)	300,000	1,377,779	—	—	—	—	1,677,779

Patricia L. Gibson	75,000	75,001	—	—	—	—	150,001

Jay Paul Leupp	75,000	75,001	—	—	—	—	150,001

Robert A. Miller	75,000	232,081	—	—	—	—	307,081

Wes Powell(4)	—	—	—	—	—	—	—

Deborah Smith	75,000	232,081	—	—	—	—	307,081

Michael A. Stein	75,000	232,081	—	—	—	—	307,081

R. Dary Stone	75,000	75,001	—	—	—	—	150,001

Kirk A. Sykes	75,000	75,001	—	—	—	—	150,001

(1)	For 2021, each of the Independent Directors received a cash retainer of $75,000.

(2)

For 2021, Independent Directors were each awarded 16,235 shares of Common Stock, which shares were awarded on January 27, 2021. Additionally, Messrs. Miller and Stein and Ms. Smith were each awarded 34,000 shares of Common Stock on January 27, 2021, as an initial fee. The closing price of Aimco’s Common Stock on January 27, 2021, was $4.62. The other Independent Directors received 34,000 shares of Common Stock as an initial fee on December 21, 2020. The closing price of Aimco’s Common Stock on that date was $4.84. The dollar value shown above represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and is calculated based on the closing price of Aimco’s Common Stock on the date of grant.

(3)

Mr. Considine, who is not an independent director, did not receive any additional compensation for serving on the Board. As contemplated by the 2020 Spin-Off and by Aimco and AIR, Mr. Considine has specific responsibilities to Aimco as a non-executive consultant during 2021 and 2022 to support the establishment and growth of the Aimco business, reporting directly to the Board, as described above. The Independent Directors set Mr. Considine’s 2021 target total compensation for these responsibilities at $1.8 million, consisting of $300,000 in base salary, target STI of $600,000, and target LTI of $900,000. Mr. Considine’s 2021 base salary of $300,000 was paid in cash. Mr. Considine’s 2021 STI was $600,000 at target with a final value based entirely on Aimco’s performance against 2021 corporate goals. The final value was equal to 126.75% of target or 563,334 LTIP Units and was awarded on February 2, 2022. This award will appear next year under the “Stock Awards” heading of this table in the Annual Report on Form 10-K for the year ended December 31, 2022. Mr. Considine’s 2021 LTI award, valued at $900,000, was granted by the Independent Directors on July 15, 2021, and consisted of a number between zero and 1,111,112 of performance-based LTIP Units, or 555,556 LTIP Units at target, for the forward-looking, three-year performance period from January 1, 2021, through December 31, 2023, pursuant to the same 2021 LTI plan as established by the Committee for the NEOs described above under the heading “Compensation Discussion & Analysis – Total Compensation for 2021 – Long Term Incentive Compensation Awards for 2021.” LTIP Units constitute profits interests within the meaning of the Code. The exact number of Mr. Considine’s LTIP Units granted in 2021 that may vest is determined based on Aimco’s relative TSR performance over the course of the forward-looking, three-year performance period, with 50% of such number of LTIP Units generally vesting at the later of the time performance is determined or January 27, 2024, and 50% vesting on January 27, 2025. With respect to the LTIP Units granted to Mr. Considine, Mr. Considine was granted the ability to participate in the appreciation of value of Aimco that took place after January 27, 2021, subject to their vesting. For the purpose of calculating the number of shares subject to these LTIP Units, the target dollar amount of $900,000 was divided by $1.62, or 555,556 LTIP Units, with such LTIP Unit value calculated by a third-party financial firm with particular expertise in the valuation of such LTIP Units. The LTIP Units as granted had a conversion price of $4.62, which was the closing price of Aimco’s stock on January 27, 2021, and equal to the fair market value of

2022 PROXY STATEMENT	45

Aimco’s Common Stock on January 27, 2021. The valuation performed by the third-party consultant was as of January 27, 2021, the date of the Board of Directors meeting at which the Independent Directors would have ordinarily granted 2021 LTI awards but for the 2020 Spin-Off and the additional time taken to create a compensation plan for post-2020 Spin-Off Aimco. In order to keep the NEOs and other LTI award recipients whole, the Independent Directors awarded 2021 LTI using the closing price of Aimco’s Class A Common Stock and third-party valuation, as applicable, as of January 27, 2021. Additional details regarding the structure of LTIP Units can be found in the Amended and Restated Agreement of Limited Partnership of Aimco OP L.P., effective as of December 14, 2020, and the Form of Performance Vesting LTIP II Unit Agreement, each of which are incorporated by reference in this filing, as Exhibits 10.1 and 10.15, respectively. The amount shown for Mr. Considine under the “Stock Awards” heading above represents the grant date value of the performance-based LTIP Units based on the probable outcome of the performance condition to which such award is subject, which was calculated using a Monte Carlo valuation model in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to the award, refer to the Share-Based Compensation footnote to Aimco’s consolidated financial statements in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2021. Based on the foregoing, the grant date fair value on July 15, 2021, was $2.48 per LTIP Unit as to Mr. Considine’s performance-based LTIP Unit award. The grant date fair value of the performance-based LTIP Unit award of $1,377,779 at target, assuming achievement at the maximum level of performance, is $2,755,558.

(4)	Mr. Powell, who is not an independent director, did not receive any additional compensation for serving on the Board.

2022 COMPENSATION

Compensation for each of the Independent Directors in 2022 includes an annual fee of $170,000, payable up to 50% in the form of a cash retainer with the remainder in stock, stock options, and/or LTIP Units. The stock, stock options, and LTIP Units were awarded on February 4, 2022. The closing price of Aimco’s Common Stock on the New York Stock Exchange on February 4, 2022, was $6.79. Directors will not receive meeting fees in 2022.

As described above, Mr. Considine has specific responsibilities to Aimco as a non-executive consultant during 2021 and 2022 to support the establishment and growth of the Aimco business, reporting directly to the Board. The Independent Directors set Mr. Considine’s 2022 target total compensation (including base compensation, STI, and LTI) for these responsibilities at $1.8 million, consisting of $300,000 in base salary, target STI of $600,000, and target LTI of $900,000, identical to his 2021 target total compensation. Mr. Considine’s 2022 base salary of $300,000 is in the form of 175,439 LTIP Units awarded on February 2, 2022, and which will vest on the first anniversary of the award date. With respect to the LTIP Units granted to Mr. Considine, Mr. Considine was granted the ability to participate in the appreciation of value of Aimco that took place after these LTIP Units were granted, subject to their vesting. For the purpose of calculating the number of shares subject to these LTIP Units, the target dollar amount was divided by $1.71, which price was calculated by a third-party financial firm with particular expertise in the valuation of such LTIP Units. The LTIP Units as granted had a conversion price of $6.96, which was the closing price of Aimco’s stock on the grant date and equal to the fair market value of Aimco’s Common Stock on the grant date. Mr. Considine’s 2022 STI will be based entirely on Aimco’s performance against its 2022 corporate goals. Mr. Considine’s 2022 LTI was awarded on February 2, 2022, in the form of LTIP Units and is based entirely on Aimco’s relative TSR over the forward looking, three-year performance period from January 1, 2022, through December 31, 2024.

Mr. Considine’s responsibilities to Aimco as a non-executive consultant will not continue past 2022, and he will not be provided any further compensation as a non-executive consultant beyond what is described above.

46	AIMCO

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Ernst & Young LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2021, was selected by the Audit Committee to act in the same capacity for the year ending December 31, 2022, subject to ratification by Aimco’s stockholders. The aggregate fees billed for services rendered by Ernst & Young LLP during the years ended December 31, 2021, and 2020, are described below under the heading “Principal Accountant Fees and Services.”

In selecting and overseeing the Company’s independent auditor, the Audit Committee considers, among other things:

•	Ernst & Young LLP’s historical and recent performance on the Aimco audit, including the results of an internal survey of Ernst & Young LLP’s service and quality;

•	External data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on Ernst & Young LLP and its peer firms;

•	The appropriateness of Ernst & Young LLP’s fees;

•	Ernst & Young LLP’s tenure as Aimco’s independent auditor and its familiarity with Aimco’s operations and business, accounting policies and practices, and internal control over financial reporting;

•

The depths of Ernst & Young LLP’s capabilities, knowledge, expertise, experience, and resources to support Aimco’s business in the areas of accounting, auditing, internal control over financial reporting, tax and related matters; and

•	Ernst & Young LLP’s independence.

Based on this evaluation, the Audit Committee believes that Ernst & Young LLP is independent and that it is in the best interests of Aimco and our stockholders to retain Ernst & Young LLP to serve as our independent auditor for the fiscal year ending December 31, 2022.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, have an opportunity to make a statement, and respond to appropriate questions.

The affirmative vote of a majority of the votes cast regarding the proposal is required to ratify the selection of Ernst & Young LLP. Abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “for” the proposal to ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

2022 PROXY STATEMENT	49

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The Audit Committee oversees Aimco’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting and disclosure controls and procedures. A written charter approved by the Audit Committee and ratified by the Board governs the Audit Committee. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission (“SEC”). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable PCAOB requirements, has discussed with the independent registered public accounting firm its independence from the Company and its management.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Audit Committee held eight meetings during 2021.

None of the Audit Committee members have a relationship with the Company that might interfere with the exercise of the member’s independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements and management’s report on internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Date: October 11, 2022

QUINCY L. ALLEN

PATRICIA L. GIBSON

JAY PAUL LEUPP (CHAIRMAN)

ROBERT A. MILLER

DEBORAH SMITH

MICHAEL A. STEIN

R. DARY STONE

KIRK A. SYKES

The above report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

50	AIMCO

PRINCIPAL ACCOUNTANT FEES AND SERVICES

PRINCIPAL ACCOUNTANT FEES

Below is information on the fees billed for services rendered by Ernst & Young LLP during the years ended December 31, 2021, and 2020.

Year Ended December 31,

	2021	2020

Aggregate fees billed for services	$1.77 million	$0.74 million(1)

Audit Fees:

Including fees associated with the audit of Aimco’s annual financial statements, internal controls, interim reviews of financial statements, registration statements, comfort letters, and consents

	$1.75 million	$0.74 million(1)

Audit-Related Fees: Including fees related to benefit plan audits	$—	$—

Tax Fees: Tax Consulting Fees(2)	$0.02 million	$—

All other fees	$—	$—
(1)	Includes only amounts incurred by the Company during the period after the 2020 Spin-Off (from December 15 to December 31, 2020).
(2)	Tax consulting fees consist primarily of amounts attributable to routine advice related to REIT compliance.

AUDIT COMMITTEE PRE-APPROVAL POLICIES

The Audit Committee has adopted the Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”). A summary of the Pre-Approval Policy is as follows:

•	The Pre-Approval Policy describes the Audit, Audit-related, Tax and Other Permitted services that have the general pre-approval of the Audit Committee.

•	Pre-approvals are typically subject to a dollar limit of $50,000.

•	The term of any general pre-approval is generally 12 months from the date of pre-approval.

•

At least annually, the Audit Committee reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee.

•

Unless a type of service has received general pre-approval and is anticipated to be within the dollar limit associated with the general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.

•	The Audit Committee will consider whether all services are consistent with the rules on independent registered public accounting firm independence.

•

The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with Aimco’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance Aimco’s ability to manage or control risk or improve audit quality. Such factors are considered as a whole, and no one factor is necessarily determinative.

All of the services described in the Principal Accountant Fee section above were approved pursuant to the annual engagement letter or in accordance with the Pre-Approval Policy.

2022 PROXY STATEMENT	51

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information available to the Company, as of October 6, 2022, with respect to Aimco’s equity securities beneficially owned by (i) each director and the NEOs, and (ii) all directors and executive officers as a group. The table also sets forth certain information available to the Company, as of October 6, 2022, with respect to shares of Common Stock held by each person known to the Company to be the beneficial owner of more than 5% of such shares. This table reflects options that are exercisable within 60 days. Unless otherwise indicated, each person has sole voting and investment power with respect to the securities beneficially owned by that person. The business address of each of the following directors and NEOs is 4582 South Ulster Street, Suite 1450, Denver, Colorado 80237. None of the securities reflected in this table held by the directors or NEOs are the subject of any hedging or pledging transaction.

Name and Address of Beneficial Owner	Number of shares of Common Stock(1)		Percentage of Common Stock Outstanding(2)	Number of Partnership Units(3)		Percentage Ownership of the Company(4)

Directors and Named Executive Officers:

Wes Powell	751,663		*	—		*

H. Lynn C. Stanfield	526,300		*	7,733		*

Jennifer Johnson	343,993		*	—		*

Quincy L. Allen	50,389		*	—		*

Terry Considine	2,625,401	(5)	1.72%	3,876,903	(8)	4.04%

Patricia L. Gibson	71,855		*	—		*

Jay Paul Leupp	76,013	(7)	*	—		*

Robert A. Miller	182,077	(8)	*	—		*

Deborah Smith	162,077	(8)	*	—		*

Michael A. Stein	50,234		*	49,349		*

R. Dary Stone	62,589		*	—		*

Kirk A. Sykes	62,589		*	—		*

All directors and executive officers as a group (12 persons)	4,965,180	(9)	3.24%	3,933,985		4.60%

5% or Greater Holders:

T. Rowe Price Associates, Inc. 100 East Pratt St. Baltimore, Maryland 21202	21,863,039	(10)	14.38%	—		13.67%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	21,425,324	(11)	14.09%	—		13.40%

BlackRock Inc. 55 East 52nd Street New York, New York 10055	15,726,361	(12)	10.34%	—		9.83%

52	AIMCO

Name and Address of Beneficial Owner	Number of shares of Common Stock(1)		Percentage of Common Stock Outstanding(2)	Number of Partnership Units(3)	Percentage Ownership of the Company(4)

JPMorgan Chase & Co. 383 Madison Avenue New York, New York 10179	12,978,781	(13)	8.54%	—	8.12%

Long Pond Capital, LP, Long Pond Capital GP, LLC, and John Khoury 527 Madison Avenue, 15th Floor New York, New York 10022	9,453,811	(14)	6.22%	—	5.91%

Westdale Investments L.P. 2550 Pacific Ave., Suite 1600 Dallas, Texas 75226	7,732,295	(15)	5.08%	—	4.84%

*	Less than 0.5%

(1)	Excludes shares of Common Stock issuable upon redemption of common OP Units or equivalents.

(2)

Represents the number of shares of Common Stock beneficially owned by each person divided by the total number of shares of Common Stock outstanding as of October 6, 2022. Any shares of Common Stock that may be acquired by a person within 60 days upon the exercise of options, warrants, rights or conversion privileges or pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement are deemed to be beneficially owned by that person and are deemed outstanding for the purpose of computing the percentage of outstanding shares of Common Stock owned by that person, but not any other person.

(3)

Through wholly owned subsidiaries, Aimco acts as general partner of the Aimco Operating Partnership. As of October 6, 2022 Aimco held approximately 95.0% of the common partnership interests in the Aimco Operating Partnership. Interests in the Aimco Operating Partnership that are held by limited partners other than Aimco are referred to as “OP Units.” Generally, after a holding period of 12 months, common OP Units may be tendered for redemption and, upon tender, may be acquired by Aimco for shares of Common Stock at an exchange ratio of one share of Common Stock for each common OP Unit (subject to adjustment). If Aimco acquired all common OP Units for Common Stock (without regard to the ownership limit set forth in Aimco’s Charter), these shares of Common Stock would constitute approximately 5.0% of the then outstanding shares of Common Stock. OP Units are subject to certain restrictions on transfer.

(4)

Represents the number of shares of Common Stock beneficially owned, divided by the total number of shares of Common Stock outstanding, assuming, in both cases, that all 7,854,387 OP Units outstanding as of October 6, 2022 are redeemed in exchange for shares of Common Stock (notwithstanding any holding period requirements, and Aimco’s ownership limit). See note (3) above. Excludes partnership preferred units issued by the Aimco Operating Partnership and Aimco preferred securities.

(5)

Includes the following shares of which Mr. Considine disclaims beneficial ownership: 34,724 shares held by Mr. Considine’s spouse; and 1,655,375 shares held by a retirement plan for which Mr. Considine is the trustee and his spouse is the sole participant. Also includes 750,557 shares subject to options that are exercisable within 60 days.

(6)

Includes 1,947,798 OP Units and equivalents held by Mr. Considine. Includes 179,735 OP Units held by an entity in which Mr. Considine has sole voting and investment power, 1,591,672 OP Units and equivalents held by Titahotwo Limited Partnership RLLLP, a registered limited liability limited partnership for which Mr. Considine serves as the general partner and holds a 0.5% ownership interest, and 157,698 OP Units held by Mr. Considine’s spouse, for which Mr. Considine disclaims beneficial ownership.

(7)

Includes 2,000 shares held directly by Mr. Leupp, 74,000 shares held by a trust for the benefit of Mr. Leupp’s children, of which Mr. Leupp and his spouse are trustees, and 13 shares held by Terra Firma Asset Management, LLC, of which Mr. Leupp is a 65% managing member.

(8)	Includes 111,843 shares subject to options that are exercisable within 60 days.

(9)	Includes 974,243 shares subject to options that are exercisable within 60 days.

(10)

Beneficial ownership information is based on information contained in an Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2022, by T. Rowe Price Associates, Inc. on behalf of itself and affiliated entities. According to the schedule, included in the securities listed above as beneficially owned by T. Rowe Price Associates, Inc. are 8,033,465 shares and 9,582,353 shares over which T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Value Fund, Inc., respectively, have sole voting power. According to the schedule, T. Rowe Price Associates, Inc. has sole dispositive power with respect to all 21,863,039 shares.

(11)

Beneficial ownership information is based on information contained in an Amendment No. 1 to Schedule 13G filed with the SEC on February 9, 2022, by The Vanguard Group. According to the schedule, The Vanguard Group has sole dispositive power with respect to 21,027,057 of the shares, shared voting power with respect to 270,968 of the shares, and shared dispositive power with respect to 398,267 of the shares.

(12)

Beneficial ownership information is based on information contained in an Amendment No. 2 to Schedule 13G filed with the SEC on January 27, 2022, by BlackRock, Inc. According to the schedule, BlackRock, Inc. has sole voting power with respect to 14,641,452 of the shares and sole dispositive power with respect to all 15,726,361 shares.

(13)

Beneficial ownership information is based on information contained in Schedule 13G filed with the SEC on January 19, 2022, by JPMorgan Chase & Co. According to the schedule, JPMorgan Chase & Co. has sole dispositive power with respect to 12,978,521 of the shares, sole voting power with respect to 11,277,689 of the shares, and shared dispositive power with respect to 260 of the shares.

2022 PROXY STATEMENT	53

(14)

Beneficial ownership information is based on information contained in Schedule 13G filed with the SEC on February 14, 2022, by Long Pond Capital, LP, Long Pond Capital GP, LLC, and John Khoury. According to the schedule, Long Pond Capital, LP, Long Pond Capital GP, LLC, and John Khoury have shared voting power and shared dispositive power with respect to all 9,453,811 shares.

(15)

Beneficial ownership information is based on information contained in Schedule 13D filed with the SEC on August 9, 2022 by Westdale Investments LP; JGB Ventures I, Ltd.; JGB Holdings, Inc.; and Joseph Beard. According to the schedule, voting and investment decisions with respect to securities held by the reporting persons are made by Joseph Beard.

54	AIMCO

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Since the 2011 annual meeting of stockholders, the Board has asked stockholders for an annual advisory vote on executive compensation.

At Aimco’s 2021 Annual Meeting of Stockholders, approximately 99% of the votes cast in the advisory vote on executive compensation that were present and entitled to vote on the matter were in favor of the compensation of Aimco’s NEOs (also commonly referred to as “Say on Pay”) as disclosed in Aimco’s 2021 proxy statement. The Compensation and Human Resources Committee (the “Committee”) and management are pleased with these results and remain committed to extensive engagement with stockholders as part of ongoing efforts to formulate and implement an executive compensation program designed to align the long-term interests of our executive officers with our stockholders. Additionally, as required every six years, at Aimco’s 2017 Annual Meeting of Stockholders, our stockholders had the opportunity to provide an advisory vote on the frequency of future Say on Pay votes and our stockholders approved, following the recommendation of our Board, an annual Say on Pay vote.

In 2021 and early 2022, we engaged with stockholders representing approximately 65% of shares of Common Stock outstanding as of September 30, 2021, as part of our annual process of soliciting feedback on Aimco’s executive compensation program.

The Company has continued to receive broad support from stockholders on the structure of its executive compensation program, the program’s alignment of pay and performance, and the quantum of compensation delivered under the program as described in detail under the heading “Compensation Discussion & Analysis—Stockholder Engagement Regarding Executive Compensation.”

As described in detail under the heading “Compensation Discussion & Analysis,” we seek to align closely the interests of our NEOs with the interests of our stockholders. Our compensation program is designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of total stockholder return (“TSR”) greater than peers, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

Here are further details of the Aimco program:

•

All members of the Committee are independent directors. The Committee has established a thorough process for the review and approval of Aimco’s executive compensation program, including amounts awarded to executive officers. The Committee engages and receives advice from an independent, third-party compensation consultant. In consultation with such compensation consultant, the Committee selects a peer group of companies to compare Aimco’s compensation of executive officers.

•

Aimco sets target total cash compensation and target total compensation near the median of corresponding targets among the peer group, both as a measure of fairness and to provide an economic incentive to remain with Aimco. Consistent with Aimco’s pay-for-performance philosophy, actual compensation is based on Aimco’s results.

•	Aimco does not provide executives with more than minimal perquisites, such as reserved parking spaces.

•

Aimco does not maintain or contribute to any defined benefit pension or supplemental pension plan for its executive officers. Executive officers participate in Aimco’s 401(k) plan on the same terms as available to all other Aimco teammates.

2022 PROXY STATEMENT	57

•

Aimco’s compensation program, which, among other things, includes caps on cash compensation, shared performance metrics across the organization, multiple performance metrics that align with Aimco’s publicly communicated business strategy, the use of long-term incentive (“LTI”) compensation that is based on TSR, and stock ownership guidelines with required holding periods after vesting, are aligned with the long-term interests of the Company.

•

Consistent with Aimco’s pay-for-performance philosophy, Mr. Powell’s total compensation is highly variable, determined by Aimco’s results. One hundred percent of Mr. Powell’s 2021 target short-term incentive (“STI”) compensation was at risk, based entirely on Aimco’s performance against its corporate goals, as determined by the Committee. One hundred percent of Mr. Powell’s LTI for 2021 is at risk, based on relative TSR over a forward looking, three-year period.

Here is how the Aimco executive compensation program was applied in 2021:

•	With solid 2021 results, executive officers were awarded STI amounts that were above target amounts.

•	Aimco’s 2021 performance highlights include the following:

•	Invested $215M of capital across eight development and redevelopment projects with each remaining on time, on budget, and on plan;

•	Executed more than 630 leases on newly constructed and delivered apartment homes, nearly 200 more than planned at the start of 2021 and at rental rates averaging approximately 115% of target;

•	Revenue and Net Operating Income from Aimco’s operating properties were each up 4.1% year-over-year;

•	Sourced and secured new investments that provide the opportunity for over 4.5M SF and more than $1B of highly accretive development in dynamic, high-growth markets;

•	Closed over $360M in new financings; and

•

Aimco’s intentional culture was recognized once again when the Denver Post named Aimco a “Top Workplace” in Colorado for the ninth consecutive year, and the Washington Post named Aimco a “Top Workplace” in Washington, D.C.

•	Aimco had 46.2% TSR in 2021, and outperformed the Russell 2000 Value Total Return Index and the average TSR for its peer group over the same period.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our NEOs, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

The vote is advisory, which means that the vote is not binding on the Company, our Board or the Committee. However, as described above, we take seriously the views of our stockholders, and to the extent there is any significant vote against our executive compensation as disclosed in this proxy statement, the Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

To be approved at the Annual Meeting, Proposal 3 must receive the affirmative vote of a majority of the total votes cast at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.

We are asking the Company’s stockholders to approve, on an advisory basis, the following resolution: RESOLVED, that the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion & Analysis, the 2021 Summary Compensation Table and the other related tables and disclosure, is hereby APPROVED.

58	AIMCO

OUR EXECUTIVE OFFICERS

The executive officers of the Company, their ages, dates they were first elected as an executive and their positions are set forth below.

Name	Age	First Elected	Position

Wes Powell	43	January 2018	Director (Class III), President and Chief Executive Officer

H. Lynn C. Stanfield	48	October 2018	Executive Vice President and Chief Financial Officer

Jennifer Johnson	50	December 2020	Executive Vice President, Chief Administrative Officer and General Counsel

For more information about Wes Powell, please see the Board of Directors section. Biographical summaries of our other executive officers are set forth below.

H. Lynn C. Stanfield. Ms. Stanfield was appointed Executive Vice President and Chief Financial Officer in December 2020. From October 2018 to December 2020, Ms. Stanfield served as Aimco’s Executive Vice President, Financial Planning & Analysis and Capital Allocation, with responsibility for various finance functions and corporate and income tax strategy, and serving as a member of Aimco’s Investment Committee. Since joining Aimco in March 1999, Ms. Stanfield has held various positions with responsibility for affordable asset management, income tax, and investor relations. Prior to joining Aimco, Ms. Stanfield was engaged in public accounting at Ernst and Young with a focus on partnership and real estate clients and served as Assistant Professor of Accounting at Erskine College. Ms. Stanfield holds a Master of Professional Accountancy from Clemson University and is a licensed CPA.

Jennifer Johnson. Ms. Johnson was appointed Executive Vice President, Chief Administrative Officer and General Counsel in December 2020. From August 2009 to December 2020, Ms. Johnson served as Senior Vice President, Human Resources. From July 2006 to August 2009, Ms. Johnson served as Vice President and Assistant General Counsel. She joined the Company as Senior Counsel in August 2004. Prior to joining the Company, Ms. Johnson was in private practice with the law firm of Faegre & Benson LLP with a focus on labor and employment law and commercial litigation. Ms. Johnson earned her law degree from the University of Colorado Law School.

2022 PROXY STATEMENT	59

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS (CD&A)

This CD&A addresses the following:

•	Stockholder Engagement Regarding Executive Compensation;

•	Overview of Aimco’s Pay-for-Performance Philosophy and 2021 Performance Results;

•	Overview of Year-To-Date 2022 Performance Results;

•	Summary of Executive Compensation Program and Governance Practices;

•	What We Pay and Why: Components of Executive Compensation;

•	Total Compensation for 2021;

•	Other Compensation;

•	Post-Employment Compensation and Employment and Severance Arrangements;

•	Other Benefits; Perquisite Philosophy;

•	Stock Ownership Guidelines and Required Holding Periods After Vesting;

•	Role of Outside Consultants;

•	Base Salary, Incentive Compensation, and Equity Grant Practices;

•	2022 Compensation Targets; and

•	Accounting Treatment and Tax Deductibility of Executive Compensation.

60	AIMCO

STOCKHOLDER ENGAGEMENT REGARDING EXECUTIVE COMPENSATION

At Aimco’s 2021 Annual Meeting of Stockholders, approximately 99% of the votes cast in the advisory vote on executive compensation (also commonly referred to as “Say on Pay”) approved the compensation of Aimco’s NEOs as disclosed in Aimco’s 2021 proxy statement. The Committee and Aimco management remain committed to extensive engagement with stockholders as part of ongoing efforts to formulate and implement an executive compensation program designed to align the long-term interests of our executive officers with those of our stockholders. In 2021 and early 2022, we engaged with stockholders representing approximately 65% of shares of Common Stock outstanding as of September 30, 2021, as part of our annual process of soliciting feedback on Aimco’s executive compensation program. The following chart summarizes the collective feedback we received, and actions we have taken in response.

Stockholder Feedback	Action Taken

Overall Program.

The Company received broad support from stockholders on the structure of its post 2020 Spin-Off executive compensation program, the program’s alignment of pay and performance, and the quantum of compensation delivered under the program.

Based on the broad support received from stockholders, the Company made no changes to the overall structure of the program.

Disclosure. Stockholders appreciated the thorough disclosure and encouraged Aimco to continue the same level of disclosure.	The Company has continued the same level of disclosure as prior years.

STI Plan. Stockholders are broadly pleased with the STI plan goals and disclosure of results.	The 2022 STI plan has similar goals and the Company will continue to provide thorough disclosure of results.

LTI Plan.

The Company’s post 2020 Spin-Off three-year, forward looking plan measured upon relative TSR compared to the Russell 2000 Value Index, the FTSE NAREIT Equity Apartments Index, and Aimco’s development peers received broad support from stockholders.

Given that the Company’s LTI plan metrics received broad support from stockholders, the Company did not make changes to its LTI plan metrics in 2022.

OVERVIEW OF AIMCO’S PAY-FOR-PERFORMANCE PHILOSOPHY AND 2021 PERFORMANCE RESULTS

Aimco is a pay-for-performance organization. Aimco starts by setting target total compensation near the median of target total compensation for Aimco’s peers as identified below, both as a measure of fairness and also to provide an economic incentive to remain with Aimco. Actual compensation varies from target compensation based on Aimco’s results. Each officer’s annual cash incentive compensation, “short term incentive” or STI, is based in part on Aimco’s performance against corporate, rather than personal, goals. The more senior the officer, the greater the percentage of his or her STI that is based on Aimco’s performance against its corporate goals. Aimco’s longer term compensation, “long term incentive” or LTI, follows a similar tiered structure. Each officer’s LTI is based in part on relative “total stockholder return” or TSR, with NEOs having a greater share of their LTI based on relative TSR. In the case of Mr. Powell, his entire LTI award is “at risk” based on Aimco’s relative TSR. LTI is measured and vests over time, so that officers bear longer term exposure to the decisions they make.

2022 PROXY STATEMENT	61

To reinforce alignment of stockholder and management interests, Aimco also has stock ownership guidelines that require substantial equity holdings by executive officers, as described further below.

Aimco had 46.2% TSR in 2021. The following graph compares cumulative total returns for Aimco’s Common Stock, the Russell 2000 Value Index, the FTSE NAREIT Equity Apartments Index, and Aimco’s development peers. The graph assumes the investment of $100 in Aimco’s Common Stock and in each index on December 31, 2020, and that all dividends paid have been reinvested.

	For the fiscal years ended December 31,
Index	2020	2021

Aimco(1)	$100.00	$146.21

Russell 2000 Value Total Return(2)	100.00	128.27

FTSE NAREIT Equity Apartments Index(3)	100.00	163.61

Peer Group(1)	100.00	136.24

(1)	Source: Zacks Investment Research, Inc. and Russell Investments, Inc.

(2)	Source: FTSE NAREIT Equity Apartments Index & Russell 2000

(3)	Source: National Association of Real Estate Investment Trusts

62	AIMCO

Following the 2020 Spin-Off, Aimco has a new strategy: to make and manage real estate investments where significant value can be created through the talents, insights, and dedication of the Aimco team. Highlights for 2021 included the following:

DEVELOPMENT AND REDEVELOPMENT

Invested $215M of capital across eight development and redevelopment projects with each remaining on time, on budget, and on plan.

Executed more than 630 leases on newly constructed and delivered apartment homes, nearly 200 more than planned at the start of 2021 and at rental rates averaging approximately 115% of target.

Construction Activity:

  At the North Tower of Flamingo Point in Miami Beach, FL, the major redevelopment continued on schedule, with the remaining units delivered in early March 2022, on schedule. The property reached stabilized occupancy in April 2022, more than six months ahead of schedule and at rental rates more than 25% ahead of underwriting target.

At Upton Place in Northwest Washington, D.C., the project progressed on schedule and on budget, with a target to complete construction in 2024.

The Benson Hotel and Faculty Club on the Anschutz Medical and Life Sciences Campus in Aurora, CO, progressed on schedule and on budget, with a target to complete construction in early 2023.

  Began the development of Oak Shore, consisting of 16 luxury single family rental homes plus eight accessory dwelling units in Corte Madera, CA. The project progressed on schedule and on budget, with deliveries expected beginning in 2023 and stabilization in 2025.

  Began the major redevelopment of The Hamilton in the Edgewater neighborhood of Miami, FL. The project is on schedule and on budget, with apartment homes targeted to come back online in 2022 and stabilization targeted for 2024.

Lease-Up Progress:

At 707 Leahy in Redwood City, CA, stabilized occupancy was achieved during 3Q 2021.

At Prism in Cambridge, MA, for which all apartment homes had been delivered and construction was complete as of 1Q 2021, stabilized occupancy was achieved during 4Q 2021.

At The Fremont on the Anschutz Medical and Life Sciences Campus in Aurora, CO, the lease-up of the 253-unit property was ahead of plan, with stabilized occupancy achieved in the third quarter of 2022.

STABILIZED OPERATING PROPERTY RESULTS[4]

➢ 2021 REVENUE 4.1% YOY

➢ 2021 NOI 4.1% YOY[5]

[4]

Stabilized Operating Property Results is a non-GAAP financial measure. A reconciliation of non-GAAP financial measures used in this Proxy Statement to their most directly comparable GAAP financial measures is included in Appendix A to this Proxy Statement, entitled “Glossary and Reconciliations of Non-GAAP Financial and Operating Measures.”

[5]

NOI is a non-GAAP financial measure. A reconciliation of non-GAAP financial measures used in this Proxy Statement to their most directly comparable GAAP financial measures is included in Appendix A to this Proxy Statement, entitled “Glossary and Reconciliations of Non-GAAP Financial and Operating Measures.”

2022 PROXY STATEMENT	63

INVESTMENT ACTIVITY

Sourced and secured new investments that provide the opportunity for over 4.5M SF and more than $1B of highly accretive development in dynamic, high-growth markets. Key new investments included the following:

Acquired eight properties adjacent to Hamilton on the Bay for $19M. Combined with the land purchased as part of the initial acquisition of Hamilton on the Bay, Aimco can, in total, now construct more than 1.1M SF of new development in this rapidly growing submarket.

Entered into a joint venture with Kushner Companies to purchase three undeveloped land parcels located in Fort Lauderdale, FL. The total contract price for the land was $49M ($25M at Aimco’s 51% share), and current zoning allows for the development of approximately 3M SF of multi-family homes and commercial space. The land purchase closed in January 2022.

Purchased for $4M seven acres of developable land in Colorado Springs, CO that allows for the development of up to 119 apartment homes and townhomes.

Acquired, for $40M, Eldridge Townhomes, a 58-unit townhome community located in Elmhurst, IL that Aimco developed between 2018 and 2020. Eldridge Townhomes is located adjacent to an existing 400-unit Aimco community and the acquisition provides for continued operational efficiencies and improved NOI margins.[6]

Purchased, for $6.2M, 1.5 acres of fully entitled land on the Anschutz Medical and Life Sciences Campus in Aurora, CO plus options allowing for the purchase of an additional 5.2 acres that will accommodate more than 750K SF of new development. The 1.5 acre site is now being developed as The Benson Hotel and Faculty Club and represents a critical step in advancement of the campus masterplan.

BALANCE SHEET AND FINANCING ACTIVITY

Closed over $360M in new financings. Key financing and balance sheet highlights included the following:

Closed a $150M. loan secured by our leasehold interest in the North Tower at Flamingo Point. The initial term of the loan was three years with two one-year extension options at an interest rate floating at One Month LIBOR plus 360 bps. The floating interest rate had a 3.85% floor. Loan proceeds were used to fund the completion of construction of the North Tower at Flamingo Point and other investment activity. The loan was satisfied in full on September 1, 2022, 18 months sooner than originally anticipated in connection with the cancellation of our leasehold interest following the successful development and lease-up of the property.

Closed a $101M construction loan for the redevelopment of Hamilton on the Bay. The initial term of the loan is three years with two one-year extension options at an interest rate floating at One Month LIBOR plus 320 bps. The floating interest rate has a 3.45% floor.

Closed a $52M preferred equity commitment from an institutional equity partner to partially fund the Upton Place development in Washington, D.C., freeing up Aimco capital for other accretive uses and improving the expected return on Aimco equity.

As of December 31, 2021, Aimco had $395M of liquidity, including cash and capacity on our revolving credit facility.

HUMAN CAPITAL

Recognized in 2021 as a “Top Workplace” in Colorado and Washington, D.C.	HIGHLY ENGAGED TEAM 4.21 (out of 5 stars) in 2021

One of only six companies to be recognized in Colorado for each of the past nine years.

[6]

NOI margin is a non-GAAP financial measure. A reconciliation of non-GAAP financial measures used in this Proxy Statement to their most directly comparable GAAP financial measures is included in Appendix A to this Proxy Statement, entitled “Glossary and Reconciliations of Non-GAAP Financial and Operating Measures.”

64	AIMCO

OVERVIEW OF YEAR-TO-DATE 2022 PERFORMANCE RESULTS

Highlights in the Company’s 2022 areas of strategic focus through June 30, 2022, included the following:

DEVELOPMENT AND REDEVELOPMENT

Through 2Q 2022, Aimco invested $128M of capital across eight development and redevelopment projects, which remain on track, as measured by budget, lease-up metrics, and current market valuations.

Following the successful development and lease-up of 707 Leahy in Redwood City, CA, Prism in Cambridge, MA, Flamingo Point North Tower in Miami Beach, FL, and The Fremont on the Anschutz Medical and Life Sciences Campus in Aurora, CO, Aimco and AIR canceled Aimco’s leasehold interest in each property on September 1, 2022. In return for the termination of the leases, Aimco received $200M, resulting in value creation, net of costs, of approximately $100M, which was realized approximately 18 months earlier than anticipated.[7]

Construction Activity and Lease-Up Progress:

  At The Hamilton in Miami, FL, Aimco welcomed first residents into redesigned and fully renovated units in August 2022. As of July 31, 2022, 61 units were leased or pre-leased at rental rates more than 20% ahead of underwriting target.

  Construction continues on schedule and on budget at Upton Place in Northwest Washington, D.C., the Benson Hotel and Faculty Club on the Anschutz Medical and Life Sciences Campus in Aurora, CO, and at our single-family home development project, Oak Shore, in Corte Madera, CA.

More than 80% of the 106,000 square feet of planned retail space at Upton Place was leased to two anchor tenants more than 18 months ahead of delivery and at terms ahead of underwriting.

STABILIZED OPERATING PROPERTY RESULTS[8]

➢ THROUGH 2Q 2022, REVENUE 10.7% YOY

➢ THROUGH 2Q 2022, NOI 14.9% YOY[9]

[7]

Value creation, net of costs is a non-GAAP financial measure. A reconciliation of non-GAAP financial measures used in this Proxy Statement to their most directly comparable GAAP financial measures is included in Appendix A to this Proxy Statement, entitled “Glossary and Reconciliations of Non-GAAP Financial and Operating Measures.”

[8]

Stabilized Operating Property Results is a non-GAAP financial measure. A reconciliation of non-GAAP financial measures used in this Proxy Statement to their most directly comparable GAAP financial measures is included in Appendix A to this Proxy Statement, entitled “Glossary and Reconciliations of Non-GAAP Financial and Operating Measures.”

[9]

NOI is a non-GAAP financial measure. A reconciliation of non-GAAP financial measures used in this Proxy Statement to their most directly comparable GAAP financial measures is included in Appendix A to this Proxy Statement, entitled “Glossary and Reconciliations of Non-GAAP Financial and Operating Measures.”

2022 PROXY STATEMENT	65

INVESTMENT ACTIVITY

Through opportunities directly sourced by the Aimco team, Aimco’s development pipeline has nearly tripled since the start of 2021, with the potential, in total, for more than 15M square feet of residential and mixed-use development. Key investment activities in 2022 include the following:

Formed a joint venture for the construction of approximately 1M SF of mixed-use development in the Edgewater neighborhood of Miami, FL. Aimco has a 20% share of the joint venture, which includes the initial contribution of an eighth of an acre of land that Aimco purchased for $1.7M in January 2022. The development site is situated as the gateway to Aimco’s Edgewater land assemblage and its redevelopment of The Hamilton. Aimco will serve as the development manager for the venture and expects to begin construction in 2023.

Executed a joint venture agreement to act as a co-GP on the development of a phased multifamily community in Bethesda, MD. The project is fully entitled and includes approvals for over 2,200 units in six phases. Aimco will participate in the first two multifamily phases totaling 574 units with an expected Aimco investment of approximately $18M. Aimco has rights to increase our investment and to choose to participate in future phases of development.

Closed on the purchase of three development parcels for $100M in the rapidly growing Flagler Village neighborhood of Fort Lauderdale, FL. The nine-acre assemblage allows for approximately 3M SF of phased, mixed-use development, which could contain up to 1,500 residential units, more than 300 hotel keys, and more than 100,000 SF of retail space at full build-out. Aimco intends to execute the planned development activity through joint venture financing.

Sold Pathfinder Village, a 246-unit apartment community located in Fremont, CA, for $127M. Proceeds, net of the repayment of the existing property debt and transaction related costs, were $71.8M. The property sold for more than the value used in Aimco’s internal NAV estimate.

Sold Cedar Rim, a 104-unit apartment community located in Renton, WA, for $53M. The property was owned free and clear of debt prior to the sale. The property sold for more than the value used in Aimco’s internal NAV estimate.

Sold 2900 on First, a 135-unit apartment community with 14,000 SF of retail located in Seattle, WA, for $69M. The property sold for more than the value used in Aimco’s internal NAV estimate.

BALANCE SHEET AND FINANCING ACTIVITY

Aimco has retired or refinanced more than $1B of near-term liabilities, improving our balance sheet, which is now comprised of primarily fixed-rate debt with an average term to maturity of 8.4 years. Key financing and balance sheet highlights include the following:

Early monetization of four development leased assets from AIR, completed on September 1, 2022.

Reached agreement with AIR for the accelerated repayment of $534M in notes, which carried a rate of 5.2%, prior to their maturity in January 2024. The early payoff, including $17M of spread maintenance costs, was completed in July 2022 with proceeds generated from:

•   The financing of $575M of property level loans with a weighted average term of 9.4 years and a weighted average fixed interest rate, net of monetized swaption proceeds, of 4.37%. Aimco received $337M of proceeds, net of the repayment of existing property debt balances and prepayment penalties;

•   The sale of Pathfinder Village and Cedar Rim for $127M and $53M, respectively. Proceeds, net of the existing property debt and transaction related costs, were $122M; and

•   A $102M, 8% preferred equity financing placement on a portfolio of stabilized assets with an institutional equity partner.

Entered into programmatic joint venture agreement with Alaska Permanent Fund Corporation (“APFC”) targeting up to $1B of future Aimco-led multifamily developments. Pursuant to the agreement, APFC will fund up to $360M of limited partner equity into projects meeting specific criteria, including, among other items, return thresholds and minimum project size. Aimco will act as the general partner and developer, committing to at least $40M through funding or contribution of assets, while earning customary fees.

Aimco’s joint venture in Fort Lauderdale, FL secured a $40M loan ($20.4M at Aimco’s share) to facilitate the purchase of three land parcels for $49M ($25M at Aimco’s share).

Secured a $23M non-recourse construction loan to fund the development of Oak Shore in Corte Madera, CA.

66	AIMCO

HUMAN CAPITAL

Recognized in 2022 with Healthiest Employers Awards in South Florida and Denver, ranking #1 in its category for South Florida and a top scorer in Denver’s medium sized employer category.

   The Healthiest Employers Awards honor companies with policies and initiatives promoting the health and well-being of their employees. Healthiest Employers takes a holistic view of worksite health, evaluating the extent of leadership team buy-in, including how well they understand the needs of the employee population and how they proactively support wellbeing.

HIGHLY ENGAGED TEAM Record 4.52 (out of 5 stars) team engagement for 2022 92% response rate

PUBLIC MARKET EQUITY

Through 2Q 2022, Aimco repurchased 742,164 shares of its common stock at a weighted average price of $5.93 per share.

In July 2022, Aimco’s Board of Directors refreshed the share repurchase authorization to authorize the repurchase of up to 15M additional shares.

2022 PROXY STATEMENT	67

SUMMARY OF EXECUTIVE COMPENSATION PROGRAM AND GOVERNANCE PRACTICES

Below we summarize certain executive compensation program and governance practices, including practices we have implemented to drive performance and practices we avoid because we believe they would not serve our stockholders’ long-term interests.

What Aimco Does

Pays for performance. A significant portion of executive pay is not guaranteed, but rather is at risk and tied to key financial and value creation metrics that are set in advance and disclosed to stockholders. All of the incentive compensation (both STI and LTI) for Mr. Powell is subject to the achievement of various performance objectives. For the other NEOs, all STI compensation, and two-thirds of target LTI compensation is subject to the achievement of various performance objectives.

Balances short-term and long-term incentives. The incentive programs provide a balance of annual and longer-term incentives, with LTI compensation vesting over multiple years comprising a substantial percentage of target total compensation.

Uses multiple performance metrics. These mitigate the risk of the undue influence of a single metric by utilizing multiple performance measures. Such measures differ for STI and LTI.

Caps award payouts. Amounts or shares that can be earned under the STI plan and LTI plan are capped.

Uses market-based approach for determining NEO target pay. Target total compensation for NEOs is generally set near the median for peer comparators. The Committee reviews the peer comparator group annually.

Maintains stock ownership guidelines and holding periods after vesting until ownership guidelines are met. Aimco has the following minimum equity ownership requirements: CEO – five times base salary; and other executive officers – three times base salary.

Includes double-trigger change in control provisions. Equity awards include “double trigger” provisions requiring both a change in control and a subsequent termination of employment (other than for cause) for accelerated vesting to occur.

Uses an independent compensation consulting firm. The Committee engages an independent compensation consulting firm that specializes in the real estate industry.

Maintains a claw back policy. In the event of a financial restatement resulting from misconduct by an executive, the claw back policy allows the Company to recoup incentive compensation paid to the executive based on the misstated financial information. The policy covers all forms of bonus, incentive, and equity compensation.

Conducts a risk assessment. The Committee annually conducts a compensation risk assessment to determine whether the compensation policies and practices, or components thereof, create risks that are reasonably likely to have a material adverse effect on the Company.

Acts through an independent Compensation Committee. The Committee consists entirely of independent directors.

What Aimco Does Not Do

Guarantee salary increases, bonuses or equity grants. The Company does not guarantee annual salary increases or bonuses. The Company makes no guaranteed commitments to grant equity-based awards.

Provide excise tax gross-up payments. The Company will not enter into contractual arrangements that include excise tax gross-up payments.

Reprice options. The Company has never repriced the per-share exercise price of any outstanding stock options. Repricing of stock options is not permitted under the Company’s Second Amended and Restated 2015 Stock Award and Incentive Plan (the “2015 Plan”) without first obtaining approval from the stockholders of the Company.

Pay dividends or dividend equivalents on unearned performance shares. Performance share award agreements provide for the payment of dividends only if and after the shares are earned. Dividends, if any, accrue during the performance period and are paid once shares are earned.

Provide more than minimal personal benefits. The Company does not provide executives with more than minimal perquisites, such as reserved parking spaces.

68	AIMCO

WHAT WE PAY AND WHY: COMPONENTS OF EXECUTIVE COMPENSATION

Total compensation for Aimco’s NEOs is comprised of the following components:

Compensation Component	Form	Purpose

Base Salary	Cash	Provide a salary that is competitive with market.

STI	Cash	Reward executive for achieving short-term business objectives.

LTI	Restricted stock, stock options, and/or long-term incentive units in our operating partnership (“LTIP Units”), subject to performance and/or time vesting, typically over three to four years.	Align executive’s compensation with stockholder objectives, and provide an incentive to take a longer-term view of Aimco’s performance.

LTI compensation directly ties the interests of executives to the interests of our stockholders, and comprises a substantial proportion of compensation for Aimco NEOs, as follows:

CEO 2021 TARGET PAY MIX	OTHER NEOs 2021 TARGET PAY MIX

2022 PROXY STATEMENT	69

CEO Pay Overview

The Committee determines the compensation for the CEO. In setting Mr. Powell’s target total compensation for 2021, the Committee considered, among other things, the peer group compensation data as discussed below and Mr. Powell’s relevant expertise and experience. Because Mr. Powell was new to his position, the Committee set his target total compensation at approximately 80% of the median for the peer group. The Committee devised a compensation plan for Mr. Powell that resulted in approximately 29% base salary, 29% based on Aimco’s performance against its 2021 corporate goals, and 42% based on relative TSR. Mr. Powell’s target compensation mix is illustrated as follows:

How the Committee determines the amount of target total compensation for executive officers

In addition to reviewing the performance of, and determining the compensation for, the CEO, the Committee also reviews and approves the decisions made by the CEO as to the compensation of Aimco’s other executive officers. Base salary, target STI, and target LTI are generally set near the median base salary, target STI, and target LTI for peer comparators.

How peer comparators are identified

The Committee, with the advice of its independent executive compensation consultant, developed a new peer group for post-2020 Spin-Off Aimco based on industry and business strategy, and with total assets generally in the range of 0.25x to 2.5x Aimco’s post-2020 Spin-Off gross asset value. Based on this analysis, Aimco included as “peers” for 2021 compensation the following 13 real estate companies:

Peer Group

Alexander & Baldwin, Inc.	Investors Real Estate Trust

Alexanders, Inc.	JBG SMITH Properties

Armada Hoffler Properties, Inc.	Stratus Properties, Inc.

Clipper Realty, Inc.	The St. Joe Co.

Five Point Holdings, LLC	UMH Properties, Inc.

Forestar Group, Inc.	Washington Real Estate Investment Trust

Independence Realty Trust, Inc.

70	AIMCO

Risk analysis of Aimco’s compensation programs

The Committee considers risk-related matters when making decisions with respect to executive compensation and has determined that neither Aimco’s executive compensation program nor any of its non-executive compensation programs create risk-taking incentives that are reasonably likely to have a material adverse effect on the organization. Aimco’s compensation programs align management incentives with the long-term interests of the Company.

Aimco’s Compensation Program Discourages Excessive Risk-Taking

Limits on STI. The compensation of executive officers and other teammates is not overly weighted toward STI. Moreover, STI is capped.

Use of LTI. LTI is included in target total compensation and typically vests over a period of three to four years. The vesting period encourages officers to focus on sustaining Aimco’s long-term performance. Executive officers with more responsibility for strategic and operating decisions have a greater percentage of their target total compensation allocated to LTI. LTI is capped at two times target, or 200%, for the CEO, and 1.67 times target, or 167%, for the other NEOs.

Stock ownership guidelines and required holding periods after vesting. Aimco’s stock ownership guidelines require all executive officers to hold a specified amount of Aimco equity. Any executive officer who has not yet satisfied the stock ownership requirements for his or her position must retain LTI after its vesting until stock ownership requirements are met. These policies ensure each executive officer has a substantial amount of personal wealth tied to long-term holdings in Aimco stock.

Shared performance metrics across the organization. A portion of STI for the NEOs is based upon Aimco’s performance against its corporate goals, which are reviewed and approved by the Committee. One hundred percent of Mr. Powell’s STI, and 50% of the STI for the other NEOs, is based upon Aimco’s performance against its corporate goals. In addition, having shared performance metrics across the organization reinforces Aimco’s focus on a collegial and collaborative team environment.

LTI based on TSR. One hundred percent of the Mr. Powell’s LTI, and 67% of the LTI for the other NEOs, is based on relative TSR.

Multiple performance metrics. Aimco had six corporate goals for 2021. In addition, through Aimco’s performance management program, Managing Aimco Performance, or MAP, which sets and monitors performance objectives for every team member, each team member had several different individual performance goals that are set at the beginning of the year and approved by management. Mses. Stanfield and Johnson had an average of six individual goals for 2021. Having multiple performance metrics inherently reduces excessive or unnecessary risk-taking, as incentive compensation is spread among a number of metrics rather than concentrated in a few.

TOTAL COMPENSATION FOR 2021

For 2021, total compensation is the sum of base compensation earned in 2021, STI earned in 2021, and LTI awards granted in 2021. Additionally, total compensation for 2021 includes one-time restricted stock awards granted by the Committee to the NEOs in connection with the NEOs’ newly appointed positions following the 2020 Spin-Off, for the express purpose of retention, and to align the long-term interests of the NEOs with those of the Company’s stockholders. The one-time awards are described below under the heading “Other Compensation.”

Base Compensation for 2021

For 2021, Mr. Powell’s base compensation was $525,000, approximately 80% of the median for CEOs in Aimco’s peer group. For 2021, Ms. Stanfield’s base compensation was $425,000 and base compensation for Ms. Johnson was set at $371,280, unchanged from their base compensation for 2020.

Short-Term Incentive Compensation for 2021

The Committee determined Mr. Powell’s STI by the extent to which Aimco met six designated corporate goals, which are described below and are referred to as Aimco’s Key Performance Indicators, or KPIs.

For the other NEOs, calculation of STI was determined by two components: Aimco’s performance against the KPI; and each officer’s achievement of her individual MAP goals. For example, if an executive’s target STI was $400,000 and weighted 50% on KPIs, then 50% of that amount, or $200,000, varied based on KPI results and

2022 PROXY STATEMENT	71

50% of that amount, or $200,000, varied based on MAP results. As actual KPI results were 126.75% of target in 2021, then the executive would receive 126.75% of $200,000 ($253,500) for the KPI portion of her STI, and if MAP results were 100%, such hypothetical executive would receive 100% of the $200,000, for a total STI payment of $453,500.

Aimco’s 2021 KPIs reflected Aimco’s publicly communicated areas of strategic focus, as set forth below. Specifically, Aimco’s KPIs consisted of the following six corporate goals that were reviewed with, and approved by, the Committee, each weighted as described.

[10]

NOI is a non-GAAP financial measure. A reconciliation of non-GAAP financial measures used in this Proxy Statement to their most directly comparable GAAP financial measures is included in Appendix A to this Proxy Statement, entitled “Glossary and Reconciliations of Non-GAAP Financial and Operating Measures.”

72	AIMCO

These goals aligned executive officers with the publicly communicated, long-term goals of the Company without encouraging them to take unnecessary and excessive risks. Threshold performance paid out at 50%; target performance paid out at 100%; and maximum performance paid out at 200%.

For some goals, where performance was between threshold and target or between target and maximum, the amount of the payout was interpolated.

The following is a tabular presentation of the performance criteria and results for 2021, explained in detail in the paragraphs that follow:

Performance Measures	Goal Weighting	Threshold 50%	Target 100%	Maximum 200%	Actual	Payout

Operating Property Results	10%

2021 NOI Achievement of Stabilized Portfolio[11]	10%	5%<Budget	Budget	5%>Budget	>5%>Budget	20.00%

Development and Redevelopment	35%

Development and Redevelopment Execution as Compared to the 2021 Budget and Plan	35%	—	Based on completion of projects on time and on budget, and achievement of year-end occupancy and rental rates consistent with the 2021 budget and plan.	—	Invested $215M of capital across eight development and redevelopment projects with each remaining on time, on budget, and on plan. Executed more than 630 leases on newly constructed and delivered apartment homes, nearly 200 more than planned at the start of 2021 and at rental rates averaging approximately 115% of target. Year-end occupancy for 2021 was also ahead of target.	43.75%

Investment Activity	10%

New Value-Add, Opportunistic, and Alternative Investments Secured in 2021	10%	—	Based on the securing of new value-add, opportunistic, and alternative investments, including development, redevelopment, acquisitions, programmatic joint ventures, debt placements, operational turnarounds, and re-entitlements.	—	Commenced two new development and redevelopment projects. Sourced and secured new investments that provide the opportunity for over 4.5M square feet and more than $1B of highly accretive development in dynamic, high-growth markets. Made a passive equity investment in a strategic venture capital firm focused on investing in real estate technology companies.	15.00%

Balance Sheet and Financing Activity	30%

Activities that Strengthen Aimco’s Balance Sheet and Add Financial Flexibility	30%	—	Based on financing activities, maintaining abundant liquidity, and other activities that strengthen Aimco’s balance sheet and add financial flexibility.	—	Closed over $360M in new financings, including a $150M loan secured by our leasehold interest in the North Tower at Flamingo Point, a $101M construction loan for the redevelopment of Hamilton on the Bay, and a $52M preferred equity commitment from an institutional equity partner to partially fund the Upton Place development. As of December 31, 2021, we had $395M of liquidity, including cash and capacity on our revolving credit facility.	35.00%

[11]

NOI is a non-GAAP financial measure. A reconciliation of non-GAAP financial measures used in this Proxy Statement to their most directly comparable GAAP financial measures is included in Appendix A to this Proxy Statement, entitled “Glossary and Reconciliations of Non-GAAP Financial and Operating Measures.”

2022 PROXY STATEMENT	73

Performance Measures	Goal Weighting	Threshold 50%	Target 100%	Maximum 200%	Actual	Payout

Human Capital	10%

Retention and Team Engagement	10%	—	Based on team retention ratios and team engagement scores	—	Team engagement score of 4.21 out of 5, ahead of target. Zero voluntary turnover at the officer level, consistent with target. Higher than expected turnover below the officer level resulting from the 2020 Spin-Off transition and market conditions. At year-end, the team was largely stabilized.	8.00%

Environmental, Social, and Governance (ESG)	5%

Progress Against ESG Objectives	5%	—	Based on the advancement of ESG objectives and the publication of a Corporate Responsibility Report that reflects ESG priorities and performance	—	Updated ESG policies following the 2020 Spin-Off and published Corporate Responsibility Report. Obtained LEED Gold certification on completed development project and building to LEED Gold and Silver standards and/or Fitwel Wellness on other projects. Recognized as a “Top Workplace” and a “Healthiest Employer.”	5.00%

Total						126.75%

An explanation of the objective of each goal and performance levels and payouts for each goal is set forth below.

NOI Achievement of Stabilized Portfolio (10% of KPI). The primary objective of this goal was to fulfill the Company’s strategic objective of driving rent growth for its stabilized portfolio based on high levels of resident retention, through superior customer selection and satisfaction, coupled with disciplined innovation resulting in sustained cost control, to maximize NOI margins. For 2021, the range for the NOI achievement goal was as follows: “Threshold” equated to achievement of five percent unfavorable to 2021 budgeted NOI; “Target” equated to achievement of 2021 budgeted NOI; and “Maximum” equated to five percent favorable to 2021 budgeted NOI. The Company’s stabilized portfolio NOI for 2021 was more than 5% favorable to budgeted NOI. This resulted in a payout on the NOI achievement goal of 20.00% for each of the NEOs.12

Development and Redevelopment Execution (35% of KPI). The primary objective of this goal was to fulfill Company’s strategic objective of executing active development, redevelopment, and lease-up projects pursuant to the Company’s 2021 budget and plan. Large and/or complex projects provided increased weighting toward the total goal weighting of 35%, with smaller scale projects provided lower weighting toward the total goal weighting. Achievement for each project was determined with reference to the 2021 budgeted investment and plan for the project, and was based on the extent to which the project work was completed on time and within budget, as well as, where applicable, the extent to which year-end occupancy and rental rates were consistent with the 2021 budget and plan. In 2021, the Company invested $215M of capital across eight development and redevelopment projects with each remaining on time, on budget, and on plan. The Company executed more than 630 leases on newly constructed and delivered apartment homes, nearly 200 more than planned at the start of 2021 and at rental rates averaging approximately 115% of target. Year-end occupancy for 2021 was also ahead of target. These outcomes resulted in a payout on this goal of 43.75% for each of the NEOs.

[12]

NOI and NOI margin are non-GAAP financial measures. A reconciliation of non-GAAP financial measures used in this Proxy Statement to their most directly comparable GAAP financial measures is included in Appendix A to this Proxy Statement, entitled “Glossary and Reconciliations of Non-GAAP Financial and Operating Measures.”

74	AIMCO

New Value-Add, Opportunistic, and Alternative Investments (10% of KPI). The primary objective of this goal was to fulfill the Company’s strategic objective of securing new value-add and opportunistic investment opportunities, including development, redevelopment, acquisitions, programmatic joint ventures, debt placements, operational turnarounds, and re-entitlements. In 2021, the Company commenced two new development and redevelopment projects. Specifically, the Company began the development of Oak Shore, consisting of 16 luxury single family rental homes plus eight accessory dwelling units in Corte Madera, CA. The project is on schedule and on budget, with deliveries expected beginning in 2023 and stabilization in 2025. The Company also began the major redevelopment of Hamilton on the Bay in the Edgewater neighborhood of Miami, FL. The project is on schedule and on budget, with apartment homes targeted to come back online in 2022 and stabilization targeted for 2024. Additionally, the Company sourced and secured new investments that provide the opportunity for over 4.5M square feet and more than $1B of highly accretive development in dynamic, high-growth markets. Specifically, the Company acquired eight properties adjacent to Hamilton on the Bay for $19M. Combined with the land purchased as part of the initial acquisition of Hamilton on the Bay, the Company can, in total, now construct more than 1.1M square feet of new development in this rapidly growing submarket. The Company entered into a joint venture with Kushner Companies to purchase three undeveloped land parcels located in Fort Lauderdale, FL. The total contract price for the land was $49M ($25M at Aimco’s 51% share), and current zoning allows for the development of approximately 3M square feet of multi-family homes and commercial space. The land purchase closed in January 2022. The Company purchased for $4M seven acres of developable land in Colorado Springs, CO that allows for the development of up to 119 apartment homes and townhomes. The Company acquired, for $40M, Eldridge Townhomes, a 58-unit townhome community located in Elmhurst, IL that the Company developed between 2018 and 2020. Eldridge Townhomes is located adjacent to an existing 400-unit Aimco community and the acquisition provides for continued operational efficiencies and improved NOI margins. The Company purchased, for $6.2M, 1.5 acres of fully entitled land on the Anschutz Medical and Life Sciences Campus in Aurora, CO plus options allowing for the purchase of an additional 5.2 acres that will accommodate more than 750K square feet of new development. The 1.5 acre site is now being developed as The Benson Hotel and Faculty Club and represents a critical step in advancement of the campus masterplan. Finally, the Company made a $0.5M passive equity investment in Camber Creek, a strategic venture capital firm focused on investing in real estate technology companies. These new investments resulted in a payout on this goal of 15.00% for each of the NEOs.

Balance Sheet and Financing Activity (30% of KPI). The primary objective of this goal was to fulfill the Company’s strategic objectives of securing new financings and maintaining abundant liquidity. In 2021, the Company closed over $360M in new financings. Specifically, we closed a $150M loan secured by our leasehold interest in the North Tower at Flamingo Point. The initial term of the loan is three years with two one-year extension options at an interest rate floating at One Month LIBOR plus 360 bps. The floating interest rate has a 3.85% floor. Loan proceeds are being used to fund the completion of construction of the North Tower at Flamingo Point and other investment activity. The Company closed a $101M construction loan for the redevelopment of Hamilton on the Bay. The initial term of the loan is three years with two one-year extension options at an interest rate floating at One Month LIBOR plus 320 bps. The floating interest rate has a 3.45% floor. Additionally, the Company closed a $52M preferred equity commitment from an institutional equity partner to partially fund the Upton Place development in Washington, D.C., freeing up Aimco capital for other accretive uses and improving the expected return on Aimco equity. As of December 31, 2021, the Company had $395M of liquidity, including cash and capacity on our revolving credit facility. This resulted in a payout on the balance sheet goal of 35.00% for each of the NEOs.

Team Retention Ratios and Engagement Scores (10% of KPI). The primary objective of this goal was to fulfill Aimco’s strategic objective of fostering a healthy environment of respect and innovation, empowering our

2022 PROXY STATEMENT	75

human capital to create value. For 2021, Aimco’s stated goal was zero voluntary turnover at the officer level and overall team engagement of 4.20 out of 5. Every teammate is surveyed via a third-party, confidential survey on his or her annual anniversary of employment. The team engagement score consists of the average of the responses to the questions that comprise the engagement index, on a scale of 1 to 5, for all teammates who complete the survey during the year. For 2021, Aimco’s team engagement score was a 4.21 out of 5. Aimco also met its stated goal of zero voluntary turnover at the officer level.

However, Aimco had higher than expected turnover below the officer level due to the transition resulting from the 2020 Spin-Off and market conditions. The team was largely stabilized as of year-end. This resulted in a payout on the human capital goal of 8.00% for each of the NEOs.

Environmental, Social, and Governance (5% of KPI). The primary objective of this goal was to fulfill Aimco’s strategic objective of continuing our commitment to the communities in which we work, live, and invest by building apartment communities with conservation and sustainability in mind and giving back to the community by way of Aimco’s philanthropic program, Aimco Cares, both in monetary support and through volunteerism. In 2021, Aimco updated is ESG policies following the 2020 Spin-Off and published a Corporate Responsibility Report reflecting its ESG priorities and performance. In 2021, Aimco obtained LEED Gold certification of its previously completed development of Parc Mosaic in Boulder, Colorado. Additionally, Aimco’s current development of Oak Shore in Corte Madera, CA is being built to LEED Gold standards, and its current development of Upton Place is being built to LEED Silver standards and Fitwel Wellness, and includes a 267kW Solar Power Farm. Aimco was recognized by the Denver Post as a top workplace in Colorado and by the Washington Post as a top workplace in the Washington, D.C., area, and was recognized by the Denver Business Journal as one of the Denver Area’s healthiest employers. Aimco raised $412,000 through its Charity Golf Classic, benefitting military veterans and providing scholarships for students in affordable housing, and Aimco teammates volunteered their time to multiple charitable causes throughout the year. This resulted in a payout on the ESG goal of 5.00% for each of the NEOs.

Due to Aimco’s overall achievement on each of its 2021 goals, Aimco’s overall KPI performance was 126.75%. Accordingly, each NEO was awarded 126.75% of the portion of his or her target STI attributable to KPI.

Various of the key financial indicators we use in managing our business and in evaluating our financial condition and operating performance are non-GAAP measures. Key non-GAAP measures we use are defined, described and, where appropriate, reconciled to the most comparable financial measures computed in accordance with GAAP under the Non-GAAP Measures heading within Part II, Item 7 in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2021.

Long-Term Incentive Compensation Awards for 2021

Under the 2021 LTI program for executive officers, three forms of LTI awards were granted to NEOs on April 28, 2021, as follows: (1) performance-based restricted stock, which was granted to Mr. Powell and Mses. Stanfield and Johnson, representing 50% of the 2021 LTI awards for Mr. Powell and two-thirds of the 2021 LTI awards for Mses. Stanfield and Johnson; (2) performance-based stock options, which were granted to Mr. Powell, representing 50% of his 2021 LTI awards; and (3) time-based restricted stock, which was granted to Mses. Stanfield and Johnson, representing one-third of their 2021 LTI awards, with 25% of the awards vesting on each of January 27, 2022, January 27, 2023, January 27, 2024, and January 27, 2025. Aimco refers to the performance-based restricted stock and the performance-based stock options as “performance-based LTI awards” because the amount of restricted stock and stock options that vest, if any, is determined based on Aimco’s relative TSR performance during a forward looking, three-year performance period, as described in detail below.

76	AIMCO

The Committee typically sets grant dates for LTI awards at the time of its final compensation determination, generally in late January or early February. Due to the 2020 Spin-Off and the additional time taken to create a new executive compensation plan for post-2020 Spin-Off Aimco, the Committee granted 2021 LTI on April 28, 2021. In order to keep the NEOs whole, the Committee awarded 2021 LTI using the closing price of Aimco’s Class A Common Stock and the third-party valuation, as applicable, as of January 27, 2021, the date upon which the Committee would have normally made the awards.

2021 CEO LTI EQUITY MIX	2021 OTHER NEOs LTI EQUITY MIX

The amount of performance-based LTI awards granted in 2021 that may vest are determined in accordance with the following TSR performance metrics:

Metric and Performance Level(1) (relative performance stated as basis points above or below index performance or percentile rank)(2)

	Threshold 50%	Target 100%	Maximum 200%

Relative to Russell 2000 Value Index (1/3 Weighting)	-350 bps	+50 bps	+500 bps

Relative to FTSE NAREIT Equity Apartments Index (1/3 Weighting)	-350 bps	+50 bps	+500 bps

Relative to Custom Developer Peer Group (1/3 Weighting)(3)	30th Percentile	55th Percentile	80th Percentile

(1)	The relative metrics above reflect the metrics used for the awards made in 2021 for the three-year forward looking performance period ending on December 31, 2023.

(2)	If absolute TSR for the three-year forward looking performance period is negative, any portion of the LTI award achieved above target will not vest until absolute TSR is once again positive.

(3)

The custom developer peer group, developed by the Committee with the assistance of its independent executive compensation consultant, consisted of the following 13 real estate companies: Armada Hoffler Properties, Inc.; Clipper Realty, Inc.; Five Point Holdings, LLC; Forestar Group, Inc.; Howard Hughes Corp.; Independence Realty Trust, Inc.; Investors Real Estate Trust (now known as Centerspace); JBG SMITH Properties; Mack-Cali Realty (now known as Veris Residential, Inc.); Stratus Properties, Inc.; The St. Joe Company; Tejon Ranch Co.; and Washington Real Estate Investment Trust.

2022 PROXY STATEMENT	77

Such metrics apply to the performance-based restricted stock granted to Mr. Powell and Mses. Stanfield and Johnson, and the performance-based stock options granted to Mr. Powell. The Committee set threshold performance to pay out at 50%; target performance to pay out at 100%; and maximum performance to pay out at 200%. Performance below threshold will result in no payout. If performance is between threshold and target or between target and maximum, the amount of the payout will be interpolated. Performance-based LTI awards vest 50% following the end of the three-year performance period (based on attainment of TSR targets), and 50% one year later, for a four-year plan from start to finish, illustrated below, subject to the grantee’s continued service to Aimco, and subject to a delay if absolute TSR for the three-year forward looking performance period is negative.

For the purpose of calculating the number of shares of performance-based restricted stock to be granted to Mr. Powell and Mses. Stanfield and Johnson, the dollar amount allocated to restricted stock was divided by $4.17 per share, which price was calculated by a third party financial firm with particular expertise in the valuation of performance-based restricted stock. The share award agreements to which the performance-based restricted shares were granted do not provide for the payment of dividends, if any, until the shares are earned. Dividends, if any, accrue during the performance period. The number of shares subject to the performance-based stock options to be granted to Mr. Powell were determined based on a valuation calculated by a third party financial firm with particular expertise in the valuation of options, taking into account the number of stock options that would have been awarded based on the valuation of a stock option on January 27, 2021, the date of the Committee meeting at which 2021 LTI awards would have been granted but for the 2020 Spin-Off and the additional time taken to create a new executive compensation plan for post-2020 Spin-Off Aimco. The stock options as granted had an exercise price of $6.66, which was the closing price of Aimco’s stock on the grant date of April 28, 2021, and equal to the fair market value of Aimco’s Common Stock on the grant date.

For the purpose of calculating the number of shares of time-based restricted stock to be granted to Mses. Stanfield and Johnson, the dollar amount allocated to restricted stock was divided by $4.62, which was the closing trading price of Aimco’s Common Stock on January 27, 2021.

NEO Compensation for 2021

CEO Compensation. The Committee determined Mr. Powell’s STI for 2021 would be based entirely on Aimco’s performance against corporate goals, described above. The Committee calculated Mr. Powell’s STI by multiplying his STI target of $525,000 by 126.75%, which was the Committee’s payout determination having reviewed Aimco’s overall performance against corporate goals, as described in detail above. The Committee granted

78	AIMCO

Mr. Powell’s LTI in the form of restricted stock and stock options on April 28, 2021, for the three-year performance period from January 1, 2021, through December 31, 2023; the LTI grant is entirely at risk, based on relative returns over the performance period. Mr. Powell’s 2021 target compensation and incentive compensation is summarized as follows:

		Target Total Incentive Compensation		2021 Incentive Compensation
				STI	LTI

Target Total Compensation ($)	Paid Base ($)	STI ($)	LTI ($)	($)(1)	Time-Based Equity ($)	Performance- Based ‘Equity- Restricted Stock ($)(2)	Performance- Based ‘Equity- Stock Options ($)(2)

1,800,000	525,000	525,000	750,000	665,438	—	375,000	375,000

(1)	Amount shown reflects the amount of 2021 STI paid to Mr. Powell.

(2)

Amount shown reflects a 100% payout that would result from achieving “target” performance. Actual payout may range from 0% to 200% of this amount depending on performance results over the forward looking, three-year performance period ending December 31, 2023. The number of shares or options that are earned, if any, will vest with respect to 50% following the end of the three-year performance period and 50% one year later, for a four-year vesting period.

Other NEO Compensation. For Mses. Stanfield and Johnson, an allocation of the target STI was made as follows: 50% of the target STI was calculated based on Aimco’s performance against KPI and 50% of the target STI was calculated based on each executive’s achievement of her individual MAP goals. As described above, Aimco’s KPI performance was 126.75%. Accordingly, each was awarded 126.75% of the portion of her STI attributable to KPI.

In determining the MAP achievement component of 2021 STI, Mr. Powell determined that: Ms. Stanfield’s MAP achievement would be paid at 150% of target for her contributions to finance, capital allocation, and tax and to Aimco’s balance sheet, and specifically for her leadership over post-2020 Spin-Off “start-up” activities; and Ms. Johnson’s MAP achievement would be paid at 200% of target for her leadership over legal matters, human resources, and risk management, and specifically for her leadership over post-2020 Spin-Off “start-up” activities. The Committee reviewed and approved Mr. Powell’s determinations with respect to Mses. Stanfield and Johnson. As described above, LTI for Mses. Stanfield and Johnson was granted on April 28, 2021, in the form of restricted stock. Target compensation and incentive compensation for 2021 for Mses. Stanfield and Johnson is summarized as follows:

			Target Total Incentive Compensation		2021 Incentive Compensation ($)
					STI	LTI

	Target Total Compensation ($)	Paid Base ($)	STI ($)	LTI ($)	($)(1)	Time-Based LTI ($)(2)	Performance- Based Equity- Stock ($)(3)

Ms. Stanfield	1,200,000	425,000	350,000	425,000	484,313	141,667	283,333

Ms. Johnson	851,760	371,280	240,240	240,240	392,492	80,080	160,160

(1)	Amounts shown reflect the 2021 STI paid to each of Mses. Stanfield and Johnson.

(2)	Comprises one-third of the LTI target, vesting ratably over four years, and is for the purpose of attracting and retaining key talent integral to the success of Aimco.

(3)

Amounts shown reflect a 100% payout of the performance-based shares resulting from achieving “target” performance. Actual payouts will be in a range of 0% to 200% of these amounts, depending on performance results for the three-year performance period from January 1, 2021, through December 31, 2023.

Determination Regarding 2019 Performance Share Awards. As part of the 2019 LTI program, the Company granted performance-share awards that might be earned based on relative TSR as compared to the FTSE NAREIT Equity Apartments Index (60% weighting) and the MSCI US REIT Index (40% weighting) over a three-year performance period ending on December 31, 2021, with awards vesting 50% following the end of the three-year performance period (based on attainment of TSR targets) and 50% one year later, for a four-year plan from start to finish. On February 2, 2022, the Committee determined that Aimco’s three-year TSR (combined with AIR’s TSR for the period

2022 PROXY STATEMENT	79

from December 15, 2020, through December 31, 2021, as described in the chart below) was 860 basis points lower than the FTSE NAREIT Equity Apartments Index and 140 basis points higher than the MSCI US REIT Index for the three-year performance period ending on December 31, 2021, resulting in the number of shares being earned at 48% of target for Mr. Powell and Ms. Stanfield. Factoring in the portion of 2019 LTI that was for the purpose of retention, the realized LTI compensation for Mr. Powell and Ms. Stanfield was 65% of target.

The chart below summarizes the results for the 2019 performance share awards, and provides performance as of December 31, 2021, for the “in progress” 2021 and 2020 and performance share awards.

Long Term Incentive Plan Award Status

Three-Year Performance Period	2019	2020	2021	2022	2023	Status	CEO % Payout(1)	Other NEOs(2)

2021 – 2023			33% Completed			Tracking Between Target and Maximum	129%(3)	119%(3)

2020 – 2022		67% Completed				Tracking Between Target and Maximum	116%(3)(4)	111%(3)(4)

2019 – 2021	100% Completed					Payout Achieved Between Threshold and Target	48%(4)	65%(4)

(1)	Beginning in 2021, coinciding with his promotion to CEO, 100% of the LTI award for Mr. Powell is performance-based, or at risk, based entirely on relative TSR.

(2)

Two-thirds of the LTI awards for the other NEOs (and for Mr. Powell prior to 2021) are performance-based, or at risk, based on relative TSR, and the remaining one-third of the LTI awards are for the purpose of retention, or time-based. Payouts shown include the time-based portion of the awards.

(3)	Amounts reflect performance of “in progress” awards as of December 31, 2021.

(4)

Post 2020 Spin-Off, the Committee determined that the remaining performance periods of the 2019 and 2020 Aimco performance-based awards would be determined using the combined total stockholder return of Aimco and AIR.

OTHER COMPENSATION

From time to time, Aimco determines to provide executive officers with additional compensation in the form of discretionary cash or equity awards.

On April 15, 2021, Aimco awarded each of Mr. Powell and Mses. Stanfield and Johnson restricted stock awards as follows: Mr. Powell — 371,901 shares, with an approximate fair market value at the grant date of $2.36 million; Ms. Stanfield — 247,934 shares, with an approximate fair market value at the grant date of $1.57 million; and Ms. Johnson — 175,984 shares, with an approximate fair market value at the grant date of $1.12 million. These one-time grants, which vest 50% at the end of four years from the date of grant and 50% at the end of five years from the date of grant, were provided in connection with the executive officers’ newly appointed positions following the 2020 Spin-Off, for the express purpose of retention, and to align the long-term interests of the executive officers with those of the Company’s stockholders.

POST-EMPLOYMENT COMPENSATION AND EMPLOYMENT AND SEVERANCE ARRANGEMENTS

401(k) Plan

Aimco provides a 401(k) plan that is offered to all Aimco teammates. In 2021, Aimco matched 25% of participant contributions to the extent of the first 4% of the participant’s eligible compensation. For 2021, the maximum match by Aimco was $2,900, which was the amount that Aimco matched for each of Mr. Powell and Mses. Stanfield and Johnson’s 2021 401(k) contributions. Aimco provided an additional discretionary match in the amount of $2,260 to all teammates in 2022 for Aimco’s achievement of greater than 125% on its 2021 corporate goals.

Other than the 401(k) plan, Aimco does not provide post-employment benefits. Aimco does not maintain a defined benefit pension plan, a supplemental executive retirement plan, or any other similar arrangements.

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Executive Employment Arrangements

2021 Powell Employment Agreement. On October 27, 2021, Aimco Development Company, LLC, an affiliate of the Company and the employer entity for Aimco’s employees, entered into an employment agreement with Mr. Powell (the “2021 Employment Agreement”). The Committee evaluated the terms of the 2021 Employment Agreement in comparison to those of the CEOs of Aimco’s peers. The 2021 Employment Agreement is for a term expiring on December 31, 2022. The 2021 Employment Agreement provides that on December 31, 2022, and on each subsequent one-year anniversary thereafter, the agreement shall be renewed for an additional one-year term unless either party gives written notice of intent not to renew to the other party at least 60 days before the end of the then calendar year.

The 2021 Employment Agreement provides for a base salary of $525,000, a target annual short-term incentive award opportunity of $525,000, and a target long-term incentive award opportunity of $750,000 for 2021. The 2021 Employment Agreement provides that the Committee shall review and set Mr. Powell’s target total compensation on an annual basis in comparison to compensation paid to the Company’s peers, taking into consideration experience, performance, and other relevant factors.

Pursuant to the 2021 Employment Agreement, upon termination of Mr. Powell’s employment by Aimco Development Company, LLC without cause, or by Mr. Powell for good reason, Mr. Powell is generally entitled to: (a) a lump sum cash payment equal to two times the sum of (i) his annual base salary for the calendar year of the date of termination, and (ii) his target annual bonus for the calendar year of the date of termination; (b) any short-term incentive bonus earned but unpaid for a prior fiscal year (the “Prior Year STI”); (c) a pro-rata portion of the short-term incentive bonus he would have earned for the year in which the termination occurs, based on the actual achievement of the applicable performance targets (the “Pro Rata STI”); and (d) an amount equal to the monthly COBRA premium for health and welfare plan coverage for Mr. Powell and his coverage dependents in effect on the date of termination (the “monthly COBRA reimbursement”) multiplied by 24 months. The vesting and exercise of any equity awards held Mr. Powell on the date of termination would be determined in accordance with the applicable incentive plan and award agreement.

In the event of termination of Mr. Powell’s employment by Aimco without cause, or by Mr. Powell for good reason, in either case, within the period commencing six months prior to and ending 24 months following a “Change in Control” (as defined in the 2021 Employment Agreement), then in lieu of the severance benefits described above, Mr. Powell will be entitled to: (a) a lump sum cash payment equal to three times the sum of (i) his annual base salary for the calendar year of the date of termination, and (ii) his target annual bonus for the calendar year of the date of termination; (b) the Prior Year STI; (c) the Pro Rata STI; (d) the monthly COBRA reimbursement multiplied by 36 months; and (e) 100% accelerated vesting of any unvested equity awards then-held by Mr. Powell.

The 2021 Employment Agreement provides that if Mr. Powell’s employment is terminated by reason of his death or disability, then Mr. Powell will be eligible to receive the Prior Year STI and the Pro Rata STI. The vesting and exercise of any equity awards held by Mr. Powell at the time of his death or disability would be determined in accordance with the applicable incentive plan and award agreement.

In the event that any payment or benefit payable to Mr. Powell under the 2021 Employment Agreement would result in the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Internal Revenue Code, then such payments and benefits will either be made and/or provided in full or will be reduced such that the excise tax under Section 280G is not applicable, whichever is least economically disadvantageous to Mr. Powell. The 2021 Employment Agreement does not provide for any excise tax or other tax “gross-up” payment.

2022 PROXY STATEMENT	81

All severance payments and benefits under the 2021 Employment Agreement are subject to applicable withholding obligations, Mr. Powell’s execution and non-revocation of a release of claims, and compliance with certain non-competition, non-disclosure, and non-solicitation covenants.

Neither Ms. Stanfield nor Ms. Johnson has an employment agreement.

Executive Severance Arrangements

Aimco has an executive severance policy that provides that Aimco shall seek stockholder approval or ratification of any future severance agreement for any senior executive officer that provides for benefits, such as lump-sum or future periodic cash payments or new equity awards, in an amount in excess of 2.99 times such executive officer’s base salary and bonus. Compensation and benefits earned through the termination date, the value of vesting or payment of any equity awards outstanding prior to the termination date, pro rata vesting of any other long-term awards, or benefits provided under plans, programs or arrangements that are applicable to one or more groups of employees in addition to senior executives are not subject to the policy. It has been Aimco’s longstanding practice not to provide excessive severance arrangements.

Executive Severance Policy. On February 22, 2018, the Committee adopted the Apartment Investment and Management Company Executive Severance Policy (the “Executive Severance Policy”). The Executive Severance Policy superseded and replaced any employment agreement or other plan, policy or practice involving the payment of severance benefits to participants under the Executive Severance Policy. On April 28, 2021, the Committee amended the Executive Severance Policy in accordance with recommendations provided by the Committee’s compensation consultant to bring the policy in line with market. On October 27, 2021, the Committee amended the Executive Severance Policy to remove severance provisions for the Chief Executive Officer in connection with the Committee’s approval of an employment agreement for Mr. Powell that includes severance provisions that are consistent with the severance to which he may otherwise become entitled under the Executive Severance Policy. The Company’s Executive Vice Presidents, as determined on the records of the Company and any other entities through which the operations of the Company are conducted, are eligible to participate in the Executive Severance Policy. Each of Mses. Stanfield and Johnson are participants under the Executive Severance Policy.

The Executive Severance Policy provides that if the Company terminates a participant’s employment without “Cause,” or if the participant terminates his or her employment for “Good Reason” (each as defined in the Executive Severance Policy), then the participant will be eligible to receive the following benefits:

•

a lump sum payment equal to the sum of (i) the annual base salary for the calendar year of the date of termination, and (ii) the target annual bonus for the calendar year of the date of termination; and

•	with respect to each participant, an amount equal to their monthly COBRA premium reimbursement, multiplied by 18 months.

The vesting and exercise of any equity awards held by a participant on the date of termination will be determined in accordance with the applicable incentive plan and award agreement.

Pursuant to the terms of the Executive Severance Policy, if the Company terminates a participant’s employment without Cause, or if the participant terminates his or her employment for Good Reason, in either case, within the period commencing six months prior to and ending 24 months following a “Change in Control” (as defined in the Executive Severance Policy), then in lieu of the severance benefits described above the participant will be eligible to receive the following benefits:

•

a lump sum payment equal to two times the sum of (i) the annual base salary for the calendar year of the date of termination, and (ii) the target annual bonus for the calendar year of the date of termination;

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•	with respect to each participant, the monthly COBRA reimbursement multiplied by 24 months; and

•	100% accelerated vesting of any unvested equity awards then-held by the participant.

The Executive Severance Policy provides that if the employment of the participant is terminated by reason of the participant’s death or disability, then the participant will be eligible to receive a pro-rated bonus for the year of termination. In addition, the vesting and exercise of any equity awards held by the participant at the time of his or her death or disability will be determined in accordance with the applicable incentive plan and award agreement.

In the event that any payment or benefit payable to a participant under the Executive Severance Policy would result in the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Internal Revenue Code, then such payments and benefits will either be made and/or provided in full or will be reduced such that the excise tax under Section 280G is not applicable, whichever is least economically disadvantageous to the participant. The Executive Severance Policy does not provide for any excise tax or other tax “gross-up” payment.

All severance payments and benefits under the Executive Severance Policy are subject to applicable withholding obligations, the participant’s execution and non-revocation of a release of claims, and compliance with certain non-competition, non-disclosure and non-solicitation covenants set forth in a restrictive covenant agreement that is appropriate for the participant’s position.

The Executive Severance Policy will remain in effect, subject to amendment, until terminated by the Board. The Board may terminate or amend the Executive Severance Policy at any time, so long as at least 90 days’ prior notice is provided to any participant if the termination or amendment of the Executive Severance Policy would materially or adversely affect the rights of the participant.

Non-Competition and Non-Solicitation Agreements

Effective in connection with their promotions by Aimco for Mr. Powell and Mses. Stanfield and Johnson, Aimco entered into certain non-competition and non-solicitation agreements with each executive. Mr. Powell’s non-competition and non-solicitation agreement was replaced by his 2021 Employment Agreement. Pursuant to these agreements, each of these NEOs agreed that during the term of his or her employment with the Company and for a period of two years following the termination of his or her employment, except in circumstances where there was a change in control of the Company, he or she would not (i) be employed by a competitor of the Company described on a schedule to the agreement, (ii) solicit other employees to leave the Company’s employment, or (iii) solicit customers of Aimco to terminate their relationship with the Company. The agreements further require that the NEOs protect Aimco’s trade secrets and confidential information. For Mr. Powell, the non-solicitation requirement survives a change in control of the Company. For Mses. Stanfield and Johnson, the agreements provide that in order to enforce the above-noted non-competition condition following the executive’s termination of employment by the Company without cause, the executive will receive, for a period not to extend beyond the earlier of 24 months following such termination or the date of acceptance of employment with a non-competitor, (i) non-compete payments in an amount, if any, to be determined by the Company in its sole discretion and (ii) a monthly payment equal to two-thirds of such executive’s monthly base salary at the time of termination. For purposes of these agreements, “cause” is defined to mean, among other things, the executive’s (i) breach of the agreement, (ii) failure to perform required employment services, (iii) misappropriation of Company funds or property, (iv) conviction, plea of guilty, or plea of no contest to a crime involving fraud or moral turpitude, or (v) negligence, fraud, breach of fiduciary duty, misconduct or violation of law.

2022 PROXY STATEMENT	83

Equity Award Agreements

Double Trigger Vesting Upon Change in Control. The award agreements pursuant to which restricted stock, stock option, and/or LTIP Unit awards have been granted to Mr. Powell and Mses. Stanfield and Johnson, as applicable, provide that if (i) a change in control occurs and (ii) the executive’s employment with the Company is terminated either by the Company without cause or by the executive for good reason, in either case, within 12 months following the change in control, then (a) for time-based restricted stock and/or LTIP Unit awards, all outstanding shares of restricted stock and LTIP Units shall become immediately and fully vested, and (b) for performance-based restricted stock, stock options, and/or LTIP Unit awards, all outstanding shares of restricted stock, stock options, and/or LTIP Units shall become immediately and fully vested based on the higher of actual or target performance through the truncated performance period ending on the date of the change in control, and all vested stock options will remain exercisable for the remainder of the term of the option.

Accelerated Vesting Upon Termination of Employment Due to Death or Disability. The award agreements pursuant to which restricted stock, stock option, and/or LTIP Unit awards have been granted to Mr. Powell and Mses. Stanfield and Johnson, as applicable, provide that upon a termination of employment due to death or disability, then (a) for time-based restricted stock and/or LTIP Unit awards, all outstanding shares of restricted stock and LTIP Units shall become immediately and fully vested, and (b) for performance-based restricted stock, stock option, and/or LTIP Unit awards, all outstanding shares of restricted stock, stock options, and/or LTIP Units shall become immediately and fully vested based on the higher of actual or target performance through the truncated performance period ending on the date of termination, and all vested stock options will remain exercisable for the remainder of the term of the option.

OTHER BENEFITS; PERQUISITE PHILOSOPHY

Aimco’s executive officer benefit programs are substantially the same as for all other eligible officers and employees. Aimco does not provide executives with more than minimal perquisites, such as reserved parking places.

STOCK OWNERSHIP GUIDELINES AND REQUIRED HOLDING PERIODS AFTER VESTING

Aimco believes that it is in the best interest of Aimco’s stockholders for Aimco’s executive officers to own Aimco equity. Every year, the Committee and CEO review Aimco’s stock ownership guidelines, each executive officer’s holdings in light of the stock ownership guidelines, and each executive officer’s accumulated realized and unrealized restricted stock, stock option, and LTIP Unit gains. The Committee updated the stock ownership guidelines in April 2022.

Equity ownership guidelines for all executive officers are determined as a multiple of the executive’s base salary. The Committee and management have established the following stock ownership guidelines for Aimco’s executive officers:

Officer Position	Ownership Target

Chief Executive Officer	5x base salary

Other Executive Vice Presidents	3x base salary

Any executive officer who has not satisfied the stock ownership guidelines must, until the stock ownership guidelines are satisfied, hold 50% of any restricted stock that vests, after deduction of restricted stock sold for payment of income taxes related to the vesting, and hold shares equal to 50% of (i) the value realized upon option exercises less (ii) related income taxes.

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Each of Mr. Powell and Mses. Stanfield and Johnson exceeded the ownership targets established in Aimco’s stock ownership guidelines as of the date of this filing.

ROLE OF OUTSIDE CONSULTANTS

The Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Committee. In 2021, the Committee engaged Willis Towers Watson to advise the Committee regarding Aimco’s executive compensation plan. Willis Towers Watson did not provide other services to Aimco. The Committee assessed the independence of Willis Towers Watson pursuant to SEC rules and concluded that Willis Towers Watson is independent.

The Committee directed Willis Towers Watson to: (i) perform studies of competitive compensation practices; (ii) develop conclusions and recommendations regarding Aimco’s executive compensation plans for consideration by the Committee; (iii) identify an executive compensation peer group; (iv) perform a benchmarking analysis of the base salary, STI, and LTI of the NEOs relative to competitive practices; (v) advise the Committee regarding stock ownership guidelines for the NEOs; and (vi) perform an assessment of the risks contained in Aimco’s incentive compensation plans.

BASE SALARY, INCENTIVE COMPENSATION, AND EQUITY GRANT PRACTICES

Base salary adjustments typically take effect on January 1. The Committee (for the CEO) and the CEO, in consultation with the Committee (for the other executive officers), determine incentive compensation in late January or early February. STI is typically paid in February or March. LTI is granted on a date determined by the Committee, typically in late January or early February.

Aimco grants equity in three scenarios: in connection with its annual incentive compensation program as discussed above; in connection with certain new-hire or promotion packages; and for purposes of retention.

With respect to LTI, the Committee sets the grant date for the restricted stock, stock option, and LTIP Unit grants. The Committee typically sets grant dates at the time of its final compensation determination, generally in late January or early February. Due to the 2020 Spin-Off and the additional time taken to create a new executive compensation plan for post-2020 Spin-Off Aimco, the Committee granted 2021 LTI in late April 2021. The date of determination and date of award are not selected based on share price. In the case of new-hire packages that include equity awards, grants are made on the employee’s start date or on a date designated in advance based on the passage of a specific number of days after the employee’s start date. For non-executive officers, as provided for in the 2015 Plan, the Committee has delegated the authority to make equity awards, up to certain limits, to the Chief Financial Officer (Ms. Stanfield) and/or Corporate Secretary (Ms. Johnson). The Committee and Mses. Stanfield and Johnson time grants without regard to the share price or the timing of the release of material non-public information and do not time grants for the purpose of affecting the value of executive compensation.

2022 COMPENSATION TARGETS

Based on comparison to compensation paid to CEOs at Aimco’s peers, the Committee set Mr. Powell’s target total compensation (base compensation, STI and LTI) for 2022 at $2.3 million. Mr. Powell, in consultation with and approval from the Committee, set target total compensation (base compensation, STI and LTI) for 2022 for the other NEOs as follows: Ms. Stanfield — $1.4 million; and Ms. Johnson — $1.1 million. Aimco performance will determine the amounts paid for 2022 STI and the portion of LTI awards that vest, and such amounts may be less than, or in excess of, these target amounts. STI will be paid in cash. The LTI was granted on February 2, 2022, and was in the form of restricted stock, stock options, and/or LTIP Units.

2022 PROXY STATEMENT	85

ACCOUNTING TREATMENT AND TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Committee generally considers the accounting treatment and tax implications of the compensation awarded or paid to our executives. Grants of equity compensation awards under our long-term incentive program are accounted for under FASB ASC Topic 718. Section 162(m) of the Internal Revenue Code was amended on December 22, 2017, by the Tax Cuts and Jobs Act (the “Tax Act”). Under the Tax Act, Section 162(m) applies to each employee who serves as the Company’s principal executive officer or principal financial officer during the taxable year, each other employee of the Company who is among the three most highly compensated officers during such taxable year, and any other employee who was a covered employee of the Company for any preceding taxable year beginning after December 31, 2016. The Tax Act also eliminated the performance-based compensation exception with respect to tax years beginning after December 31, 2017, but includes a transition rule with respect to compensation that is provided pursuant to a written binding contract in effect on November 2, 2018, and not materially modified after that date. The Company has awarded, and will continue to award, compensation as it considers appropriate that does not qualify for deductibility under Section 162(m).

Compensation and Human Resources Committee Report to Stockholders

The Compensation and Human Resources Committee held six meetings during the year ended December 31, 2021. The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion & Analysis with management. Based upon such review, the related discussions, and such other matters deemed relevant and appropriate by the Compensation and Human Resources Committee, the Compensation and Human Resources Committee has recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement to be delivered to stockholders.

Date: October 11, 2022

QUINCY L. ALLEN

PATRICIA L. GIBSON

JAY PAUL LEUPP

ROBERT A. MILLER

DEBORAH SMITH

MICHAEL A. STEIN

R. DARY STONE

KIRK A. SYKES (CHAIRMAN)

The above report will not be deemed to be incorporated by reference into any filing by Aimco under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Aimco specifically incorporates the same by reference.

86	AIMCO

Summary Compensation Table

The table below summarizes the compensation for the years 2021 and 2020 attributable to each of the NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Wes Powell —	2021	525,000	—	3,123,148	(5)	964,228	(5)	827,662	5,160	5,445,198

President and Chief Executive Officer	2020	450,000	175,000	501,417		—		630,437	2,850	1,759,704

H. Lynn C. Stanfield —	2021	425,000	—	2,354,344	(6)	—		633,332	5,160	3,417,836

Executive Vice President and Chief Financial Officer	2020	425,000	350,000	423,975		—		616,642	2,850	1,818,467

Jennifer Johnson —	2021	371,280	—	1,558,035	(7)	—		617,877	5,160	2,552,352

Executive Vice President, Chief Administrative Officer and General Counsel	2020	362,440	250,000	—		—		482,179	2,850	1,097,469

(1)

This column represents the aggregate grant date fair value of stock awards in the year granted computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to the grants reflected in this column for 2020, refer to the Share-Based Compensation footnote in this filing.

The amounts shown in this column for 2021 include the grant date fair value of the performance-based restricted stock awards granted in 2021 based on the probable outcome of the performance condition to which such awards are subject, which was calculated by a third-party consultant using a Monte Carlo valuation model in accordance with FASB ASC Topic 718. Based on the foregoing, the grant date fair value is $8.51 per share for the performance-based restricted stock awards granted to each of Mr. Powell and Meses. Stanfield and Johnson that are based on relative TSR performance. The grant date fair value of the performance-based restricted stock awards, assuming achievement at the maximum level of performance, is $1,530,592 for Mr. Powell, $1,156,440 for Ms. Stanfield, and $653,704 for Ms. Johnson.

(2)

This column represents the aggregate grant date fair value of the option awards in the year granted computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to the grants reflected in this column for 2020, refer to the Share-Based Compensation footnote to Aimco’s consolidated financial statements in this filing.

The amounts shown in this column for 2021 include the grant date fair value of the performance-based stock options granted in 2021 based on the probable outcome of the performance condition to which such option is subject, which was calculated by a third-party consultant using a Monte Carlo valuation model. Based on the foregoing, the grant date fair value is $3.04 per underlying share of the options. The grant date fair value of the options, assuming achievement at the maximum level of performance, is $1,928,576 for Mr. Powell.

(3)

For Mr. Powell, the amount shown equals the sum of $665,438, representing the STI bonus that was paid to him on February 22, 2022, and $162,184, representing a payout in 2021 pursuant to prior year long-term cash grants. For Ms. Stanfield, the amount shown equals the sum of $483,313, representing the STI bonus that was paid to her on February 22, 2022, and $149,019, representing a payout in 2021 pursuant to prior year long-term cash grants. For Ms. Johnson, the amount shown equals the sum of $392,492, representing the STI bonus that was paid to her on February 22, 2022, and $225,385 representing a payout in 2021 pursuant to prior year long-term cash grants.

(4)	Includes discretionary matching contributions under Aimco’s 401(k) plan.

(5)

Equity awards for Mr. Powell in 2021 include 371,901 shares of time-based restricted stock, vesting 50% on each of the fourth and fifth anniversaries of the grant date, and a 2021 LTI award consisting of the following: (i) 89,929 shares of performance-based restricted stock and a performance-based non-qualified stock option to purchase 317,200 shares, in each case, for the forward looking, three-year performance period from January 1, 2021, through December 31, 2023, with the number of shares or option shares earned, if any, vesting 50% following the end of the three-year performance period and 50% one year later.

(6)

Stock awards for Ms. Stanfield in 2021 include 247,934 shares of time-based restricted stock, vesting 50% on each of the fourth and fifth anniversaries of the grant date, and a 2021 LTI award consisting of the following: (i) 30,664 shares of time-based restricted stock, vesting 25% on each of January 27, 2022, January 27, 2023, January 27, 2024, and January 27, 2025; and (ii) 67,946 shares of

2022 PROXY STATEMENT	87

performance-based restricted stock for the forward looking, three-year performance period from January 1, 2021, through December 31, 2023, with the number of shares earned, if any, vesting 50% following the end of the three-year performance period and 50% on year later.

(7)

Stock awards for Ms. Johnson in 2021 include 175,984 shares of time-based restricted stock, vesting 50% on each of the fourth and fifth anniversaries of the grant date, and a 2021 LTI award consisting of the following: (i) 17,334 shares of time-based restricted stock, vesting 25% on each of January 27, 2022, January 27, 2023, January 27, 2024, and January 27, 2025; and (ii) 38,408 shares of performance-based restricted stock for the forward looking, three-year performance period from January 1, 2021, through December 31, 2023, with the number of shares earned, if any, vesting 50% following the end of the three-year performance period and 50% on year later.

Grants of Plan-Based Awards in 2021

The following table provides details regarding plan-based awards granted to the NEOs during the year ended December 31, 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All other Option Awards Number of Securities Underlying Options(4)			Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		Threshold (#)	Target (#)	Maximum (#)

Wes Powell	4/15/2021	262,500	525,000	1,050,000
	4/15/2021							371,901					2,357,852

	4/28/2021				44,965	89,929	179,858						765,296

	4/28/2021								158,600	317,200	634,400	6.66	964,288

H. Lynn C. Stanfield	4/15/2021	175,000	350,000	700,000
	4/15/2021							247,934					1,571,902

	4/28/2021							30,664					204,222

	4/28/2021				33,973	67,946	135,892						578,220

Jennifer Johnson	4/15/2021	120,120	240,240	480,480
	4/15/2021							175,984					1,115,739

	4/28/2021							17,334					115,444

	4/28/2021				19,204	38,408	76,816						326,852

(1)

On April 15, 2021, the Committee made determinations of target total incentive compensation for 2021 based on achievement of Aimco’s six corporate goals for 2021, and achievement of specific individual objectives. Target total incentive compensation amounts were as follows: Mr. Powell — $1.275 million; Ms. Stanfield — $775,000; and Ms. Johnson — $480,480. The awards in this column indicate the 2021 STI portion of these target total incentive amounts — at threshold, target, and maximum performance levels. The actual 2021 STI awards earned by each of Mr. Powell, and Mses. Stanfield, and Johnson are as disclosed in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” See the discussion above under “CD&A — Total Compensation for 2021 — Short-Term Incentive Compensation for 2021.”

(2)

For each of Mr. Powell and Mses. Stanfield and Johnson, the amounts in this column include the number of shares underlying performance-based restricted stock granted on April 28, 2021, pursuant to their 2021 LTI award that may be earned — at threshold, target and maximum performance levels — based on relative TSR (one-third of each award is based on the Company’s TSR relative to each of the Russell 2000 Value Index, the FTSE NAREIT Equity Apartments Index, and Aimco’s development peers) over a three-year period from January 1, 2021, to December 31, 2023, with the number of shares earned, if any, vesting 50% on the later of January 27, 2024, or the date on which performance is determined (but no later than March 15, 2024), and 50% on January 27, 2025.

(3)

The amounts in this column granted on April 15, 2021, reflect the number of shares of time-based restricted stock granted to Mr. Powell and Mses. Stanfield and Johnson in connection with their newly appointed positions following the 2020 Spin-Off, for the express purpose of retention, and to align their long-term interests with those of the Company’s stockholders. The shares vest 50% on each of the fourth and fifth anniversaries of the grant date. The amounts in this column granted on April 28, 2021, reflect the number of shares of time-based restricted stock granted to Mses. Stanfield and Johnson pursuant to the 2021 LTI award, vesting 25% on each of January 27, 2022, January 27, 2023, January 27, 2024, and January 27, 2025. The number of shares of restricted stock was determined based on the closing trading price of Aimco’s Common Stock on the NYSE on January 27, 2021, or $4.62.

(4)

The amounts in this column reflect the number of performance-based non-qualified stock options granted on April 28, 2021, pursuant to the 2021 LTI award that may vest — at threshold, target and maximum performance levels — based on relative TSR (one-third of each

88	AIMCO

award is based on the Company’s TSR relative to each of the Russell 2000 Value Index, the FTSE NAREIT Equity Apartments Index, and Aimco’s development peers) over a three-year period from January 1, 2021, to December 31, 2023, with the number of underlying shares earned, if any, vesting 50% on the later of January 27, 2024, or the date on which performance is determined (but no later than March 15, 2024), and 50% on January 27, 2025.

(5)

This column represents the aggregate grant date fair value of equity awards in the year granted computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to the grants reflected in this column, refer to the Share-Based Compensation footnote to Aimco’s consolidated financial statements in this filing.

The amounts shown in this column include the grant date fair value of the performance-based restricted stock awards based on the probable outcome of the performance condition to which such awards are subject, which was calculated by a third-party consultant using a Monte Carlo valuation model in accordance with FASB ASC Topic 718. Based on the foregoing, the grant date fair value is $8.51 per share for the performance-based restricted stock awards granted to each of Mr. Powell and Mses. Stanfield and Johnson that are based on relative TSR performance. The grant date fair value of the performance-based restricted stock awards, assuming achievement at the maximum level of performance, is $1,530,592 for Mr. Powell, $1,156,441 for Ms. Stanfield, and $653,704 for Ms. Johnson.

The amounts shown in this column include the grant date fair value of the performance-based stock options based on the probable outcome of the performance condition to which such option is subject, which was calculated by a third-party consultant using a Monte Carlo valuation model. Based on the foregoing, the grant date fair value is $3.04 per underlying share of the options. The grant date fair value of the options, assuming achievement at the maximum level of performance, is $1,928,576 for Mr. Powell.

2022 PROXY STATEMENT	89

Outstanding Equity Awards at Fiscal Year-End 2021

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2021, for the NEOs. The table also shows unvested and unearned stock awards assuming a market value of $7.72 per share (the closing market price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2021).

	Option Awards							Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Wes Powell			634,400	(2)	6.66	4/28/2031				179,858	(3)	1,388,504

										12,456	(4)	96,160

						371,901	(5)		2,871,076

						2,335	(6)		18,026

						1,384	(7)		10,684

						2,658	(8)		20,520

						1,869	(9)		14,429

						649	(10)		5,010

H. Lynn C. Stanfield										135,892	(3)	1,049,086

										16,668	(11)	26,669	(11)

										7,940	(12)	61,297

						30,664	(13)		236,726

						247,934	(5)		1,914,050

						1,985	(14)		15,324

						1,297	(15)		10,013

						2,491	(16)		19,231

						4,759	(17)		36,739

Jennifer Johnson										76,816	(3)	593,020

						17,334	(13)		133,818

						175,984	(5)		1,358,596

(1)

The information on unvested stock shown above has been adjusted, where applicable, to reflect additional shares received as a result of the special dividend paid in February 2019. Effective December 15, 2020, in connection with the 2020 Spin-Off, the executive officers received a share or partnership unit of AIR for every share or partnership unit of Aimco, and partnership units were adjusted to preserve their pre-2020 Spin-Off value. The share amounts in this table reflect only the Aimco awards and corresponding values as of December 31, 2021. Amounts reflect the number of shares subject to the award that have not vested multiplied by the market value of $7.72 per share, which was the closing market price of Aimco’s Common Stock on December 31, 2021.

(2)

This option was granted on April 28, 2021, and, subject to relative TSR metrics set forth in the CD&A, vests 50% following the end of the three-year forward looking performance period and 50% on January 27, 2025. The amount shown in the table is the award at maximum.

90	AIMCO

(3)

This performance-based restricted stock award was granted on April 28, 2021, and, subject to relative TSR metrics set forth in the CD&A, vests 50% following the end of the three-year forward looking performance period and 50% on January 27, 2025. The amount shown in the table is the award at maximum.

(4)

This performance-based restricted stock award was granted on January 28, 2020, and, subject to relative TSR metrics set forth in the CD&A, vests 50% following the end of the three-year forward looking performance period and 50% on the fourth anniversary of the grant date. The amount shown in the table is the award at maximum.

(5)	This restricted stock award was granted on April 15, 2021, and vests 50% on each of the fourth and fifth anniversaries of the date of grant.

(6)	This restricted stock award was granted on January 28, 2020, and vests 25% on each anniversary of the grant date. Mr. Powell holds a corresponding number of AIR shares with a value of $127,654.

(7)	This restricted stock award was granted on January 29, 2019, and vests 25% on each anniversary of the grant date. Mr. Powell holds a corresponding number of AIR shares with a value of $75,663.

(8)

This performance-based restricted stock award was granted on January 29, 2019. The amount shown in the table represents the portion of the award that was earned based on relative TSR performance for the three-year performance period from January 1, 2019, through December 31, 2021, of which 50% vested on February 2, 2022, and the remaining 50% will vest on January 29, 2023. Mr. Powell holds a corresponding number of AIR shares with a value of $145,313.

(9)

This performance-based restricted stock award was granted on January 30, 2018. The amount shown in the table represents the portion of the award that was earned based on relative TSR performance for the roughly three-year performance period from January 1, 2018, through December 11, 2020, of which 50% vested on January 31, 2021, and the remaining 50% vested on January 31, 2022. Mr. Powell holds a corresponding number of AIR shares with a value of $102,178.

(10)	This restricted stock award was granted on January 30, 2018, and vested 25% on each anniversary of the grant date. Mr. Powell holds a corresponding number of AIR shares with a value of $35,481.

(11)

This performance-based LTIP Unit award was granted on January 28, 2020, and, subject to relative TSR metrics set forth in the CD&A, vests 50% following the end of the three-year forward looking performance period and 50% on the fourth anniversary of the grant date. The amount shown in the table is the award at maximum.

(12)

This performance-based LTIP Unit award was granted on January 28, 2020, and, subject to relative TSR metrics set forth in the CD&A, vests 50% following the end of the three-year forward looking performance period and 50% on the fourth anniversary of the grant date. The amount shown in the table is the award at maximum.

(13)	This restricted stock award was granted on April 28, 2021, and vests 25% on each anniversary of the grant date.

(14)	This LTIP Unit award was granted on January 28, 2020, and vests 25% on each anniversary of the grant date. Ms. Stanfield holds a corresponding number of AIR LTIP Units with a value of $108,520.

(15)	This LTIP Unit award was granted on January 29, 2019, and vests 25% on each anniversary of the grant date. Ms. Stanfield holds a corresponding number of AIR LTIP Units with a value of $70,907.

(16)

This performance-based LTIP Unit award was granted on January 19, 2019. The amount shown in the table represents the portion of the award that was earned based on relative TSR performance for the three-year performance period from January 1, 2019, through December 31, 2021, of which 50% vested on February 2, 2022, and the remaining 50% will vest on January 29, 2023. Ms. Stanfield holds a corresponding number of AIR LTIP Units with a value of $136,183.

(17)

This restricted stock award was granted on May 1, 2018, vesting 25% on each of the following dates: August 1, 2019, August 1, 2020, August 1, 2021, and August 1, 2022. Ms. Stanfield holds a corresponding number of AIR shares with a value of $260,175.

Option Exercises and Stock Vested in 2021

The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during the year ended December 31, 2021, for the persons named in the Summary Compensation Table above.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Wes Powell	—	—	9,456	56,461

H. Lynn C. Stanfield	—	—	6,070	39,226

Jennifer Johnson	—	—	—	—

(1)	Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

(2)	Amounts reflect the market price of the stock on the day the shares of restricted stock vested.

2022 PROXY STATEMENT	91

Potential Payments Upon Termination or Change in Control

The NEOs are entitled to certain severance payments and benefits upon a qualifying termination of employment or, in the case of a change in control, double trigger accelerated vesting of equity awards in the event of a qualifying termination of employment that occurs within one year following a change in control. The terms of these arrangements are described under “CD&A — Post-Employment Compensation and Employment and Severance Arrangements — Executive Employment Arrangements, Executive Severance Arrangements, and Equity Award Agreements” above.

In the table that follows, potential payments and other benefits payable upon termination of employment and change in control situations are set out as if the conditions for payments had occurred and/or the terminations took place on December 31, 2021. In setting out such payments and benefits, amounts that had already been earned as of the termination date are not shown. Also, benefits that are available to all full-time regular employees when their employment terminates are not shown. The amounts set forth below are estimates of the amounts that could be paid out to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of such NEOs’ separation from Aimco. The following table summarizes the potential payments under various scenarios if they had occurred on December 31, 2021.

	Value of Accelerated Stock and Stock Options ($)(1)					Severance ($)

Name	Change in Control Only	Double Trigger Change in Control	Death or Disability	Termination Without Cause	Termination For Good Reason	Death		Disability		Termination Without Cause		Termination For Good Reason		Termination Without Cause or For Good Reason in Connection with a Change in Control		Non- Compete Payments ($)(2)

Wes Powell	—	4,198,360	4,198,360	—	—	665,458	(3)	665,438	(3)	2,136,531	(4)	2,136,531	(4)	3,204,796	(5)	—

H. Lynn C. Stanfield	—	2,897,954	2,897,954	—	—	484,313	(3)	484,313	(3)	784,614	(6)	784,614	(6)	1,562,819	(7)	556,667

Jennifer Johnson	—	1,836,692	1,836,692	—	—	392,492	(3)	392,492	(3)	643,051	(6)	643,051	(6)	1,265,081	(7)	495,040

(1)	Amounts reflect value of accelerated restricted stock, stock options, and LTIP Units using the closing market price on December 31, 2021, of $7.72 per share.

(2)

Amounts assume the agreements were enforced by the Company and that non-compete payments in an aggregate amount equal to two-thirds of the executive’s monthly base salary would be payable for 24 months following the executive’s termination of employment by the Company without cause.

(3)

Amount consists of a lump sum cash payment equal to the amount of 2021 STI paid, as payable pursuant to the 2021 Employment Agreement, in the case of Mr. Powell, and the Executive Severance Policy, in the case of Mses. Stanfield and Johnson.

(4)

Amount consists of (i) a lump sum cash payment equal to two times the sum of base salary and target STI, and (ii) the monthly COBRA premium for health and welfare coverage for the executive and his or her dependents multiplied by 24 months, as payable pursuant to the 2021 Employment Agreement.

(5)

Amount consists of (i) a lump sum cash payment equal to three times the sum of base salary and target STI, and (ii) the monthly COBRA premium for health and welfare coverage for the executive and his or her dependents multiplied by 36 months, as payable pursuant to the 2021 Employment Agreement.

(6)

Amount consists of (i) a lump sum cash payment equal to the sum of base salary and target STI, and (ii) the monthly COBRA premium for health and welfare coverage for the executive and his or her dependents multiplied by 18 months, as payable pursuant to the Executive Severance Policy.

(7)

Amount consists of (i) a lump sum cash payment equal to two times the sum of base salary and target STI, and (ii) the monthly COBRA premium for health and welfare coverage for the executive and his or her dependents multiplied by 24 months, as payable pursuant to the Executive Severance Policy.

92	AIMCO

Chief Executive Officer Compensation and Employee Compensation

We believe that executive pay should be internally consistent and equitable to motivate our teammates to create stockholder value. In August 2015, pursuant to a mandate of the Dodd-Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the annual total compensation of the principal executive officer. The disclosure is required for fiscal years beginning on or after January 1, 2017. The annual total compensation for 2021 for Mr. Powell, our CEO, was $5,445,198, as reported under the heading “Summary Compensation Table.” Our median employee’s total compensation for 2021 was $144,781. As a result, we estimate that Mr. Powell’s 2021 total compensation was approximately 37.6 times that of our median employee.

Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining 2021 total compensation, consisting of base salary, annual bonus amounts, stock-based compensation (based on the grant date fair value of awards granted during 2021) and other incentive payments for all individuals who were employed by Aimco on December 31, 2021, other than our CEO. Our measuring date of December 31 remained the same as last year. We included all active employees and annualized the compensation for any employees who were not employed by Aimco for the full 2021 calendar year. After identifying the median employee based on 2021 total compensation, we calculated annual total compensation for such employee using the same methodology we use for our NEOs as set forth in the “Total” column in the Summary Compensation Table.

Certain Relationships and Related Transactions

POLICIES AND PROCEDURES FOR REVIEW, APPROVAL OR RATIFICATION OF RELATED PERSON TRANSACTIONS

Aimco recognizes that related person transactions can present potential or actual conflicts of interest and create the appearance that Aimco’s decisions are based on considerations other than the best interests of Aimco and its stockholders. Nevertheless, Aimco recognizes that there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of Aimco and its stockholders. The Nominating, Environmental, Social, and Governance Committee, pursuant to a written policy approved by the Board, has oversight for related person transactions. The Nominating, Environmental, Social, and Governance Committee will review transactions, arrangements or relationships in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) Aimco (or any Aimco entity) is a participant, and (3) any related party has or will have a direct or indirect interest (other than an interest arising solely as a result of being a director of another corporation or organization that is a party to the transaction or a less than ten percent beneficial owner of another entity that is a party to the transaction). The Nominating, Environmental, Social, and Governance Committee has also given its standing approval for certain types of related person transactions such as certain employment arrangements, director compensation, transactions with another entity in which a related person’s interest is only by virtue of a non-executive employment relationship or limited equity position, and transactions in which all stockholders receive pro rata benefits.

2022 PROXY STATEMENT	93

SUBLEASE OF A PORTION OF AIMCO OFFICE SPACE

On January 25, 2019, Aimco entered into a sublease agreement (the “Sublease”) with an entity in which Mr. Considine has sole voting and investment power. Under this agreement, Aimco has subleased to said entity approximately 2,957 square feet of office space within the same building as Aimco’s corporate headquarters in Denver, Colorado, and consisting of excess space not needed by Aimco, on exactly the same terms as Aimco leases the space. The Sublease does not provide any benefit to the entity, as other space in the building requires comparable rent. The Sublease provides some benefit to Aimco as it gives Aimco the ability to put the excess space to productive use. The entity has a lease term less favorable than Aimco’s lease with the landlord, in that Aimco has the option to terminate the Sublease at any time, for any or no reason, upon six months’ notice. The Sublease has a term that began on April 1, 2019, and ends on April 30, 2029, the same term as the Aimco lease. The annual amount of rent in the first year was $78,361, subject to annual increases. The aggregate amount of rent expected to be paid under the Sublease, assuming the entire lease term is fulfilled, is approximately $850,000. The Nominating, Environmental, Social, and Governance Committee reviewed the Sublease and determined that it is in the best interests of Aimco and its stockholders.

RELATED PERSON TRANSACTIONS

In November 2019, Aimco confirmed an arrangement with Richard M. Powell, of R.M. Powell & Co., a contractor for Aimco since 1997 and father of Mr. Wes Powell, Director, President and CEO. Depending on the success of potential transactions identified by Mr. Richard Powell, he may earn fees in amounts in excess of $120,000. Pursuant to the Company’s related party transactions policy, the Nominating, Environmental, Social, and Governance Committee reviewed and approved the arrangement with Mr. Richard Powell, subject to the Committee’s subsequent review and approval of any specific transaction in which R.M. Powell & Co. provides services. In April 2022, the Nominating, Environmental, Social, and Governance Committee reviewed and approved a transaction directly sourced by R.M. Powell & Co., including a fee paid to R.M. Powell & Co. in the amount of $998,134, with such fee calculated pursuant to the fee structure previously reviewed and approved by the Nominating, Environmental, Social, and Governance Committee.

In March 2020, Elizabeth Likovich, the daughter of Mr. Considine, Director, became a full-time employee of the Company. Her compensation for 2021 was in line with the median for her peers, and consisted of $254,606 in base salary, $68,400 in STI, $4,222 in discretionary matching contributions under Aimco’s 401(k) plan, and $1,106,022 in equity awards vesting over four to five years. Prior to joining Aimco, Ms. Likovich held a similar position at a peer apartment company. Pursuant to the policy noted above, the Nominating, Environmental, Social, and Governance Committee reviewed and approved the employment of Ms. Likovich.

94	AIMCO

OTHER MATTERS

Delinquent Section 16(a) Reports. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Aimco’s executive officers and directors, and persons who own more than 10% of a registered class of Aimco’s equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and beneficial owners of more than 10% of Aimco’s registered equity securities are required by SEC regulations to furnish Aimco with copies of all such forms that they file.

Based solely on Aimco’s review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended December 31, 2021, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, Aimco believes that during the period from January 1, 2021, through the date of this Proxy Statement, all filing requirements were complied with by its executive officers and directors, except as previously disclosed in Aimco’s 2021 Proxy Statement filed on October 28, 2021.

Stockholders’ Proposals. Proposals of stockholders intended to be presented at Aimco’s Annual Meeting of Stockholders to be held in 2023 must be received by Aimco, marked to the attention of the Corporate Secretary, no later than June 29, 2023, to be included in Aimco’s proxy statement and form of proxy for that meeting. Proposals must comply with the requirements as to form and substance established by the SEC for proposals in order to be included in the proxy statement. Nominations for directors pursuant to “proxy access” provided for in the Company’s bylaws must adhere to the terms of the bylaws and will be considered untimely if received by the Company before August 18, 2023, or after September 17, 2023. Proposals of stockholders or director nominations submitted to Aimco for consideration at Aimco’s annual meeting of stockholders to be held in 2023 outside the processes of Rule 14a-8 or “proxy access” (i.e., the procedures for placing a stockholder’s proposal or director nominee in Aimco’s proxy materials) will be considered untimely if received by the Company before August 18, 2023, or after September 17, 2023. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must set forth the information required by Rule 14a-19 under the Exchange Act of 1934 when providing notice to the Company.

Solicitation Costs. All expenses in connection with the solicitation of proxies for the Annual Meeting will be paid by Aimco. We have engaged MacKenzie Partners to solicit proxies for an estimated fee of $375,000 plus reimbursement for out-of-pocket costs. Aimco estimates that approximately 4 of its employees will assist in the Company’s proxy solicitation. In addition, officers, directors, certain employees or other agents of Aimco may solicit proxies in person, by telephone, telefax, personal calls, or other electronic means. Aimco will request banks, brokers, custodians and other nominees in whose names shares are registered to furnish to the beneficial owners of Aimco’s Common Stock this proxy statement and the universal WHITE proxy card, and any other materials related to the Annual Meeting, including, copies of our 2021 Annual Report, and, upon request, the Company will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith. Our aggregate expenses in connection with our solicitation of proxies, excluding normal expenses related to a non-contested solicitation of proxies and excluding salaries and wages of our officers and regular employees, are expected to aggregate to approximately $5,300,000, of which approximately $325,000 has been spent to date.

2022 PROXY STATEMENT	95

Other Business. Aimco knows of no other business that will come before the Annual Meeting for action. As to any other business that comes before the Annual Meeting, the persons designated as proxies will have discretionary authority to act in their best judgment.

This Proxy Statement is dated October 12, 2022. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than that date.

THE BOARD OF DIRECTORS

96	AIMCO

APPENDIX A

Glossary and Reconciliations of Non-GAAP Financial and Operating Measures

This Proxy Statement includes certain financial and operating measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. Aimco’s definitions and calculations of these Non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These Non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

NET OPERATING INCOME (NOI) MARGIN: Represents an apartment community’s net operating income as a percentage of the apartment community’s rental and other property revenues.

PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations, and financing arrangements. NOI is also considered by many in the real estate industry to be a useful measure for determining the value of real estate. Reconciliations of NOI as presented in this Proxy Statement to Aimco’s consolidated GAAP amounts are provided below. Due to the diversity of its economic ownership interests in its apartment communities in the periods presented, Aimco evaluates the performance of the apartment communities in its segments using Property NOI, which represents the NOI for the apartment communities that Aimco consolidates and excludes apartment communities that it does not consolidate. Property NOI is defined as rental and other property revenue less property operating expenses. In its evaluation of community results, Aimco excludes utility cost reimbursement from rental and other property revenues and reflects such amount as a reduction of the related utility expense within property operating expenses. The following table presents the reconciliation of GAAP rental and other property revenue to the revenues before utility reimbursements and GAAP property operating expenses to expenses, net of utility reimbursements.

Segment NOI Reconciliation	Twelve Months Ended (in thousands)

	December 31, 2021		December 31, 2020

Total Real Estate Operations	Revenues, Before Utility Reimbursements[1]	Expenses, Net of Utility Reimbursements	Revenues, Before Utility Reimbursements[1]	Expenses, Net of Utility Reimbursements

Total (per consolidated statements of operations)	$169,836	$67,613	$151,451	$61,514

Adjustment: Utilities reimbursement	(3,022)	(3,022)	(2,163)	(2,163)

Adjustment: Non-stabilized and other amounts not allocated[2]	(30,629)	(21,158)	(18,528)	(17,676)

Total Stabilized Operating (per Schedule 6)	$136,185	$43,433	$130,760	$41,675

A-2	AIMCO

Segment NOI Reconciliation	Three Months Ended (in thousands)

	June 30, 2022		June 30, 2021

Total Real Estate Operations	Revenues, Before Utility Reimbursements[1]	Expenses, Net of Utility Reimbursements	Revenues, Before Utility Reimbursements[1]	Expenses, Net of Utility Reimbursements

Total (per consolidated statements of operations)	$50,697	$19,708	$40,418	$16,403

Adjustment: Utilities reimbursement	(1,347)	(1,347)	(1,128)	(1,128)

Adjustment: Assets Held for Sale	(1,823)	568	(1,798)	634

Adjustment: Other Real Estate	(4,383)	1,317	(3,138)	1,090

Adjustment: Non-stabilized and other amounts not allocated[2]	(10,040)	(9,825)	(4,589)	(7,056)

Total Stabilized Operating (per Schedule 6)	$33,104	$10,420	$29,765	$9,943

Segment NOI Reconciliation	Six Months Ended (in thousands)

	June 30, 2022		June 30, 2021

Total Real Estate Operations	Revenues, Before Utility Reimbursements[1]	Expenses, Net of Utility Reimbursements	Revenues, Before Utility Reimbursements[1]	Expenses, Net of Utility Reimbursements

Total (per consolidated statements of operations)	$100,691	$38,929	$80,222	$33,345

Adjustment: Utilities reimbursement	(2,903)	(2,903)	(2,473)	(2,473)

Adjustment: Assets Held for Sale	(3,628)	1,159	(3,503)	1,265

Adjustment: Other Real Estate	(9,378)	(2,822)	(6,324)	(2,127)

Adjustment: Non-stabilized and other amounts not allocated[2]	(19,455)	(13,696)	(8,903)	(9,871)

Total Stabilized Operating (per Schedule 6)	$65,327	$20,667	$59,018	$20,139

STABILIZED OPERATING PROPERTIES: Apartment communities that (a) are owned and asset managed by Aimco, (b) had reached a stabilized level of operations as of January 1, 2021 and maintained it throughout the current and the comparable prior periods, and (c) are not expected to be sold within 12 months.

VALUE CREATION, NET OF COSTS: Value Creation, net of costs is defined by Aimco, in particular, as it relates to the termination of leases with AIR, as the lease termination payment less development and financing costs, net of operating revenues and expenses during the leasehold period.

2022 PROXY STATEMENT	A-3

APPENDIX B TO 2022 PROXY STATEMENT

Additional Information Regarding Participants in the Solicitation

Under applicable SEC rules and regulations, members of the Board of Directors, certain officers and certain other employees of the Company are considered “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who are considered “participants.”

1. DIRECTORS AND NOMINEES

The principal occupations or employment of the Company’s directors are set forth under the heading “Proposal 1: Election of Directors” in this proxy statement. The name of each director is listed below, and the business address for all the directors is c/o Aimco, 4582 S. Ulster Street, Suite 1450, Denver, Colorado 80237.

Name

Quincy L. Allen

Terry Considine

Patricia L. Gibson

Jay Paul Leupp

Robert A. Miller

Wes Powell

Deborah Smith

Michael A. Stein

R. Dary Stone

Kirk A. Sykes

2. CERTAIN OFFICERS AND OTHER EMPLOYEES

The following table sets forth the name and principal occupation of the Company’s officers and certain employees who are considered “participants.” The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is c/o Aimco, 4582 S. Ulster Street, Suite 1450, Denver, Colorado 80237.

Name	Principal Occupation

Wes Powell	President and Chief Executive Officer

H. Lynn C. Stanfield	Executive Vice President and Chief Financial Officer

Jennifer Johnson	Executive Vice President, Chief Administrative Officer and General Counsel

Matt Foster	Senior Director, Capital Markets and Investor Relations

2022 PROXY STATEMENT	B-1

3. INFORMATION REGARDING OWNERSHIP OF THE COMPANY’S SECURITIES BY PARTICIPANTS

Except as described in this Appendix B or in this proxy statement, none of the persons listed above under “Directors and Nominees” or “Certain Officers and Other Employees” owns any Company securities of record that they do not own beneficially. The number of Company securities beneficially owned by directors and named executive officers as of October 6, 2022 is set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement. The number of Company securities beneficially owned by the Company’s other officers and employees who are considered “participants” as of October 6, 2022 is set forth below. The Company expects to provide updated figures as of October 26, 2022, once available.

Name	Company Securities Owned

Matt Foster	4,504

4. INFORMATION REGARDING TRANSACTIONS IN THE COMPANY’S SECURITIES BY PARTICIPANTS

The following table sets forth purchases and sales of the Company’s securities during the past two years by the persons listed above under “Directors and Nominees” and “Certain Officers and Other Employees.”

Company Securities Purchased or Sold (1/1/2020 through 10/6/2022)

Name	Date	# of Shares	Nature of Transaction	Transaction Description

Quincy L. Allen	December 21, 2020	34,000	Securities Acquired	Grant of Class A Common Stock

	January 27, 2021	16,234	Securities Acquired	Grant of Class A Common Stock

	March 30, 2021	12,200	Securities Disposed	Sale of Class A Common Stock

	February 4, 2022	12,355	Securities Acquired	Grant of Class A Common Stock

Terry Considine	January 28, 2020	32,755	Securities Acquired	Vesting and Settlement of Performance LTIP Unit Award

	January 28, 2020	1,011,766	Securities Acquired	Grant of Performance LTIP Units

	December 13, 2020	34,690	Securities Acquired	Vesting and Settlement of Performance LTIP Unit Award

	December 13, 2020	174,789	Securities Acquired	Vesting and Settlement of Performance LTIP Unit Award

	January 27, 2021	47,323	Securities Acquired	Vesting and Settlement of Performance LTIP Unit Award

	January 27, 2021	238,442	Securities Acquired	Vesting and Settlement of Performance LTIP Unit Award

	March 17, 2021	100,000	Securities Acquired	Open Market Purchase of Class A Common Stock

	March 18, 2021	100,000	Securities Acquired	Open Market Purchase of Class A Common Stock

	March 19, 2021	100,000	Securities Acquired	Open Market Purchase of Class A Common Stock

	March 22, 2021	100,000	Securities Acquired	Open Market Purchase of Class A Common Stock

	March 23, 2021	100,000	Securities Acquired	Open Market Purchase of Class A Common Stock

	March 24, 2021	100,000	Securities Acquired	Open Market Purchase of Class A Common Stock

	March 25, 2021	100,000	Securities Acquired	Open Market Purchase of Class A Common Stock

	March 26, 2021	100,000	Securities Acquired	Open Market Purchase of Class A Common Stock

B-2	AIMCO

Name	Date	# of Shares	Nature of Transaction	Transaction Description

	March 29, 2021	100,000	Securities Acquired	Open Market Purchase of Class A Common Stock

	July 15, 2021	1,111,111	Securities Acquired	Grant of Performance LTIP Units

	August 19, 2021	150,000	Securities Acquired	Open Market Purchase of Class A Common Stock

	August 20, 2021	223,985	Securities Acquired	Open Market Purchase of Class A Common Stock

	August 23, 2021	76,015	Securities Acquired	Open Market Purchase of Class A Common Stock

	September 28, 2021	150,000	Securities Acquired	Open Market Purchase of Class A Common Stock

	September 29, 2021	16,803	Securities Acquired	Open Market Purchase of Class A Common Stock

	September 30, 2021	138,572	Securities Acquired	Open Market Purchase of Class A Common Stock

	February 2, 2022	170,574	Securities Acquired	Vesting and Settlement of Performance LTIP Unit Award

	February 2, 2022	633,804	Securities Acquired	Grant of Performance LTIP Units

	February 2, 2022	175,439	Securities Acquired	Grant of LTIP Units

	February 2, 2022	563,334	Securities Acquired	Grant of LTIP Units

Matt Foster	March 1, 2022	4,298	Securities Acquired	Grant of Restricted Stock

	June 21, 2022	6.08	Securities Acquired	Acquired in Employee 401K plan

	June 21, 2022	6.08	Securities Acquired	Acquired in Employee 401K plan

	June 21, 2022	15.20	Securities Acquired	Acquired in Employee 401K plan

	June 29, 2022	5.97	Securities Acquired	Acquired in Employee 401K plan

	June 29, 2022	5.97	Securities Acquired	Acquired in Employee 401K plan

	June 29, 2022	14.92	Securities Acquired	Acquired in Employee 401K plan

	July 15, 2022	5.32	Securities Acquired	Acquired in Employee 401K plan

	July 15, 2022	5.32	Securities Acquired	Acquired in Employee 401K plan

	July 15, 2022	13.30	Securities Acquired	Acquired in Employee 401K plan

	August 1, 2022	4.65	Securities Acquired	Acquired in Employee 401K plan

	August 1, 2022	4.65	Securities Acquired	Acquired in Employee 401K plan

	August 1, 2022	11.62	Securities Acquired	Acquired in Employee 401K plan

	August 12, 2022	4.01	Securities Acquired	Acquired in Employee 401K plan

	August 12, 2022	4.01	Securities Acquired	Acquired in Employee 401K plan

	August 12, 2022	10.01	Securities Acquired	Acquired in Employee 401K plan

	August 25, 2022	4.16	Securities Acquired	Acquired in Employee 401K plan

	August 25, 2022	4.16	Securities Acquired	Acquired in Employee 401K plan

	August 25, 2022	10.40	Securities Acquired	Acquired in Employee 401K plan

	September 8, 2022	4.16	Securities Acquired	Acquired in Employee 401K plan

	September 8, 2022	4.16	Securities Acquired	Acquired in Employee 401K plan

	September 8, 2022	10.41	Securities Acquired	Acquired in Employee 401K plan

	September 23, 2022	4.90	Securities Acquired	Acquired in Employee 401K plan

2022 PROXY STATEMENT	B-3

Name	Date	# of Shares	Nature of Transaction	Transaction Description

	September 23, 2022	4.90	Securities Acquired	Acquired in Employee 401K plan

	September 23, 2022	12.24	Securities Acquired	Acquired in Employee 401K plan

Patricia L. Gibson	December 21, 2020	34,000	Securities Acquired	Grant of Class A Common Stock

	January 27, 2021	16,234	Securities Acquired	Grant of Class A Common Stock

	February 4, 2022	21,621	Securities Acquired	Grant of Class A Common Stock

Jennifer Johnson	April 15, 2021	175,984	Securities Acquired	Grant of Restricted Stock

	April 28, 2021	76,816	Securities Acquired	Grant of Performance Restricted Stock

	April 28, 2021	17,334	Securities Acquired	Grant of Restricted Stock

	February 2, 2022	54,646	Securities Acquired	Grant of Performance Restricted Stock

	February 2, 2022	35,462	Securities Acquired	Grant of Performance Non-Qualified Stock Option

	February 2, 2022	18,275	Securities Acquired	Grant of Restricted Stock

Jay Paul Leupp	December 21, 2020	34,000	Securities Acquired	Grant of Class A Common Stock

	December 28, 2020	2,000	Securities Acquired	Open Market Purchase of Class A Common Stock

	January 27, 2021	16,234	Securities Acquired	Grant of Class A Common Stock

	February 4, 2022	21,621	Securities Acquired	Grant of Class A Common Stock

	May 31, 2022	2,145	Securities Acquired	Open Market Purchase of Class A Common Stock

Robert A. Miller	January 28, 2020	3,200	Securities Acquired	Grant of Class A Common Stock

	November 30, 2020	460	Securities Disposed	Special dividend and reverse split resulting in net reduction of shares of Class A Common Stock

	December 18, 2020	20,000	Securities Disposed	Open Market Sale of Class A Common Stock

	December 21, 2020	63,882	Securities Disposed	Open Market Sale of Class A Common Stock

	January 27, 2021	50,234	Securities Acquired	Grant of Class A Common Stock

	March 26, 2021	10,000	Securities Acquired	Open Market Purchase of Class A Common Stock

	March 31, 2021	10,000	Securities Acquired	Open Market Purchase of Class A Common Stock

	February 4, 2022	111,843	Securities Acquired	Grant of Non-Qualified Stock Option

Wes Powell	January 28, 2020	3,114	Securities Acquired	Grant of Restricted Stock

	January 28, 2020	12,456	Securities Acquired	Grant of Performance Restricted Stock

	November 30, 2020	206	Securities Acquired	Special dividend and reverse split resulting in net addition of shares of Class A Common Stock

	December 13, 2020	3,737	Shares Acquired	Vesting and Settlement of Performance Restricted Stock Award

	April 15, 2021	371,901	Securities Acquired	Grant of Restricted Stock

	April 28, 2021	179,858	Securities Acquired	Grant of Performance Restricted Stock

	April 28, 2021	634,400	Securities Acquired	Grant of Performance Non-Qualified Stock Option

	February 2, 2022	2,658	Shares Acquired	Vesting and Settlement of Performance Restricted Stock Award

B-4	AIMCO

Name	Date	# of Shares	Nature of Transaction	Transaction Description

	February 2, 2022	150,274	Securities Acquired	Grant of Performance Restricted Stock

	February 2, 2022	390,072	Securities Acquired	Grant of Performance Non-Qualified Stock Option

Deborah Smith	January 27, 2021	50,234	Securities Acquired	Grant of Class A Common Stock

	February 4, 2022	111,843	Securities Acquired	Grant of Non-Qualified Stock Option

H. Lynn C. Stanfield	January 28, 2020	2,647	Securities Acquired	Grant of LTIP Units

	January 28, 2020	7,940	Securities Acquired	Grant of Performance LTIP Units

	January 28, 2020	16,668	Securities Acquired	Grant of Performance LTIP Units

	April 15, 2021	247,934	Securities Acquired	Grant of Restricted Stock

	April 28, 2021	135,892	Securities Acquired	Grant of Performance Restricted Stock

	April 28, 2021	30,664	Securities Acquired	Grant of Restricted Stock

	February 2, 2022	2,491	Shares Acquired	Vesting and Settlement of Performance LTIP Unit Award

	February 2, 2022	49,296	Securities Acquired	Grant of Performance LTIP Units

	February 2, 2022	76,504	Securities Acquired	Grant of Performance Restricted Stock

	February 2, 2022	25,585	Securities Acquired	Grant of Restricted Stock

	August 2, 2022	10,945	Securities Disposed	Transfer Pursuant to a Domestic Relations Agreement

	September 30, 2022	3.76	Securities Acquired	Acquired in Employee 401K plan

Michael A. Stein	January 28, 2020	3,200	Securities Acquired	Grant of Class A Common Stock

	November 30, 2020	260	Securities Disposed	Special dividend and reverse split resulting in net reduction of shares of Class A Common Stock

	December 21, 2020	47,362	Securities Disposed	Open Market Sale of Class A Common Stock

	January 27, 2021	50,234	Securities Acquired	Grant of Class A Common Stock

	February 4, 2022	41,354	Securities Acquired	Grant of LTIP Units

	February 4, 2022	7,995	Securities Acquired	Grant of LTIP Units

R. Dary Stone	December 21, 2020	34,000	Securities Acquired	Grant of Class A Common Stock

	January 27, 2021	16,234	Securities Acquired	Grant of Class A Common Stock

	February 4, 2022	12,355	Securities Acquired	Grant of Class A Common Stock

Kirk A. Sykes	December 21, 2020	34,000	Securities Acquired	Grant of Class A Common Stock

	January 27, 2021	16,234	Securities Acquired	Grant of Class A Common Stock

	February 4, 2022	12,355	Securities Acquired	Grant of Class A Common Stock

Miscellaneous Information Concerning Participants. Except as described in this Appendix B or in this proxy statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since September 16, 2020 or has knowledge of any current proposed transaction or series of proposed transactions (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Appendix B or in this proxy statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

2022 PROXY STATEMENT	B-5

Except as described in this Appendix B or in this proxy statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to (i) any future employment by the Company or any of its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Appendix B or in this proxy statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since September 16, 2020 with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Appendix B or in this proxy statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

B-6	AIMCO

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. VOTE BY INTERNET – QUICK AND EASY IMMEDIATE – 24 HOURS A DAY, 7 DAYS A WEEK OR BY MAIL

Apartment Investment and Management Company

As a stockholder of Apartment Investment and Management Company, you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 15, 2022.

VOTE BY INTERNET – WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions prior to the closing of the polls at the Annual Meeting. Have your proxy card in hand when you access the web site and follow the instructions to create an electronic voting instruction form.

OR

VOTE BY TELEPHONE – 1-888-693-8683

Use any touch-tone telephone to transmit your voting instructions prior to the closing of the polls at the Annual Meeting. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: Apartment Investment and Management Company, c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

If you vote by Internet or by telephone, you do NOT need to mail back your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS:

THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.VIEWOURMATERIAL.COM/AIV

CONTROL NUMBER

    If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY                     WHITE PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS – December 16, 2022 AT 9:00 A.M. MOUNTAIN TIME

The undersigned hereby appoints Wes Powell, H. Lynn C. Stanfield, and Jennifer Johnson and each of them the undersigned’s true and lawful attorneys and proxies (with full power of substitution in each) to vote all Common Stock of Apartment Investment and Management Company (“Aimco”), standing in the undersigned’s name, at the Annual Meeting of Stockholders of Aimco to be held on Friday, December 16, 2022 at 9:00 a.m., Mountain Time, at Aimco’s corporate headquarters, 4582 South Ulster Street, Suite 1450, Denver, CO 80237, and any adjournment or postponement thereof (the “Stockholders’ Meeting”), upon those matters as described in the Proxy Statement for the Stockholders’ Meeting.

This Proxy Card when properly executed will be voted in the manner directed herein. If you mark a vote with respect to less than three (3) nominees in Proposal 1, your shares will only be voted FOR those nominees you have so marked. If you vote FOR more than three (3) nominees, all of your votes on Proposal 1 will be invalid and will not be counted. If this proxy is executed but voting instructions are not marked with respect to a proposal, this proxy will be voted “FOR” each of the Company nominees in Proposal 1, and “FOR” Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Stockholders’ Meeting (including and adjournment or postponement thereof).

Signature

Date

Title or Authority

Signature if Held Jointly

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

(Continued and to be marked on the other side)

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

If you have questions or require any assistance with voting your shares,

please contact the Company’s proxy solicitor listed below:

1407 Broadway, 27th Floor

New York, New York 10018

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

    If submitting a proxy by mail, please sign and date the card and fold and detach card at perforation before mailing.

Apartment Investment and Management Company	WHITE PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THREE (3) COMPANY NOMINEES AND NOT TO VOTE FOR ANY OF THE REMAINING TWO (2) LAND & BUILDINGS NOMINEES LISTED IN PROPOSAL 1 BELOW.

1.

To elect three (3) directors, for a term of two years each, to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified – Vote “FOR” up to three (3) nominees in total. You are permitted to vote for fewer than three (3) nominees. If you vote “FOR” fewer than three (3) nominees, your shares will only be voted “FOR” those nominees you have so marked. If you vote “FOR” more than three (3) nominees, all of your votes on Item 1 will be invalid and will not be counted.

COMPANY NOMINEES			LAND & BUILDINGS NOMINEES OPPOSED BY THE COMPANY

The Board of Directors recommends a vote “FOR” the following three (3) Company Nominees:			The Board of Directors recommends that you do NOT vote for any of the following two (2) Land & Buildings Nominees:

	FOR	WITHHOLD		FOR	WITHHOLD

(1A) Jay Paul Leupp			(1D) Michelle Applebaum

(1B) Michael A. Stein			(1E) James P. Sullivan

(1C) R. Dary Stone

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

2.	To ratify the selection of Ernst & Young LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022.

FOR	AGAINST	ABSTAIN

3.	To conduct an advisory vote on executive compensation.

FOR	AGAINST	ABSTAIN

Continued and to be signed on the reverse side